Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Pinnacle West Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PINNACLE WEST CAPITAL CORPORATION
Post Office Box 53999
PHOENIX, ARIZONA 85072-3999

NOTICE AND PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 16, 2012

To our Shareholders:

             Our Board of Directors invites you to the 2012 Annual Meeting of Shareholders of Pinnacle West Capital Corporation (the "Company" or "Pinnacle West"). The meeting will be held at the Heard Museum, 2301 North Central Avenue, Phoenix, Arizona 85004-1323, at 10:30 a.m., Mountain Standard Time, on Wednesday, May 16, 2012. At this meeting, we are asking you to vote on the following proposals in addition to any other business that may properly come before the meeting:

    (1)
    Election of 10 directors to serve until the 2013 Annual Meeting of Shareholders (Proposal 1);

    (2)
    Approval of the Pinnacle West Capital Corporation 2012 Long-Term Incentive Plan (Proposal 2);

    (3)
    An advisory resolution to approve executive compensation (Proposal 3); and

    (4)
    Ratification of the appointment of the Company's independent accountants for the year ending December 31, 2012 (Proposal 4).

             All shareholders of record at the close of business on March 8, 2012 are entitled to notice of and to vote at the meeting. Shareholders may vote their shares: (1) via the Internet; (2) by telephone; (3) by proxy card; or (4) in person at the Annual Meeting. Shares can be voted at the meeting only if the holder is present or represented by proxy.

By order of the Board of Directors,

DAVID P. FALCK Executive Vice President, General Counsel and Secretary

- i -

- ii -

GENERAL INFORMATION

Place, Date and Time

             The Company's 2012 Annual Meeting of Shareholders ("Annual Meeting") will be held at the Heard Museum, 2301 North Central Avenue, Phoenix, Arizona 85004-1323, at 10:30 a.m., Mountain Standard Time, on Wednesday, May 16, 2012.

Notice of Internet Availability

             Unless you elected to receive printed copies of the proxy materials in prior years, you will receive a Notice of Internet Availability of Proxy Materials by mail (the "Internet Notice"). The Internet Notice will tell you how to access and review the proxy materials. If you received an Internet Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions included in the Internet Notice.

             The Internet Notice is first being sent to shareholders on or about March 29, 2012. The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to shareholders on or about March 29, 2012.

Record Date; Shareholders Entitled to Vote

             All shareholders at the close of business on March 8, 2012 (the "record date") are entitled to vote at the meeting. Each holder of outstanding Company common stock is entitled to one vote per share held as of the record date on all matters on which shareholders are entitled to vote, except for the election of directors, in which case "cumulative" voting applies (see "Vote Required – Election of directors"). At the close of business on the record date, there were 109,365,892 shares of common stock outstanding.

Voting

    Vote by Internet. The website address for Internet voting is on the Internet Notice. Internet voting is available 24 hours a day.

    Vote by telephone. The toll-free number for telephone voting is on your proxy card. Telephone voting is available 24 hours a day.

    Vote by mail. You may vote by mail by promptly marking, signing, dating, and mailing a proxy card (a postage-paid envelope is provided for mailing in the United States).

    Vote in person. You may come to and vote at the Annual Meeting. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting.

    If you vote by telephone or Internet, DO NOT mail a proxy card.

             You may change or revoke your vote at any time before the proxy is exercised by: filing with our Corporate Secretary either a notice of revocation or a signed proxy card bearing a later date; re-voting by telephone; or re-voting by Internet. Your proxy will be suspended with respect to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously-granted proxy.

             Your vote is confidential. Only the following persons have access to your vote: election inspectors; individuals who help with processing and counting of votes; and persons who need access for legal reasons.

Quorum

             The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists, shares that are entitled to vote but are not voted at the direction of the beneficial owner (called abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for purposes of determining whether there is a quorum. Shares owned by the Company are not considered outstanding or present at the meeting.

Vote Required

    Election of directors. Individuals receiving the highest number of votes will be elected. The number of votes that a shareholder may, but is not required to, cast is calculated by multiplying the number of shares of common stock owned by the shareholder, as of the record date, by the number of directors to be elected. Any shareholder may cumulate his or her votes by casting them for any one nominee or by distributing them among two or more nominees. Abstentions will not be counted toward a nominee's total and will have no effect on the election of directors. You may not cumulate your votes against a nominee. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee. If you would like to exercise your cumulative voting rights, you must do so by mail. The Company's Bylaws provide that, in an uncontested election, a director nominee who receives a greater number of votes cast "withheld" for his or her election than "for" such election will promptly tender his or her resignation to the Corporate Governance Committee. The Corporate Governance Committee is required to evaluate the resignation, taking into account the best interests of the Company and its shareholders, and will recommend to the Company's Board of Directors (the "Board") whether to accept or reject the resignation.

    Under the current rules of The New York Stock Exchange ("NYSE"), your broker is not able to vote on your behalf in any director election unless you give your broker specific voting instructions. We encourage you to provide instructions so that your shares will be counted in the election of directors.

    Say-on-Pay. The votes cast "for" must exceed the votes cast "against" to approve the advisory resolution on the compensation disclosed in this Proxy Statement of our Named Executive Officers – the Say-on-Pay vote. This resolution is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the compensation philosophy, policies and procedures described in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will have no effect on the outcome of this proposal. We will hold an advisory vote on Say-on-Pay on an annual basis until we next hold an advisory vote of shareholders on the frequency of such votes as required by law.

    Approval of the Pinnacle West Capital Corporation 2012 Long-Term Incentive Plan (the "2012 Plan"). Approval of the 2012 Plan requires the affirmative vote of a majority of the votes cast, provided that the total votes cast with respect to this proposal represent over fifty percent (50%) of the shares of common stock entitled to vote on the proposal. For purposes of approval of this proposal, abstentions have the effect of a vote against the proposal, and broker non-votes are not considered to be votes cast.

    Ratification of the appointment of the independent accountants. The votes cast "for" must exceed the votes cast "against" to ratify the appointment of the independent accountants for the year ending December 31, 2012. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

    The Board recommends a vote:

    •
    FOR the election of the nominated slate of directors (Proposal 1);
    •
    FOR the approval of the 2012 Plan (Proposal 2);
    •
    FOR the approval, on an advisory basis, of the resolution approving the compensation of our Named Executive Officers as disclosed in this Proxy Statement (Proposal 3); and
    •
    FOR the ratification of the appointment of Deloitte & Touche LLP ("D&T") as the Company's independent accountants for the year ending December 31, 2012 (Proposal 4).

             The Board is not aware of any other matters that will be brought before the shareholders for a vote. If any other matters properly come before the meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board or, if no recommendations are given, in accordance with their own judgment.

Attendance at the Annual Meeting

             In order to attend the Annual Meeting, you will need to present a valid picture identification, such as a driver's license or passport, and either:

  •
  the Internet Notice or the top portion of your proxy card if you are a shareholder of record (each Internet Notice or proxy card admits two people); or
  •
  a copy of a brokerage statement showing ownership of our stock if you hold your shares in street name (each brokerage statement admits two people).

Delivery of Annual Reports and Proxy Statements to a Shared Address; Obtaining a Copy of the Annual Report

             If you and one or more shareholders share the same address, it is possible that only one Internet Notice, Annual Report or Proxy Statement was delivered to your address. Registered shareholders at the same address who wish to receive separate copies of the Internet Notice, the Annual Report or Proxy Statement may:

  •
  call the Company's Shareholder Services at 1-602-250-5511;
  •
  mail a request to Shareholder Services at P.O. Box 53999, Mail Station 8602, Phoenix, AZ 85072-3999; or
  •
  e-mail a request to: shareholderdept@pinnaclewest.com.

The Company will promptly deliver to you the information requested. Shareholders who own Company stock through a broker and who wish to receive separate copies of the Internet Notice, Annual Report or Proxy Statement should contact their broker.

             You can access our Annual Report and Proxy Statement via the Internet. Copies of the Annual Report and Proxy Statement are available on the Company's website (www.pinnaclewest.com) and will be provided to any shareholder promptly upon request. Shareholders may request copies from Shareholder Services at the telephone number or addresses set forth above or as described in the Internet Notice.

 Shareholder Proposals or Director Nominations for the 2013 Annual Meeting

             To be included in the proxy materials for the 2013 Annual Meeting of Shareholders (the "2013 Annual Meeting"), any shareholder proposal intended to be presented at that meeting must be received by our Corporate Secretary no later than November 29, 2012 at the following address:

Corporate Secretary
Pinnacle West Capital Corporation
400 North Fifth Street, Mail Station 8602
Phoenix, Arizona 85004

             A shareholder who intends to present a proposal at the 2013 Annual Meeting, but does not wish it to be included in the 2013 proxy materials, must submit the proposal no earlier than January 16, 2013 and no later than the close of business on February 15, 2013. Nominations for the Board must be received by November 16, 2012. In all cases, shareholders must also comply with the applicable rules of the Securities and Exchange Commission ("SEC") and our Bylaws.

Proxy Solicitation

             The Board is soliciting the enclosed proxy. The Company may solicit shareholders over the Internet, by telephone or by mail. The Company has retained D.F. King & Co., Inc., to assist in the distribution of proxy solicitation materials and the solicitation of proxies for $9,000, plus customary expenses. The costs of the solicitation will be paid by the Company. As required, the Company will reimburse brokerage houses and others for their out-of-pocket expenses in forwarding documents to beneficial owners of stock.

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

Director Independence

             NYSE rules require companies whose securities are traded on the NYSE to have a majority of independent directors. These rules describe certain relationships that prevent a director from being independent and require a company's board of directors to make director independence determinations in all other circumstances. The Company's Board has also adopted Director Independence Standards to assist the Board in making independence determinations. These Director Independence Standards are available on the Company's website at www.pinnaclewest.com.

             Based on the Board's review, the Board has determined that one of the Company's directors is not independent and that all of the other directors are independent. The 11 independent directors in 2011 were Messrs. Basha, Gallagher, Lopez, Nordstrom, and Parker, Drs. Cortese, Herberger and Klein, and Mses. Clark-Johnson, Grant and Munro. Mr. Brandt is not independent under the NYSE rules or the Director Independence Standards because of his employment with the Company. Mr. Parker resigned from his position as a director in February 2012. Ms. Grant will retire from the Board at the Annual Meeting.

             In accordance with the NYSE rules and the Director Independence Standards, the Board undertakes an annual review to determine which of its directors are independent. The review generally takes place in the first quarter of each year; however, directors are required to notify the Company of any changes that occur throughout the year that may impact their independence.

             In considering the independence of Mr. Gallagher, the Board considered that the law firm of Gallagher & Kennedy, P.A. ("Gallagher & Kennedy"), where Mr. Gallagher is Chairman Emeritus, provided legal services to the Company in 2011 and is expected to provide legal services to the Company in 2012. However, since: (a) the amounts paid to Gallagher & Kennedy were less than the dollar thresholds set forth in the NYSE rules and the Director Independence Standards, and were less than one percent of the Company's and Gallagher & Kennedy's revenues for fiscal year 2011; (b) Mr. Gallagher does not furnish legal services to the Company; and (c) he has advised the Company that he receives no compensation or benefits from Gallagher & Kennedy as a result of the firm providing legal services to the Company, the Board determined that Mr. Gallagher was independent.

             Mr. Parker is Chairman and Chief Executive Officer of US Airways Group, Inc. and US Airways, Inc. (collectively "US Airways"), a commercial airline headquartered in Phoenix, Arizona, where the Company is also headquartered. In considering the independence of Mr. Parker, the Board considered that directors and employees of the Company and its subsidiaries purchase air travel from time to time for business purposes from US Airways. The Board determined that these matters did not impact Mr. Parker's independence because they were ordinary course, arms-length transactions that were not material to either the Company or US Airways. In addition, the amounts paid to US Airways were less than the dollar thresholds set forth in the NYSE rules and the Director Independence Standards and were less than one percent of the Company's and US Airways' revenues for fiscal year 2011.

             Ms. Clark-Johnson is an employee of Arizona State University ("ASU") in her capacity as the Executive Director of the Morrison Institute for Public Policy. Dr. Cortese is also an employee of ASU in his capacity as the Director of the ASU Health Care Delivery and Policy Program and a Foundation Professor in the Department of Biomedical Informatics, Ira A. Fulton School of Engineering and in the School of Health Management and Policy, W.P. Carey School of Business. ASU is considered a part of the reporting entity for the State of Arizona (the "State") for financial reporting purposes and, as such, the State is the entity considered in applying the independence tests. In considering the independence of Ms. Clark-Johnson and Dr. Cortese, the Board considered the fact that transactions between the State and the Company and its affiliates consist of providing electric service, utility-related construction, building leases, and the payment of various State fees, taxes, memberships and licenses. The Board determined that these matters do not impact Ms. Clark-Johnson's or Dr. Cortese's independence since amounts paid to or received from the State are less than the dollar thresholds set forth in the NYSE rules and the Director Independence Standards. In addition, neither of these directors benefits financially, directly or indirectly, from ASU's business relationships with the Company, most of which consist of receiving electric service at regulated rates.

             With respect to all of the directors, the Board considered that many of the directors and/or businesses of which they are officers, directors, shareholders, or employees are located in Arizona Public Service Company's ("APS") service territory and purchased electricity from APS at regulated rates in the normal course of business. The Board considered these relationships in determining the directors' independence, but, because the rates and charges for electricity provided by APS are fixed by the Arizona Corporation Commission ("ACC"), and the directors satisfied the other independence criteria specified in the NYSE rules and the Director Independence Standards, the Board determined that these relationships did not impact the independence of any director. The Board also considered contributions to charitable and non-profit organizations where a director also serves as a director of such charity or organization. However, since no director is also an executive officer of such charitable or non-profit organization, the Board determined that these payments did not impact the independence of any director.

 Board Meetings and Attendance

             In 2011, our Board held eight meetings and none of our directors attended fewer than 75% of the Board meetings and any meetings of committees on which he or she served. Each director is expected to be present at the Annual Meeting. All of the Board members attended the 2011 Annual Meeting.

Board Committees

             The Board has the following standing committees: Audit; Corporate Governance; Finance; Human Resources; and Nuclear and Operating. All of the charters of the Board's committees are publicly available on the Company's website (www.pinnaclewest.com). All of our committees are comprised of independent directors who meet the independence requirements of the NYSE rules, SEC rules, and the Director Independence Standards.

    Audit Committee

             The Audit Committee held seven meetings in 2011. Among other things, the Audit Committee:

    •
    oversees the integrity of the Company's financial statements;
    •
    appoints the independent accountants and is responsible for their qualifications, independence, performance, and compensation;
    •
    reviews the performance of the Company's internal audit function; and
    •
    monitors the Company's compliance with legal and regulatory requirements that may have a material impact on the Company's financial statements.

             The Board has determined that each member of the Audit Committee meets the NYSE experience requirements and that Mr. Nordstrom, the Chair of the Audit Committee, is an "audit committee financial expert" under applicable SEC rules.

    Corporate Governance Committee

             The Corporate Governance Committee held six meetings in 2011. Among other things, the Corporate Governance Committee:

    •
    reviews and assesses the Corporate Governance Guidelines;
    •
    develops and recommends to the full Board criteria for selecting new directors;
    •
    identifies and evaluates individuals qualified to become members of the Board, consistent with the criteria for selecting new directors;
    •
    recommends director nominees to the Board;
    •
    recommends to the Board who should serve on each of the Board's committees; and
    •
    reviews the results of the annual meeting shareholder votes.

The Corporate Governance Guidelines are available on the Company's website (www.pinnaclewest.com).

    Finance Committee

             The Finance Committee held four meetings in 2011. Among other things, the Finance Committee:

    •
    reviews the Company's historical and projected financial performance and the Company's financing plan and recommends approval of credit facilities and the issuance of long-term debt and common equity;
    •
    reviews and recommends approval of the Company's annual capital budget and reviews the annual operations and maintenance budget;
    •
    reviews and recommends approval of short-term investments and borrowing policies; and
    •
    reviews and recommends to the Board the Company's dividend actions.

    Human Resources Committee

             The Human Resources Committee held five meetings in 2011. Among other things, the Human Resources Committee:

    •
    reviews management's programs for the attraction, retention, and development of the Company's human resources;
    •
    recommends persons for election as officers to the full Board;
    •
    annually reviews the goals and performance of our officers;
    •
    approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer ("CEO"), assesses the CEO's performance in light of these goals and objectives, and sets the CEO's compensation level based on this assessment;
    •
    makes recommendations to the Board with respect to non-CEO executive compensation and director compensation; and
    •
    acts as the "committee" under our long-term incentive plans.

             Under the Human Resources Committee's charter, the Human Resources Committee may delegate authority to subcommittees, but did not do so in 2011. Additional information on the processes and procedures of the Human Resources Committee is provided under the "Compensation Discussion and Analysis."

    Nuclear and Operating Committee

             The Nuclear and Operating Committee held four meetings in 2011. Among other things, the Nuclear and Operating Committee:

    •
    receives regular reports from management and monitors the overall performance of the Palo Verde Nuclear Generating Station ("Palo Verde");
    •
    reviews the results of major Palo Verde inspections and evaluations by external oversight groups, such as the Nuclear Regulatory Commission ("NRC") and the Institute of Nuclear Power Operations ("INPO");
    •
    reviews and monitors the power plant operations, energy delivery and customer service functions of the Company; and
    •
    reviews and monitors the Company's compliance with environmental, health and safety policies.

             In addition, the Nuclear and Operating Committee receives regular reports from the Offsite Safety Review Committee (the "OSRC"). The OSRC provides independent assessments of the safe and reliable operations of Palo Verde. Pursuant to Palo Verde's operating licenses, the OSRC focuses its assessment on operations, engineering, maintenance, safety, security and other support functions. The OSRC is comprised entirely of non-employee individuals with senior management experience in the nuclear industry and it meets periodically throughout the year.

The Board's Leadership Structure

             Lead Director.    Kathryn L. Munro serves as the Company's Lead Director and chairs the Corporate Governance Committee. The Lead Director performs the following functions:

    •
    serves as a liaison between the Chairman of the Board (the "Chairman") and the independent directors;
    •
    advises the Chairman as to an appropriate schedule of Board meetings, reviews and provides the Chairman with input regarding agendas for the Board meetings and, as appropriate or as requested, reviews and provides the Chairman with input regarding information sent to the Board;
    •
    presides at all meetings at which the Chairman is not present, including executive sessions of the independent directors, which executive sessions are regularly scheduled as part of each Board meeting;
    •
    calls meetings of the independent directors when necessary and appropriate;
    •
    oversees the Board and Board committee self-assessment process;
    •
    is available for consultation and direct communication with the Company's shareholders and other interested parties; and
    •
    performs such other duties as the Board may from time to time delegate.

             Chairman and CEO Positions.    The Chairman is Donald E. Brandt, the Company's CEO. The Board believes that combining the roles of the CEO and Chairman enhances the Board's ability to communicate clearly and effectively with management, and that an independent Board Chairman would create an additional level of hierarchy that would only duplicate the activities already being vigorously carried out by its Lead Director.

The Board's Role in Risk Oversight

             The ultimate responsibility for the management of the Company's risks rests with the Company's senior management team. The Board's oversight of the Company's risk management function is designed to provide assurance that the Company's risk management processes are well adapted to and consistent with the Company's business and strategy, and are functioning as intended. The Board focuses on fostering a culture of risk awareness and risk-adjusted decision-making and ensuring that an appropriate "tone at the top" is established. The Board regularly discusses and updates a listing of areas of risk and allocates responsibility for them among the Board committees. The charter for each of our committees requires each committee to periodically review risks in their respective areas. Each committee:

    •
    receives periodic presentations from management about its assigned risk areas;
    •
    assesses the effectiveness of the risk identification and mitigation measures being employed; and
    •
    discusses their assessments and recommendations with the full Board at least annually.

             Consistent with the requirements of the NYSE's corporate governance standards, the Audit Committee periodically reviews the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews the comprehensiveness of the Board's risk oversight process and plays a coordinating role designed to ensure that no gaps exist in the coverage by the Board committees of risk areas. In recommending the composition of the Board's committees and the selection of committee Chairs, the Corporate Governance Committee takes into account the effective functioning of the risk oversight role of each Board committee and the risk areas assigned to it.

             The Executive Risk Committee is comprised of senior level officers of the Company and is chaired by the Chief Financial Officer. Among other responsibilities, this Committee is responsible for ensuring that the Board receives timely information concerning the Company's material risks and risk management processes. The internal enterprise risk management group reports to the Vice President, Strategic Initiatives and Risk, who reports to the Chief Financial Officer of APS. The internal risk management group is responsible for (1) implementing a consistent risk management framework and reporting process across APS, and (2) ensuring that the Executive Risk Committee is informed of those processes and regularly apprised of material existing risks and the emergence of additional material risks.

Director Qualification; Selection of Nominees for the Board

             Director Qualifications.    The Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the Corporate Governance Committee for a position on the Board. Under these criteria, a director must be a shareholder of the Company. In determining whether an individual should be considered for Board membership, the Corporate Governance Committee considers the following qualities, among others: integrity; strong business judgment and understanding of corporate governance; knowledge, including regulatory and political knowledge, and nuclear expertise at the strategic level; judgment; understanding of the Company's business environment; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented, including large organizational leadership, public company experience and risk oversight skills; and technology and science experience to address the future of smart grids, communication technologies, control systems and renewable energy. The Board also considers an individual's accomplishments, skills, professional interests, personal qualities and other traits desirable in achieving an appropriate group of qualified individuals. The Board periodically reviews and revises these criteria.

             Selection of Nominees for the Board.    The Corporate Governance Committee uses a variety of methods to identify and evaluate nominees for a director position. The Corporate Governance Committee regularly assesses the appropriate size of the Board, whether any vacancies on the Board are expected due to retirement or otherwise, and whether the Board reflects the appropriate balance of knowledge, skills, expertise, and diversity required for the Board as a whole. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance Committee may consider various potential candidates. Candidates may be considered at any point during the year and come to the attention of the Corporate Governance Committee through current Board members, professional search firms or shareholders. The Corporate Governance Committee evaluates all nominees against the same criteria, regardless of the source of the nomination. Any shareholder nominations proposed for consideration by the Corporate Governance Committee should include the nominee's name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Pinnacle West Capital Corporation
400 North Fifth Street, Mail Station 8602
Phoenix, Arizona 85004

             Any shareholder who wishes to submit a nomination for a director to the Board must deliver that nomination to our Corporate Secretary by November 16, 2012 and comply with the information requirements in the Company's Bylaws.

 Director Resignation Due to Substantial Change in Their Primary Business Position

             Under the Company's Corporate Governance Guidelines, upon a substantial change in a director's primary business position, a director is required to apprise the Corporate Governance Committee and to offer his or her resignation for consideration to the Corporate Governance Committee. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the tendered resignation.

Communication with the Board

             Shareholders and other parties interested in communicating with the Board may do so by writing to the Corporate Secretary, Pinnacle West Capital Corporation, 400 North Fifth Street, Mail Station 8602, Phoenix, Arizona 85004, indicating who should receive the communication, for example, the Lead Director or the independent directors. The Corporate Secretary will transmit communications not otherwise specifically addressed and that raise substantial issues to the Lead Director and to the Chair of the Board Committee most closely associated with the matter. The Corporate Secretary has discretion to exclude communications that are commercial advertisements or other forms of solicitations, individual service or billing complaints and complaints related to individual employment-related actions.

Codes of Ethics and Strategic Framework

             In order to ensure the highest levels of business ethics, the Board has adopted the Code of Ethics and Business Practices, which applies to all employees, officers and directors, and the Code of Ethics for Financial Executives, both of which are described below:

             Code of Ethics and Business Practices (the "Code of Ethics").    Employees and directors receive a copy of the Code of Ethics when they join the Company and are provided updates periodically. The Code of Ethics helps ensure that the employees, officers and directors of the Company and its subsidiaries act with integrity and avoid any real or perceived violation of the Company's ethics policy, laws, or regulations.

             Code of Ethics for Financial Executives.    The Company has adopted a Code of Ethics for Financial Executives, which is designed to promote honest and ethical conduct and compliance with applicable laws, rules, and regulations, particularly as related to the maintenance of financial records, the preparation of financial statements, and proper public disclosure. "Financial Executive" means the Company's CEO, Chief Financial Officer, Chief Accounting Officer, Controller, Treasurer, General Counsel, the President and Chief Operating Officer of APS, and other persons designated from time to time as a Financial Executive subject to this policy by the Chair of the Audit Committee.

             The Company provides periodic online training and examination covering the principles in the Code of Ethics. This training includes extensive discussion of the Company's values, an explanation of Company ethical standards, application of ethical standards in typical workplace scenarios, assessment questions to help measure understanding, and an electronic sign-off. All of the employees of the Company and APS, and all of our directors, complete the training.

             Both of the codes are available on the Company's website (www.pinnaclewest.com).

             The Company's Strategic Framework (the "Strategic Framework").    APS has adopted a strategic framework that defines its vision, mission, areas of focus, and values. APS's vision is to create a sustainable energy future for Arizona. APS's mission is to safely and efficiently generate and deliver reliable electric power and related services to its customers. The areas of focus are employees, operational excellence, environmental stewardship, customers and communities, and shareholder value. The framework affirms our corporate values of safety, integrity and trust, respect, and accountability. Here is our Strategic Framework:

PROPOSAL 1 – ELECTION OF DIRECTORS

             The 10 nominees for election as directors are set forth below, where we provide a description of their occupation, business background and other directorships as well as a discussion of the specific skills that the Board believes qualifies each of our nominees to serve as a director. All nominees will be elected for a one-year term that will expire at the 2013 Annual Meeting.1

             Edward N. Basha, Jr., age 74, has been a director since 1999. Mr. Basha is a director and Chairman Emeritus of the board of Bashas' supermarket chain. He has been a director of Bashas' since 1968 and he served as Chairman of the board of Bashas' from 1968 to 2011. Mr. Basha was Chief Executive Officer of Bashas' from 1968 until September 2010. On July 12, 2009, Bashas' filed voluntary Chapter 11 petitions in the United States Bankruptcy Court, District of Arizona. A reorganization plan for Bashas' was confirmed in August 2010. Mr. Basha serves on the Company's Human Resources and Nuclear and Operating Committees.

             Mr. Basha is an Arizona native and prominent business, civic and political leader involved in multiple Arizona community projects. His family-owned business is comprised of grocery and specialty stores in Arizona, California and New Mexico. In addition to his executive experience, Mr. Basha brings a strong marketing background to the Board.

             Donald E. Brandt, age 57, has been a director since 2009. Mr. Brandt is Chairman of the Board, President and Chief Executive Officer of the Company. He has been Chairman of the Board and CEO since April 2009 and President since March 2008. Mr. Brandt is Chairman of the Board and Chief Executive Officer of APS. He has been Chairman of the Board since April 2009 and CEO since March 2008. Mr. Brandt served as President of APS from December 2006 to January 2009. Mr. Brandt has served as an officer of the Company in the following additional capacities: March 2008 to April 2009 as Chief Operating Officer; September 2003 to March 2008 as Executive Vice President; December 2002 to September 2003 as Senior Vice President; and as Chief Financial Officer from December 2002 to March 2008.

             As Chairman of the Board, President and CEO of the Company and as Chairman of the Board and CEO of APS, and with nearly three decades of experience in the utility industry, Mr. Brandt has a broad understanding of the factors affecting the Company's business. Mr. Brandt currently serves on the boards of the Institute of Nuclear Power Operations ("INPO"), the Nuclear Energy Institute ("NEI"), the Edison Electric Institute ("EEI"), and Nuclear Electric Insurance Limited ("NEIL"), all major industry organizations that provide insights into operational, financial and policy matters of great importance to the Company.

             Susan Clark-Johnson, age 65, has been a director since 2008. Ms. Clark-Johnson is Executive Director of the Morrison Institute for Public Policy, ASU. She has held this position since May 2009. Ms. Clark-Johnson was President, Gannett Newspaper Division, Gannett Co., Inc. (newspaper publishing), from September 2005 until her retirement in May 2008. Ms. Clark-Johnson was Chairman and Chief Executive Officer of Phoenix Newspapers, Inc., from August 2000 to September 2005. Ms. Clark-Johnson is also a director of Chyron Corporation. Ms. Clark-Johnson serves on the Company's Nuclear and Operating and Corporate Governance Committees.

             Ms. Clark-Johnson brings a breadth of operational and managerial experience from running a major division of a Fortune 500 company. Also, as the former Publisher of the Arizona Republic newspaper, Ms. Clark-Johnson has a keen understanding of Arizona's political, economic and cultural spheres.

1 Directors' ages are as of February 24, 2012. All of our directors also serve as directors of APS.

             Denis A. Cortese, M.D., age 67, has been a director since 2010. Dr. Cortese is the Director of the ASU Health Care Delivery and Policy Program and a Foundation Professor in the Department of Biomedical Informatics, Ira A. Fulton School of Engineering and in the School of Health Management and Policy, W.P. Carey School of Business. He has held these positions since February 2010. Dr. Cortese has been Emeritus President and Chief Executive Officer, Mayo Clinic (medical clinic and hospital services) since November 2009 and was President and Chief Executive Officer of Mayo Clinic from March 2003 until his retirement in November 2009. Dr. Cortese is also a director of Cerner Corporation. Dr. Cortese serves on the Company's Audit and Nuclear and Operating Committees.

             As former President and Chief Executive Officer of the Mayo Clinic, Dr. Cortese has extensive experience in leading complex organizations with multiple constituencies and has led an organization that delivers strong and efficient customer service, which parallels the Company's strategies. Further, his background in public policy development, science and technology brings valuable perspectives to issues in the areas that face the Company.

             Michael L. Gallagher, age 67, has been a director since 1999. Mr. Gallagher is Chairman Emeritus of Gallagher & Kennedy, Phoenix, Arizona (Arizona-based law firm). He has held this position since 2001. Mr. Gallagher served as President of Gallagher & Kennedy from 1978 through 2000. Mr. Gallagher is a director of AMERCO, the parent company of U-Haul International Inc., and serves on its Independent Governance Committee. He is also a trustee of the Peter Kiewit Foundation. Mr. Gallagher chairs the Company's Nuclear and Operating Committee and serves on the Corporate Governance Committee.

             Mr. Gallagher has represented a broad and diverse spectrum of corporate clients. Mr. Gallagher provides guidance and judgment gained through advising senior management and boards of directors on the varied issues regularly considered by the Board. His knowledge and experience from participating on the boards of other publicly-traded and private companies provides valuable perspective to the Company and his experience in corporate governance matters makes him a good fit for our Corporate Governance Committee.

             Roy A. Herberger, Jr., Ph.D., age 69, has been a director since 1992. Dr. Herberger is President Emeritus of Thunderbird School of Global Management (graduate management school). He has held this position since November 2004. Dr. Herberger was President of Thunderbird from 1989 until August 2004. Dr. Herberger is also a director of the Apollo Group. Within the past five years, he was also a director of MedAire, Inc. and ECO2 Plastics, Inc. Dr. Herberger chairs the Company's Human Resources Committee and serves on the Corporate Governance and Finance Committees.

             Dr. Herberger has both management experience and a strong understanding of business and economic trends. He also has extensive corporate board service, which aids his contributions to the Company's Board. Dr. Herberger's service as the Lead Director and Chair of the Compensation Committee of the Apollo Group, a Fortune 500 company, and his service as a Trustee for the Mayo Clinic, contribute to the strength of the Company's governance and human resources processes.

             Dale E. Klein, Ph.D., age 64, has been a director since 2010. Dr. Klein served as Chairman of the U.S. Nuclear Regulatory Commission from July 2006 to May 2009, and thereafter as a Commissioner until March 2010. He was Assistant to the Secretary of Defense for Nuclear, Chemical and Biological Defense Programs from November 2001 to July 2006. Dr. Klein is a Professor of Mechanical Engineering and Associate Director of the Energy Institute at the University of Texas at Austin and has held these positions from April 2010 to present. Dr. Klein is also Associate Vice Chancellor for Research at the University of Texas System and he has held this position from January 2011 to present. He is also a director of Southern Company. He serves on the Company's Audit and Nuclear and Operating Committees.

             Dr. Klein brings expertise in all aspects of nuclear energy regulation, operation, technology and safety. His wide national and international experience in all aspects of nuclear energy and government brings value to the Board, not only from the perspective of our operations at Palo Verde but also as we look at new opportunities in our evolving utility business.

             Humberto S. Lopez, age 66, has been a director since 1995. Mr. Lopez is President of HSL Properties, Inc. (real estate development and investment), Tucson, Arizona. He has held this position since 1975. Mr. Lopez serves on the Company's Audit and Human Resources Committees.

             In addition to management and business knowledge, Mr. Lopez brings extensive investment and real estate development expertise to the Company. His understanding of real estate and associated markets has proven a valuable asset to the Company because of the importance of those markets in Arizona. Mr. Lopez also is familiar with the State's historic economic cycles, which helps the Company plan for future growth and energy needs.

             Kathryn L. Munro, age 63, has been a director since 2000. Ms. Munro is a principal of BridgeWest, LLC (investment company). She has held this position since July 2003. Ms. Munro was Chairman of BridgeWest, LLC from February 1999 until July 2003. From 1996 to 1998, Ms. Munro served as Chief Executive Officer of Bank of America's ("BofA") Southwest Banking Group and was President of BofA Arizona from 1994 to 1996. Prior to that, Ms. Munro held a variety of senior positions during her 20-year career with BofA. Ms. Munro is also a director of Knight Transportation, Inc. Within the past five years, Ms. Munro was a director of FLOW International Corporation. Ms. Munro is the Company's Lead Director and, as such, she chairs the Corporate Governance Committee. She also serves on the Human Resources and Finance Committees.

             As principal of an investment company, and as former Chief Executive Officer of BofA's Southwest Banking Group and President of BofA Arizona, Ms. Munro brings business acumen and financial knowledge to the Company. Her experience with the cycles in Arizona's economy assists a growing infrastructure company like Pinnacle West in accessing capital and meeting its financing needs. Ms. Munro is also an experienced director, currently serving on the boards of Knight Transportation and Premera Blue Cross.

             Bruce J. Nordstrom, age 62, has been a director since 2000. Mr. Nordstrom is President of and a certified public accountant at the firm of Nordstrom & Associates, P.C., Flagstaff, Arizona. He has held this position since 1988. Mr. Nordstrom chairs the Company's Audit Committee and serves on the Corporate Governance and Finance Committees.

             As the president of a Flagstaff, Arizona-based accounting firm, Mr. Nordstrom has an extensive accounting, auditing and financial skill set. Additionally, he provides familiarity with principles of risk management and oversight and the perspectives of customers in the Northern Arizona service territory of APS.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR ELECTION OF THE NOMINATED SLATE OF DIRECTORS

SHARES OF PINNACLE WEST STOCK OWNED BY MANAGEMENT
AND LARGE SHAREHOLDERS

             The following table shows the amount of Pinnacle West common stock owned by the Company's directors, Messrs. Brandt, Edington, Falck, Hatfield and Robinson (the "Named Executive Officers"), our directors and executive officers as a group and those persons who beneficially own more than 5% of the Company's common stock. Unless otherwise indicated, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned.

             The address of the listed shareholders not otherwise set forth below is P.O. Box 53999, Mail Station 8602, Phoenix, Arizona 85072-3999. Unless otherwise indicated, all information is as of March 8, 2012, the record date for the Annual Meeting.

Name	Number of Shares Beneficially Owned[1] (#)	Percent of Class (%)
Directors:
Edward N. Basha, Jr.	18,528	*
Donald E. Brandt	37,876	*
Susan Clark-Johnson	7,993	*
Denis A. Cortese, M.D.	5,691	*
Michael L. Gallagher	20,614	*
Pamela Grant	29,949	*
Roy A. Herberger, Jr., Ph.D.	23,402	*
Dale E. Klein, Ph.D.	100	*
Humberto S. Lopez	49,066	*
Kathryn L. Munro	20,647	*
Bruce J. Nordstrom	25,012	*
Other Named Executive Officers:
Randall K. Edington	15,874	*
David P. Falck	23,990	*
James R. Hatfield	24,882	*
Donald G. Robinson	31,641	*
All Directors and Executive Officers as a Group (24 Persons):	369,005	*
5% Beneficial Owners:[2]
BlackRock, Inc. and certain related entities[3] 40 East 52nd Street New York, NY 10022	8,643,941	7.92
Franklin Resources, Inc. and certain related entities[4] One Franklin Parkway San Mateo, CA 94403-1906	7,382,700	6.80
State Street Corporation and certain related entities[5] One Lincoln Street Boston, MA 02111	8,139,580	7.50
The Vanguard Group Inc.[6] 100 Vanguard Boulevard Malvern, PA 19355	6,195,460	5.67

* Represents less than 1% of the outstanding common stock.

1 Shares listed do not include performance share grants or restricted stock unit grants. The following shares are held jointly: Directors: Dr. Herberger – 23,402; Dr. Klein – 100; and all Directors and Executive Officers as a group: 37,798. The following shares are held in joint trusts: Directors: Dr. Cortese – 5,691; Mr. Gallagher – 20,614; Mr. Lopez – 49,066; and Ms. Munro – 19,337; Officers: Mr. Hatfield – 24,882; and Mr. Edington – 15,874;

and all Directors and Executive Officers as a Group: 135,464. Mr. Basha has donated 18,268 of his shares to a charitable foundation and 260 of his shares are held in a custodial account; however, he has shared voting rights with respect to all such shares.

2 The Company makes no representations as to the accuracy or completeness of the information in the filings reported in footnotes 3-6.

3 BlackRock, Inc. Schedule 13G/A filing, dated January 20, 2012, a parent holding company and certain affiliates, reports beneficial ownership of 8,643,941 shares, with sole voting and dispositive power.

4 Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. Schedule 13G filing, dated February 2012, reports beneficial ownership collectively of 7,382,700 shares, with sole voting power as to 7,280,000 shares and sole dispositive power as to 7,380,000 shares in Franklin Advisers, Inc., and sole voting power and sole dispositive power as to 2,700 shares in Fiduciary Trust Company International.

5 State Street Corporation Schedule 13G filing, dated February 9, 2012, a parent holding company and certain affiliates, reports beneficial ownership of 8,139,580 shares, with shared voting and dispositive power. The Company maintains normal commercial relationships with State Street Corporation and its subsidiaries. The Company does not consider these relationships to be material.

6 The Vanguard Group Inc. Schedule 13G, dated February 6, 2012, reports beneficial ownership of 6,195,460 shares with sole voting and shared dispositive power as to 150,912 shares, and sole dispositive power as to 6,044,548 shares and Vanguard Fiduciary Trust Company as beneficial owner of 150,912 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

             Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock to file reports of ownership and changes of ownership with the SEC. Based solely on the Company's review of these reports, the Company believes that its directors, executive officers, and greater than 10% beneficial owners complied with their respective Section 16(a) reporting requirements for fiscal year 2011 on a timely basis.

RELATED PARTY TRANSACTIONS

             The Corporate Governance Committee is responsible for reviewing and approving all transactions with any Related Party, which consists of any of our directors, director nominees, executive officers, shareholders owning more than 5% of the Company's common stock and, with respect to each of them, their immediate family members and certain entities in which they are an officer or a shareholder, partner, member or other participant who, directly or indirectly, has a substantial ownership interest in or otherwise substantially controls or shares control of such entity (a "Related Party"). This obligation is set forth in writing in our Statement of Policy Regarding Related Party Transactions (the "Policy").

             To identify Related Party Transactions, as defined in the Policy, each year the Company requires our directors and officers to complete director and officer questionnaires identifying any transactions with the Company in which a Related Party has an interest. We review Related Party Transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, in any way with our interests. The Code of Ethics requires all directors, officers, and employees who may have a potential or apparent conflict of interest to notify the Company's management. In addition, the Policy specifically provides that any Related Party Transaction must be approved or ratified by the Corporate Governance Committee. A "Related Party Transaction" is any transaction or a series of similar transactions in which the Company or any of its subsidiaries is or was a participant, where the amount involved exceeds $120,000 in the aggregate, and in which any Related Party has a direct or indirect material interest, other than:

  •
  transactions in which rates or charges are fixed in conformity with law or governmental authority (such as APS rates approved by the ACC);
  •
  transactions in which the rates or charges are determined by competitive bid; or
  •
  the payment of compensation by the Company to the executive officers, directors, or nominees for directors.

             Based on the Policy, SEC rules and our review, we had no Related Party Transactions in 2011.

REPORT OF THE HUMAN RESOURCES COMMITTEE

             The Human Resources Committee submitted the following report:

             The Human Resources Committee is composed of five non-employee directors, each of whom is independent as defined by NYSE rules and the Company's Director Independence Standards.

             In accordance with SEC rules, the Human Resources Committee discussed and reviewed the Compensation Discussion and Analysis with management and, based on those discussions and review, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

HUMAN RESOURCES COMMITTEE CHAIR Roy A. Herberger, Jr., Ph.D.	HUMAN RESOURCES COMMITTEE MEMBERS Edward N. Basha, Jr. Pamela Grant Humberto S. Lopez Kathryn L. Munro

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis ("CD&A")

    Executive Summary

             Our compensation program is designed to be straightforward with an emphasis on rewarding performance. Our compensation objectives are to construct a program that aligns compensation with:

    •
    shareholder interests by tying compensation to shareholder returns;
    •
    business performance by tying compensation to specified business metrics;
    •
    individual performance by taking into account individual contributions in compensation decisions; and
    •
    retention of key individuals, which includes offering a program that is competitive.

             At the 2011 Annual Meeting of Shareholders, our shareholders overwhelmingly approved the compensation of our executive officers. As a result, while the Human Resources Committee (for purposes of this CD&A, the "Committee") reviewed and discussed developments in executive compensation practices, we made only modest modifications to our compensation program in 2011. The key elements of our program are:

    •
    Base salary – Messrs. Brandt, Hatfield, Falck and Robinson received a base salary increase in January 2011, but their base salaries remained at or near the median of our Comparator Group, which is defined later in this CD&A.
    •
    Annual cash incentive – the cash incentive is 100% performance-based and is tied to earnings, business unit performance and individual performance. Our incentive plans are structured so that we do not provide payment for poor performance. Earnings and all overall business unit performance metrics were achieved in 2011 in a range of 109% to 151% of the target for the metrics.
    •
    Three-year long-term equity grants of performance shares – payout of the performance shares is tied 50% to the Company's total shareholder return ("TSR") (stock price appreciation plus any dividends paid during the actual period) and 50% to six operational performance metrics.
    •
    Four-year equity grants of restricted stock units ("RSUs") – these vest in annual, equal increments over four years to encourage retention, and the value of the awards rise and fall with the Company's stock price. In February 2012, the Committee changed the allocation between future grants of performance shares and RSUs from 50%/50% to 55%/45% in order to further focus equity awards on the achievement of performance metrics.
    •
    Benefits – we offer benefits such as pension programs, deferred compensation programs, change of control agreements and limited perquisites in order to remain competitive and retain the talented executives that have made our Company successful.
    •
    Ownership guidelines – we require our Named Executive Officers to build and maintain a significant and continuing equity interest in the Company under our Stock Ownership Guidelines. In February 2012, the Committee increased the ownership requirement for the CEO to four times his base salary.

             During 2011, the Company granted a one-time Supplemental RSU (which is discussed later in this CD&A) to reward prior performance and encourage retention. As a result, largely due to the issuance of the Supplemental RSUs, the Company believes that the Summary Compensation Table does not reflect the 2011 compensation awarded to the Named Executive Officers as considered by the Committee in setting compensation and measuring performance. As such, the Company has included this Alternate 2011 Compensation Table, which differs from the Summary Compensation Table because it: (i) excludes the "Bonus" column since no amounts are shown in that column for 2011; (ii) excludes the full grant date fair value of the Supplemental RSUs that were granted to the Named Executive Officers in 2011 because the grants were primarily given in recognition of outstanding performance in 2010 and years preceding 2010; and (iii) excludes the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" and "All Other Compensation" columns, as the Committee did not directly consider these post-retirement benefits and de minimis perquisites in setting salary, annual cash incentives and equity awards for the Named Executive Officers for 2011.

Alternate 2011 Compensation Table

Name	Salary ($)	Stock Awards Excluding the Supplemental RSUs ($)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Mr. Brandt	1,091,000	3,000,116	1,636,500	5,727,616
Mr. Hatfield	490,000	500,186	292,653	1,282,839
Mr. Edington	800,000	500,186	645,460	1,945,646
Mr. Falck	473,000	700,060	282,499	1,455,559
Mr. Robinson	610,000	1,070,112	647,820	2,327,932

             As discussed in the next section, we had a highly successful year in 2011, which had an effect on 2011 compensation due to our compensation program's pay-for-performance orientation.

    Overview of 2011 Company Performance

             Pinnacle West is a holding company that derives substantially all of its revenues and earnings from APS, our vertically-integrated electric utility. Our 2011 accomplishments included:

    •
    The Company's share price increased 16.2%.
    •
    TSR increased $976 million in 2011 and $2.7 billion over the last three years.
    •
    TSR was 21.8%, 45.6% and 77.3% for 2011, 2010, and 2009, respectively. For the 2009-2011 period, the Company ranked 13th of 55 companies in the Edison Electric Institute utility index and sixth best within the Company's Comparator Group.
    •
    The Company achieved its safest year on record, placing us in the first quartile within the industry.
    •
    The NRC extended Palo Verde's operating licenses for 20 additional years.
    •
    We achieved our highest-ever ranking in the J.D. Power Index, a national customer satisfaction ranking. Our ranking improved by eight points from 2010. Nationally, APS ranked fourth among 55 large investor-owned utilities.
    •
    We achieved a customer reliability metric of 0.79 outages per customer compared to the industry median of 1.12 and the industry first quartile of 0.90.
    •
    APS entered into a settlement agreement of its pending retail rate case (the settlement agreement is still subject to the approval of the ACC).
    •
    We sold APS Energy Services Company, Inc., our competitive energy services subsidiary, in August 2011 for an after-tax gain of $10 million, effectively continuing our wind-down strategy for the Company's non-regulated businesses.
    •
    APS ranked 15th highest overall in Corporate Responsibility Magazine's "100 Best Corporate Citizens" and received the top utility ranking.

    Compensation Objectives

             The fundamental objectives of the Company's executive compensation strategy are:

    •
    Alignment with Shareholder Interests. A significant portion of compensation should be tied to the Company's stock performance through performance-based or other stock incentives so that executives' interests are tied to the success of the Company and aligned with those of our shareholders.
    •
    Business Performance Accountability. Compensation should be tied to the Company's performance in several key areas, including furthering our Strategic Framework, so that executives are focused on specific strategic and operating objectives and are held accountable through their compensation for the performance of the Company.
    •
    Individual Performance Accountability. Compensation should be tied to an individual's performance so that individual contributions to the Company's performance are tangibly recognized.
    •
    Retention. Compensation should be designed to promote retention of key employees.
    •
    Competitiveness. The compensation program should be designed to attract leaders critical to the Company's success by providing total compensation levels and programs that are competitive.

    Setting Executive Compensation

             The Human Resources Committee.    The Committee monitors executive officer compensation throughout the year and undertakes a thorough analysis of our executive officer compensation each Fall. This review includes consideration of competitive positions relative to specified labor markets, the mix of elements of compensation, the degree and type of performance focus, and a consideration of individual officer evaluations. From December through February, the Committee then makes adjustments to executive officer compensation, including salary and cash and non-cash incentives.

             Role of Executive Officers in Determining Executive Compensation.    The Committee makes all compensation decisions relating to our CEO's compensation, makes awards under the 2007 Long-Term Incentive Plan (the "2007 Plan"), will make awards under the 2012 Plan if that plan is approved by the shareholders, and determines the awards under the 2011 Incentive Plans, as defined later in this CD&A. The Committee recommends other executive officer compensation decisions, which are approved by the Board. Management works with the Committee in establishing the agenda for Committee meetings and in preparing meeting information. Management conducts evaluations and provides information on the performance of the executive officers for the Committee's consideration and provides such other information as the Committee may request. Management also assists the Committee in recommending salary levels; annual incentive plan structure and design, including earnings and business unit performance targets or other goals; long-term incentive plan structure and design, including award levels; and the type, structure, and amount of other awards. The executive officers are available to the Committee's compensation consultant to provide information as requested by the consultant. At the request of the Chair of the Committee, the CEO or other officers may attend and participate in portions of the Committee's meetings.

             Role of Compensation Consultants.    The Committee's charter gives the Committee the sole authority to retain and terminate any consulting firm used by the Committee in evaluating non-employee director and officer compensation. The Committee engaged Frederick W. Cook & Co. to assist the Committee in its evaluation of 2011 compensation for our executive officers (the "Consultant"). The Committee instructed the Consultant to prepare a competitive analysis of the compensation of the executive officers of the Company and of APS, and to make recommendations for changes to the existing compensation program, if warranted. The Consultant does not provide any other services to the Company or any of its subsidiaries and, therefore, is independent from the Company.

             Consultant's Report and Comparator Group.    The Consultant reviewed our executive compensation practices and considered the extent to which these practices support our executive compensation strategy. As part of this study, the Consultant performed competitive pay comparisons for our executive officers based on:

    •
    compensation information as disclosed in 2010 SEC filings for the Comparator Group;
    •
    general industry data based on surveys published by Hewitt Associates, Inc. (averaging data for companies in the $2.5 – $5 billion revenue bracket and the $5 – $10 billion revenue bracket) and Towers, Perrin, Forster & Crosby, Inc. ("Towers Perrin") (averaging data for companies in the $3 – $6 billion revenue bracket and the $6 – $10 billion revenue bracket); and
    •
    industry-specific survey data from the Towers Perrin Energy Services Industry Survey (reflecting the average between companies in the $3 – $6 billion revenue bracket and companies with revenues greater than $6 billion).

             From these sources, the Consultant developed a competitive consensus in which the data for Messrs. Brandt, Hatfield, Falck and Robinson reflect one-third proxy statement data, one-third Energy Services Industry Survey, and one-third general industry surveys. For Mr. Edington there was not a general industry survey match, so the data reflect one-half proxy statement data and one-half Energy Services Industry Survey. Compensation levels were updated to July 2011 using a 3% annual growth factor that the Consultant indicated reflected projected executive-level market movement from major salary-planning surveys selected by the Consultant.

             As part of the executive compensation review for 2011, the Committee reviewed the Comparator Group for its continued appropriateness. As a result of such review, the Committee approved the use of the same Comparator Group that was used in setting 2010 executive compensation. The Comparator Group is broadly similar to the Company with respect to industry, complexity, business lines and size, and positions the Company close to the median with respect to revenues. The 2011 Comparator Group consisted of the following companies (the "Comparator Group"):

Comparator Group

Allegheny Energy	Alliant Energy	Ameren Corporation	DTE Energy Company
Entergy Corporation	NextEra Energy (formerly "FPL Group Inc.")	Northeast Utilities	NV Energy, Inc.
OGE Energy Corporation	PPL Corporation	Progress Energy, Inc.	SCANA Corporation
Southern Company	TECO Energy, Inc.	Wisconsin Energy Corporation	Xcel Energy, Inc.

             In determining both the composition of the Comparator Group and the Company's relative position to that group, APS revenues were adjusted to take revenues attributable to managed assets, in addition to owned assets, into account. This adjustment was based on the following factors:

    •
    Palo Verde is the United States' largest nuclear generating facility, with a net generation rating of approximately 4,003 megawatts. APS owns 29.1% of Units 1 and 3 and owns or leases 29.1% of Unit 2; however, APS is responsible for the successful operation of 100% of the facility.

    •
    Four Corners is a 5-unit coal-fired plant located in New Mexico, with a net generation rating of approximately 2,100 megawatts. APS owns Units 1, 2 and 3 and 15% of Units 4 and 5. However, similar to Palo Verde, APS is responsible for the successful operation of 100% of the facility.
    •
    While APS contracts with the other owners for reimbursement of costs attributable to them, APS is subject to additional business risks as the operator of 100% of the Palo Verde and the Four Corners plants.

             As a result, for purposes of its relative position in the Comparator Group, APS adjusted revenues from $3.3 billion to $5.2 billion. The adjustment places APS in the median of the Comparator Group for revenue. APS is also below the median for market capitalization and at approximately the median of the Comparator Group measured by number of employees, which further reinforced the Committee's conclusion that the Comparator Group was the appropriate group for benchmarking pay levels. The Committee believes that the senior executives of the Company face challenges in the operation of Palo Verde which require skill sets similar to those that executives at a number of the Comparator Group companies with nuclear operations also have, which reinforces the appropriateness of the inclusion of these companies for benchmarking purposes.

             In providing information to the Committee with respect to setting 2011 compensation, the Consultant reviewed the total compensation of the Named Executive Officers and the individual elements of that compensation, including the type of annual incentives and long-term incentives, and evaluated the competitiveness of the total compensation and individual elements of compensation of each such officer based on the survey data discussed above.

             In its analysis, presented in October 2010, the Consultant looked at competitive findings for base salary, base incentive, and long-term equity incentives to the Named Executive Officers as compared to the 25th, 50th and 75th percentile (base salary data was treated at the 50th or the 75th percentile if it was within +/- 10%). The conclusions of the report as to the comparative positions of the compensation of the Named Executive Officers are as follows:

Officer	Base Salary	Actual Annual Incentive as a Percentage of Base Pay[1]	Long-Term Incentive[2]
Mr. Brandt	at the 25th percentile	at the 50th percentile	at the 25th percentile
Mr. Hatfield	at the 50th percentile	at the 50th percentile	below the 25th percentile
Mr. Edington[3]	above the 75th percentile	above the 75th percentile	above the 75th percentile
Mr. Falck	at the 50th percentile	above the 50th but below the 75th percentile	above the 50th but below the 75th percentile
Mr. Robinson	at the 25th percentile	above the 50th percentile but below the 75th percentile	above the 25th but below the 50th percentile

1 Actual annual incentive earned for performance in 2009.
2 Messrs. Edington's and Falck's amounts include the annualized value of special deferred compensation awards of $1,000,000 and $50,000, respectively.
3 Mr. Edington's base salary was increased in June 2008 to $800,000 and has not been adjusted since then. The Consultant noted that factors supporting the appropriateness of Mr. Edington's compensation package are his critical skills, nuclear expertise, demand in the competitive market, and demonstrated performance to date by returning Palo Verde to an improved operational level. The Company pays 29.1% of Mr. Edington's compensation expense. The balance is paid by the other owners of Palo Verde.

             Application of the Committee's Judgment.    The analysis in the Consultant's report and its recommendations regarding the competitiveness and structure of compensation are factors that the Committee takes into account in its evaluation of compensation for the Named Executive Officers. The Committee considers how the Consultant's recommendations regarding particular elements of compensation may differ from management's recommendations. The Committee also focuses on the individual executives and their individual responsibilities, skills, expertise, value added through performance, and other external factors, and applies these views in conjunction with the information provided by the Consultant. The performance of each officer is formally reviewed each year by management and shared with the Committee. Individual performance evaluations consider individual goals and include a discussion of the officer's strengths and overall value to the Company. CEO performance is separately reviewed by the Committee.

             The Committee also considers written commitments in determining or recommending executive pay. For example, under the offer letters pursuant to which Messrs. Edington, Hatfield, and Falck were hired, each was entitled to a fixed starting salary and other specified benefits that are described in more detail below in the narrative disclosure accompanying the Summary Compensation Table and the 2011 Grants of Plan-Based Awards table. The Committee approved the terms of these offer letters after considering the entire compensation package in the context of the desirability of hiring these officers.

             Company, business unit, and individual officer performance, as well as compensation competitiveness, are the primary factors determining the level of total direct compensation for the Named Executive Officers. While the Committee considers internal pay equity in making compensation decisions, we do not have a policy requiring any set levels of internal pay differentiation. Finally, the Committee evaluates other factors that it considers relevant, such as the financial condition of the Company and APS. The Company does not have a pre-established policy or target for allocation between cash and non-cash compensation or between short-term and long-term incentive compensation. The Committee does allocate between the two forms of equity grants as stated in the "Executive Summary."

             As noted above, at our 2011 Annual Meeting, the shareholders cast an advisory vote on our executive compensation. The vote was not binding upon the Company, our directors or the Committee. Of the votes cast, 95% were "FOR" the compensation of the executives as disclosed in our 2011 Proxy Statement, excluding abstentions. The Committee was cognizant of this result in its consideration of the key components, design, implementation and amounts of our compensation program.

    Compensation Design

             Performance-Based Compensation.    The Company believes that a significant portion of each Named Executive Officer's total compensation opportunity should be performance-based, reflecting both upside potential and downside risk. The illustrations that follow show the allocation of the Named Executive Officers' compensation between nonperformance-based (base salary) and performance-based (annual and other cash incentives, performance shares, and RSUs, excluding the Supplemental RSUs) components.

 2011 CEO Total Compensation

2011 Average for Other NEO Total Compensation

             Risk-Taking.    The compensation program is designed to reward performance but not encourage unacceptable risk-taking. The Committee evaluates the potential for unacceptable risk-taking in compensation design on an ongoing basis. We believe that the design of our executive compensation program does not unduly incentivize our executives to take actions that may conflict with our risk-based decision-making. Material risk in our compensation design is mitigated in several ways:

    •
    earnings goals and award opportunities in our annual cash incentive programs are at levels intended to be attainable without the need to take inappropriate risks;
    •
    our long-term incentives consist of time-based RSUs that vest over a multi-year period and performance shares that are earned at the end of a three-year period, both of which provide upside potential and downside risk; moreover, the use of RSUs in our long-term incentive program mitigates the likelihood of risk-taking because RSUs, as opposed to stock options, for example, retain some value even in a depressed market;
    •
    payouts are capped under the annual and long-term incentive plans;
    •
    more than one performance metric is used in our long-term performance share awards and the award opportunities under our annual incentive program are based on multiple considerations, thereby minimizing the ability of the executive to manipulate results;
    •
    the stock components inherent in our long-term incentive program, combined with our stock ownership guidelines and retention requirements, align the interests of our executives with a goal of long-term appreciation of shareholder value;

    •
    compensation is generally targeted to the median of Comparator Group, thereby avoiding unusually high pay opportunities relative to Company peers; and
    •
    our program is consistent throughout the Company so that no one area or group is incentivized in a manner that would encourage risk-taking.

             In addition, the Committee has reviewed the overall compensation program for the Company's employees and has concluded that its program is balanced and does not encourage imprudent risk-taking. Employee compensation generally consists of some or all of the compensation components described in this CD&A.

             Executive Compensation Components

             The Company's executive compensation program consists of the following components:

             In addition, the Company provides pension programs, a deferred compensation program, change of control arrangements and limited perquisites.

             The chart below indicates how each element of our 2011 executive compensation program was intended to achieve our stated compensation objectives of aligning the interests of executives and shareholders, paying for business and individual performance, and attracting and retaining qualified, experienced executives.

2011 Compensation Element	Why We Pay It			Comments
	Alignment	Performance	Attract and Retain
Base Salary	✓	Salary is based on experience and responsibilities, with market review compared to the Comparator Group to maintain salary at competitive levels.

Corporate financial performance can affect the timing and amount of adjustments.
Annual Cash Incentive	✓	✓	✓	Annual cash incentive is designed to reward achievement of annual performance objectives, which are designed to enhance shareholder value.
Performance Shares	✓	✓	✓	Performance shares reward achievement of long-term performance objectives – payout is tied to seven performance metrics that are intended to enhance shareholder value and the payout is determined at the end of a three-year performance cycle.

Performance shares also encourage retention.
RSUs	✓	✓	✓	RSUs reward share price appreciation, which enhances alignment with shareholder interests. Four-year vesting encourages retention.
Benefits	✓	✓	Our pension programs and deferred compensation program are designed to attract and retain talented executives.

Our change of control agreements provide alignment in change of control situations by removing job loss concern and promoting executive retention.

Because the Company offers limited perquisites, we do not believe that they are a material element of our compensation program. However, we offer them to attract and retain talented executives.

Base Salary

             The Committee reviews competitive salary information and individual salaries for executive officers on an annual basis. The Named Executive Officers do not have a contractual right to receive a fixed base salary, except that a starting annual base salary was often specified when the officer was hired. In considering individual salaries, the Committee reviews the scope of job responsibilities, individual contributions, business performance, retention concerns, and current compensation compared to market practices. In setting base salaries, the Committee also considers that base salary is used as the basis for calculating annual incentive awards. The Company sets the amount of base salary toward the median of the Comparator Group, except in the case of Mr. Edington, whose current salary was set in 2008.

             In January 2011, the Committee, based on the considerations set forth above, made the following adjustments to the base salaries of the following Named Executive Officers for fiscal year 2011:

Name	2010 Base Salary ($)	2011 Base Salary ($)
Mr. Brandt	960,000	1,091,000
Mr. Hatfield	468,000	490,000
Mr. Falck	459,000	473,000
Mr. Robinson	550,000	610,000

             These adjustments resulted in these four Named Executive Officers being at or near the median of the Comparator Group.

Annual Incentives

             We have used annual cash incentive programs for all our employees for a number of years. The performance criteria that underlie the annual incentive programs generally focus on the Strategic Framework and the following objectives (the "General Performance Objectives"):

  •
  shareholder value creation;
  •
  customer service;
  •
  financial strength;
  •
  operating performance;
  •
  safety; and
  •
  an assessment of individual performance.

             We use the annual incentive programs to further the Strategic Framework and achieve the General Performance Objectives.

             In order to promote specific goals for 2011, the Committee approved the Pinnacle West 2011 Annual Incentive Award Plan (the "CEO Incentive Plan") in December 2010, which covers Mr. Brandt. Also in December 2010, acting on the recommendation of the Committee, the Board approved the APS 2011 Annual Incentive Award Plan (the "APS Incentive Plan"), which covers Messrs. Hatfield, Falck, and Robinson, and the 2011 APS Palo Verde Employee Incentive Plan (the "Palo Verde Incentive Plan"), which covers Mr. Edington. The APS Incentive Plan and the Palo Verde Incentive Plan are collectively referred to as the "APS Incentive Plans," and the APS Incentive Plans and the CEO Incentive Plan are collectively referred to as the "2011 Incentive Plans."

             The award opportunity under the 2011 Incentive Plans for each of the Named Executive Officers was as follows (the percentages shown are of base salary):

Award Opportunity

Name	Earnings (Pinnacle West Earnings for Mr. Brandt; APS Earnings for the Other Named Executive Officers) (%)	Business Unit Performance (%)	Total Incentive Opportunity (%)
Mr. Brandt:
Threshold	50.0		50.0
Target	100.0		100.0
Maximum	150.0		150.0
Messrs. Hatfield and Falck:		Shared Services
		Business Unit
Threshold	–	12.5	12.5
Target	25.0	25.0	50.0
Maximum	50.0	50.0	100.0
Mr. Edington:		Palo Verde
		Business Unit
Threshold	–	12.5	12.5
Target	25.0	25.0	50.0
Maximum	50.0	50.0	100.0
Mr. Robinson:
Threshold	37.5		37.5
Target	75.0		75.0
Maximum	150.0		150.0

             The 2011 Incentive Plans also allow the Committee to consider the General Performance Objectives and individual performance.

             In respect of the earnings measures, the calculated incentive award is proportional to the actual earnings achieved and begins when earnings exceed any indicated threshold performance level. In designing the 2011 Incentive Plans, the Committee set the target earnings level based on a reasonable range of expectations for the year, while taking into account prior year performance and current economic conditions.

             Individual business unit goals that could be directly correlated to earnings were set at levels that, if achieved at target, would contribute to earnings being achieved at target. However, some of the metrics, like safety and customer satisfaction, are not directly correlated to earnings, and are instead set with reference to prior year performance and a reasonable range of expectations of performance of comparable companies in our industry.

             The business unit performance measures are tied to the components of our Strategic Framework.
The following table details the business unit performance measures under the 2011 Incentive Plans, as correlated to the Strategic Framework, and compares the targets to actual results. For Fossil Generation and Palo Verde, minimum performance targets were required to be met before any award could be made and these performance targets were met.

 Performance Measures: Targets and Results

Performance Measurement	2011 Targets		2011 Results
Pinnacle West Earnings	Threshold:	$289 Million	$340.7 Million
	Target:	$327 Million
	Maximum:	$365 Million
APS Earnings	Threshold:	$295 Million	$336.2 Million
	Target:	$333 Million
	Maximum:	$371 Million
Customer Service, Energy Delivery and Regulatory Performance Measures	Shareholder Value – 25%: Capital Budget Operating and Maintenance Budget		150.1% achievement based on target level of 100%
Employees – 25%: Safety – OSHA Recordable Incidents
Operational Excellence – 20%: Reliability Planned Maintenance Regulatory Compliance
Environmental Stewardship – 10%: Environmental Incidents Energy Efficiency
Customers and Communities – 20%: Customer Experience Customer Satisfaction J.D. Power Residential IOU Survey
Fossil Generation Performance Measures	Shareholder Value – 25%: Net Operating Expense		109.9% achievement based on target level of 100%
Operational Excellence – 25%: Fleet Commercial Availability
Individual Plant Performance – 50%
Palo Verde Performance Measures	Shareholder Value – 25%: Capital Budget Operating and Maintenance Budget		150.6% achievement based on target level of 100%
Employees – 25%: OSHA Recordable Incidents Voluntary Protection Program Safety Area Inspections Industrial Safety Observations Collective Radiation Exposure
Operational Excellence – 25%: Site Capacity Factor Spring 2011 Outage Duration Fall 2011 Outage Duration Outage Milestones
Performance Improvement – 25%: Equipment Reliability Index Corrective Action Program Scorecard Site Clock Resets Site Operational Focus Indicator

Performance Measurement	2011 Targets	2011 Results
Shared Services Performance Measures	Shareholder Value – 25%: Construction Budget Operating and Maintenance Budget	129.9% achievement based on target level of 100%
Employees – 25%: OSHA Recordable Incidents
Operational Excellence – 45%: Average of All Business Unit Results
Customers and Communities – 5%: J.D. Power Residential IOU Survey

             The following chart summarizes the target and maximum award opportunities and the actual amount awarded to each of the Named Executive Officers:

Summary of 2011 Awards

Name	Target Award Opportunity ($)	Maximum Award Opportunity ($)	Actual Award Amount ($)	Actual Amount as a Percent of Target (%)
Mr. Brandt	1,091,000	1,636,500	1,636,500	150.0
Mr. Hatfield	245,000	490,000	292,653	119.5
Mr. Edington	400,000	800,000	519,160	129.8
Mr. Falck	236,500	473,000	282,499	119.5
Mr. Robinson	457,500	915,000	647,820	141.6

             Mr. Brandt.    Under the CEO Incentive Plan, the 2011 target earnings level of $327 million was exceeded as Pinnacle West's 2011 earnings were $340.7 million. That result equates to 36% of the earnings range between target and maximum and a total achievement level of 136% of target. Based upon earnings only, Mr. Brandt's potential award was $1,483,760. As permitted by the CEO Incentive Plan, the Committee further took into account the Company's strong showing in the General Performance Objectives in determining Mr. Brandt's total award, including the significant increase in TSR and stock price, the improvement in the Company's credit ratings and the strengthened financial condition of the Company. As a result of these factors, the Committee awarded Mr. Brandt $1,636,500, the maximum award.

             Other Named Executive Officers.    Under the APS Incentive Plans, the 2011 target earnings level of $333 million was exceeded as APS earnings were $336.2 million. That result equates to 9% of the earnings range between target and maximum and a total achievement of 109% of target. This earnings achievement combined with the applicable business unit performance results set forth above resulted in the indicated incentive awards, without further adjustment, for Messrs. Edington, Falck and Hatfield. As permitted by the APS Incentive Plan, Mr. Robinson's calculated award based on earnings ($602,528) was adjusted by the Committee in light of the Company's consistent performance in excess of target across the range of plan indicators as well as the General Performance Objectives. As a result, the Committee awarded Mr. Robinson $647,820 under the APS Incentive Plan (compared to a maximum award potential of $915,000).

             In December 2010, the Board approved a separate award opportunity for Mr. Edington, as provided in his offer letter, of up to $125,000 for the achievement of various Palo Verde operational targets during 2011. We describe this award in more detail in the narrative disclosure accompanying the Summary Compensation Table and the 2011 Grants of Plan-Based Awards table. In January 2012, Mr. Brandt determined that the performance metrics were met and approved an award amount of $125,000 under this opportunity for Mr. Edington.

Long-Term Incentives

             The Company currently uses two types of equity grants: performance shares and RSUs. In 2011, awards consisted of 50% of each type of grant. The regular 2011 grants to the Named Executive Officers that were part of the Committee's 2011 compensation decisions were as follows:

Name	Performance Shares (#)	RSUs Excluding the Supplemental RSUs (#)	Total Shares (#)	Total Value[1] ($)
Mr. Brandt	35,964	35,964	71,928	3,000,116
Mr. Hatfield	5,996	5,996	11,992	500,186
Mr. Edington	5,996	5,996	11,992	500,186
Mr. Falck	8,392	8,392	16,784	700,060
Mr. Robinson	12,828	12,828	25,656	1,070,112

1 Based on the closing price of Pinnacle West common stock on the date of grant of $41.71 per share and the 2011 Performance Shares valued at 100% of the Base Grant.

             We use performance shares because we believe they effectively tie long-term compensation to shareholder value, and we use RSUs to allow us to balance the goals of maximizing performance and promoting officer retention. Time-based RSUs also assist in mitigating risk incentives.

             To determine the amount of performance share and RSU awards, the Committee first establishes a target compensation value for each officer that it wants to deliver through long-term equity awards opportunities. The Committee considers various factors, including the retention value of the total compensation package, the long-term equity component in light of the competitive environment, and individual performance. The Committee also considers target value in light of the Company's achievement of earnings targets and overall performance. Once the target value is established, the Committee determines the number of shares subject to the awards by reference to the then-current market value of the Company's common stock.

             Performance Shares.    We use performance shares to promote long-term performance. We granted performance shares to our Named Executive Officers in February 2011 for a three-year performance period (the "2011 Performance Shares").

             The following graph illustrates how the 2011 Performance Shares work:

             The Committee grants each award recipient a specified number of performance shares, which is considered the "Base Grant." The maximum award opportunity is 200% of the Base Grant. The 2011 Performance Shares have two distinct performance elements:

50% of the Base Grant

If the Company's TSR Over the Performance Period as Compared to the TSR of the Companies in the S&P 1500 Super Composite Electric Utility Index (the "Index") is:	The Number of Performance Shares will be:

90th Percentile or Greater	100% of the Base Grant
75th Percentile	75% of the Base Grant
50th Percentile	50% of the Base Grant
25th Percentile	25% of the Base Grant
Less than 25th Percentile	None

             TSR is the measure of a company's stock price appreciation plus any dividends paid during the performance period. We believe using TSR strengthens the link between officer performance and shareholder return. Additionally, TSR is the most prevalent long-term incentive metric used among the Comparator Group. We anticipate that the common stock payout, if any, related to this performance element will be made in January 2014.

50% of the Base Grant

If the Company's Average Performance with respect to the Performance Metrics is:	The Number of Performance Shares will be:

90th Percentile or Greater	100% of the Base Grant
75th Percentile	75% of the Base Grant
50th Percentile	50% of the Base Grant
25th Percentile	25% of the Base Grant
Less than 25th Percentile	None

             The Company's "Average Performance" with respect to the performance metrics will be the average of the Company's percentile ranking for each of the following performance metrics during each of the three years of the performance period:

  •
  the J.D. Power Residential Survey (Western Region) percentile ranking of the Company relative to other participating companies;
  •
  the Edison Electric Institute quartile ranking (or percentile ranking, if available) associated with the Company's customer reliability results relative to other participating companies;
  •
  the Company's ranking for a customer-to-employee improvement ratio, based on data provided by SNL Financial ("SNL"), an independent third party data system relative to other companies reported in the SNL data;

  •
  the Company's percentile ranking based on the OSHA rate (All Incident Injury Rate) relative to other companies reported in the EEI data;
  •
  the Company's percentile ranking based on nuclear generation capacity factors relative to other companies reported in the SNL data; and
  •
  the Company's percentile ranking based on coal generation capacity factors relative to other companies reported in the SNL data.

             These metrics are designed to add factors that will more effectively motivate performance while achieving desired goals of the Company. The metrics selected encompass performance inclusive of all departments and are direct indicators of key business performance success. The metrics can be readily benchmarked and will provide a clear barometer of top-tier performance excellence. We believe a focus on these performance metrics over a three-year period aligns long-term compensation with key operational goals, thereby enhancing overall Company performance. We anticipate that the common stock payout, if any, related to this performance element will be made in December 2014.

             The recipient must also remain employed with the Company throughout the performance period, unless the recipient retires. In the case of the recipient's retirement, the employee is deemed to have been employed through the end of the performance period, provided that, in the event the recipient is terminated for cause (regardless of the recipient's retirement or eligibility for retirement), the recipient shall not be deemed to have been employed through the end of the performance period and will forfeit the right to receive any payout.

             A participant who receives an award of performance shares is also entitled to additional shares of common stock equal to the amount of dividends that the participant would have received had the participant directly owned the shares from the date of grant to the date of payment, plus interest on such dividends at the rate of 5% per annum, compounded quarterly, divided by the fair market value of one share of stock on the date of the stock payout. This common stock is paid out when and only if the related common stock payout is made. The 2011 Performance Shares are not included in calculating pension benefits.

             We include the 2011 Performance Shares in the Summary Compensation Table in the column under "Stock Awards" and in the 2011 Grants of Plan-Based Awards table. They are also included in the Alternate 2011 Compensation Table.

             RSUs.    We granted RSUs to our Named Executive Officers in February 2011. RSUs are incentive awards that vest over a number of years if the award recipient remains employed by the Company or one of its subsidiaries. Each RSU represents the fair market value of one share of our common stock on the applicable vesting date. Since a portion of multiple RSU awards may vest each February, the Committee selected February 20 as the vesting date for all RSUs as an administrative convenience. The following graph illustrates how the 2011 RSUs work:

             The 2011 RSUs:

  •
  fully vest before the end of the regular vesting period if the participant retires (Mr. Robinson is treated as fully-vested by virtue of this provision because he qualifies for early retirement); however, the RSUs will be forfeited and the recipient will not be entitled to receive any payment if the recipient's employment is terminated for cause regardless of the recipient's retirement or eligibility for retirement (unvested RSUs are forfeited if the participant's employment is terminated for any other reason);

  •
  are payable in stock or 50% cash and 50% stock, as the RSUs vest, at the election of the participant made shortly after the date of the initial grant, in an amount equal to the number of RSUs vesting multiplied by the closing price of a share of our common stock on the vesting date (in the case of a participant's retirement before the end of the vesting period other than for cause, as discussed above, the RSUs are payable on the dates and in the percentages specified in the vesting schedule even though fully-vested prior to those dates);
  •
  accrue dividend rights on the vested RSUs, equal to the amount of dividends that the participant would have received had the participant directly owned stock equal to the number of vested RSUs from the date of grant to the date of payment, plus interest at the rate of 5% per annum, compounded quarterly, with such amount paid either in stock or 50% stock and 50% cash; and
  •
  are not included in the calculation of pension benefits.

The 2011 RSUs are included in the Summary Compensation Table in the column under "Stock Awards" and in the 2011 Grants of Plan-Based Awards table. They are also included in the Alternate 2011 Compensation Table.

             Supplemental RSUs.    In February 2011, the Committee granted to the Company's officers a one-time award of a special class of RSUs that are payable solely in shares of common stock upon the recipient's retirement or other separation of employment. The Named Executive Officers received the following awards of these Supplemental RSUs:

Name	Dollar Amount of Award ($)	Number of Supplemental RSUs Awarded[1] (#)
Mr. Brandt	900,102	21,580
Mr. Hatfield	250,093	5,996
Mr. Edington	500,019	11,988
Mr. Falck	250,093	5,996
Mr. Robinson	449,967	10,788

1 Based on the closing price of Pinnacle West common stock on the date of grant of $41.71 per share.

             The Committee made these awards to recognize superior performance by the management team prior to 2011 and to provide a retention incentive. As such, the Committee considered the awards in the context of 2010 (and earlier) compensation, not 2011. Following is a discussion of the factors the Committee took into account in awarding the Supplemental RSUs. This discussion appeared in our Proxy Statement last year.

                          Creation of significant shareholder value.    Over the two-year period ended December 31, 2010, an aggregate of $1.7 billion of shareholder value was created for Pinnacle West shareholders.

The following table shows Pinnacle West's performance during this period compared to utility industry benchmarks for share price change and total shareholder return:

Metric	2009-2010 Benchmark Performance		2009-2010 PNW Performance
Change in common	EEI Utility Index	16.6%
stock price	S&P 1500	(1.0%)	29.0%
	Comparator Group	17.0%
TSR	EEI Utility Index	28.5%
	S&P 1500	9.0%	45.7%
	Comparator Group	28.6%

                          The Committee believed that the Company's management team contributed meaningfully to these superior results for shareholders. In addition to the financial returns, the Committee took into account the Company's achievements in 2010 that were set forth in our 2011 Proxy Statement, a number of which it believed set the foundation for continued improvement in the Company's operations and financial profile.

                          The Supplemental RSUs will assist the Company to retain management.    The Committee believed that the grants would encourage the retention of the executive team as well as other officers. The Company's officer group had experienced substantial change from 2007-2010 through a combination of retirements, promotions and external hires. A number of officers have substantial prior experience in the utility industry. The Committee understood that the market for executive talent in this industry is increasingly competitive, and that as a result the executive team is regularly exposed to a variety of other career opportunities. Accordingly, retention of experienced and qualified management will continue to be a priority for the Company. Equity grants such as the Supplemental RSUs are a commonly-used market technique for retention purposes.

                          Additionally, the Committee took into account that previous performance share grants awarded to a number of officers resulted in zero payouts in 2009 and 2010, due to the effect of substantial impairment charges necessitated by the Company's exit from real estate development and other unregulated businesses which began in 2009. This strategy had been successfully implemented through the liquidation of substantially all real estate operating assets and the sale of the Company's district cooling business in 2010. The liquidations and divestitures have generated more than $180 million of net cash proceeds and have de-risked the Company's financial profile, contributed to its improved liquidity and improved the Company's position in the credit markets. However, due to the resulting negative effect of the impairment charges on the previous performance share grants, the retention purpose that would have been served by the delivery of the original target value of these long-term incentives was not achieved. The Committee believed that the grants of Supplemental RSUs provided a retention incentive directly connected to the strong shareholder value created in the period when the previously-granted performance shares were ineffective to do so.

                          The grants should encourage the continued availability of key management to the Company and the consistent execution of business plans over the long-range horizon that typically characterizes the utility business. The Committee noted that since the Supplemental RSUs will result in the issuance of common stock, they would effectively increase management's personal stake in Pinnacle West and thereby further align management's interests with shareholder interests.

                          Description of the Supplemental RSUs.    In determining the structure of the Supplemental RSUs and the size of the grants awarded, the Committee consulted with the Consultant with respect to market practices.

                          The Supplemental RSUs:

      •
      will each represent the right to receive one share of Pinnacle West common stock;
      •
      will vest in increments on the second, third and fourth anniversary dates of the grant date as follows, provided that the recipient remains employed by Pinnacle West or its subsidiaries on each such date:

Date	Percentage of Each Grant That Will Vest

February 15, 2013	50%
February 15, 2014	25%
February 15, 2015	25%
      •
      will result in the issuance of shares of common stock to the recipient upon the recipient's retirement, death, disability or separation of employment from the Company;
      •
      will accrue notional dividends equal to the amount of dividends that a recipient would have received if the recipient had directly owned one share of Pinnacle West common stock for each Supplemental RSU held by the recipient from the grant date to each dividend payment date. The recipient will be credited with additional Supplemental RSUs on each dividend payment date equal to the amount of such dividends paid on such date divided by the fair market value of one share of common stock on such date. Such additional Supplemental RSUs will proportionally vest on the same remaining vesting schedule that applies to the original Supplemental RSUs and will result in the issuance of shares of common stock as provided above;
      •
      will be forfeited, to the extent that they have not vested, at any time when the recipient's employment is terminated;
      •
      will be excluded for purposes of the calculation of pension benefits; and
      •
      contain confidentiality protections that apply during employment and survive termination, and non-competition and employee non-solicitation provisions that survive for a period of one year following termination of employment.

                          Because the Supplemental RSUs were granted in 2011, they are included in the Summary Compensation Table and in the 2011 Grants of Plan-Based Awards table, even though they were not granted for 2011 performance. Because the Company considered the Supplemental RSU grants primarily in the context of performance prior to 2011 and retention purposes, such grants were not directly considered as part of the Committee's decision-making process in setting 2011 compensation. As such, they are not included in the Alternate 2011 Compensation Table.

    Amendments to Existing Award Agreements.

             In developing the 2012 Plan, as to which we are seeking shareholder approval, the Committee considered the treatment of outstanding equity awards (i.e., those issued under the 2007 Plan) in the event of a change of control. Given the Company's increased emphasis on equity grants as part of the overall executive compensation program, the Committee has amended all outstanding performance share awards and RSU awards granted under the 2007 Plan to provide for treatment upon a change of control consistent with that provided under the 2012 Plan. The terms of the amendments, including an override provision which may be applied by the Board in the event of a change of control, are set forth under "Existing Equity Compensation Plans – Amendments to Existing Award Agreements."

Benefits

             Pension Programs.    The Named Executive Officers participate in the Pinnacle West Retirement Plan ("Retirement Plan") and the Supplemental Excess Benefit Retirement Plan (the "Supplemental Plan"). We describe these plans in more detail under "Discussion of Pension Benefits." The Company believes that the pension programs are important recruitment and retention tools. In October 2010, the Committee reviewed the terms of the Supplemental Plan and decided to reduce the salary credits to a range of 8% to 18% as compared to the previous range of 12% to 28%, generally eliminate the retroactive feature and the 25-year service limit, and remove the joint and survivor subsidy. These changes went into effect for executive officers elected after January 1, 2011. The Committee changed the Supplemental Plan in order to better align it with existing market practices but still provide a competitive benefit.

             Deferred Compensation Programs.    The Company offers to its executive officers the ability, if the officer so chooses, to participate in a deferred compensation program. We describe our deferred compensation program in more detail under "Discussion of Nonqualified Deferred Compensation." We offer our deferred compensation program because the Committee believes that it is standard market practice to permit officers to defer all, or some portion, of their cash compensation. However, we generally consider the value in the deferred compensation plan to be the participant's own money and do not give this amount significant weight in making compensation decisions. In October 2011, the Company amended the plan to provide for a single interest rate and eliminate the five-year vesting requirement as discussed in more detail below under "Discussion of Nonqualified Deferred Compensation."

             Change of Control Agreements.    The Company maintains change of control arrangements ("Change of Control Agreements") for our officers, including the Named Executive Officers. Similar to our deferred compensation programs, Change of Control Agreements do not have a significant impact on compensation design. However, in setting annual incentives, we do consider that the change of control payment, if triggered, would be based on the average of these amounts for the prior four years. We discuss our Change of Control Agreements in more detail under "Potential Payments Upon Termination or Change of Control – Change of Control Agreements." Our Change of Control Agreements are "double trigger" agreements that provide severance benefits if, during a specified period following a change of control, the Company terminates an employee without "cause" or the employee terminates employment "for good reason." We believe that the possibility of strategic transactions or unsolicited offers creates job uncertainty for executives, and that the Change of Control Agreements are effective tools to provide incentives for executives to stay with the Company in light of these uncertainties. In addition, we believe that if the agreements are appropriately structured they do not deter takeovers or disadvantage shareholders. The Company's agreements are terminable on six months prior notice, prior to a change of control.

             In May 2009, in connection with a review of its executive compensation practices, the Company determined that, on a going-forward basis, it would no longer provide excise tax gross-up payments in new and materially amended Change of Control Agreements with its Named Executive Officers. In unusual circumstances where the Company believes that accommodations have to be made to recruit a new executive to the Company, limited reimbursement for taxes payable on change of control payments may be included in executives' contracts, but even in those circumstances, the excise tax gross-ups will be limited to payments triggered by both a change of control and termination of employment and will be subject to a three-year sunset provision.

             Perquisites.    We have had a long-standing policy of providing only limited perquisites to our executive officers. We describe our perquisites paid to each of the Named Executive Officers in footnote 4 to the Summary Compensation Table.

             Taxation and Accounting Considerations Regarding Executive Compensation

             Publicly-traded corporations generally are not permitted to deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to any of certain top executives, except to the extent the compensation qualifies as "performance-based" under rules set forth in the Internal Revenue Code (the "Code"). The Company does not use the deduction as a justification for awarding compensation below $1 million. To the extent the awards do exceed $1 million, the Company believes that it is in the shareholders' best interests to not only consider what components qualify for the deduction, but also preserve flexibility in designing a compensation program. For example, the RSUs described above do not qualify as performance-based compensation under the applicable tax provisions. The Committee and the Board may weigh the tax and accounting consequences of the total compensation program and the individual components of compensation when setting total compensation and determining the individual elements of an officer's compensation package. However, the Committee and the Board do not routinely apply the tax-deductibility rules to limit what they determine otherwise to be necessary and appropriate compensation awards.

             Stock Ownership and Retention Guidelines

             We believe that linking a significant portion of an officer's current and potential future net worth to the Company's success, as reflected in our stock price, helps to ensure that officers have a stake similar to that of our shareholders. Stock ownership guidelines also encourage the long-term management of the Company for the benefit of the shareholders.

             The Company's Stock Ownership and Retention Guidelines (the "Guidelines") are based on the officer's position and his or her base salary. The ownership requirements are shown in the table below in respect of the indicated officer position:

Officer	Multiple of Base Salary
Chief Executive Officer	4 times Base Salary
APS President and all Executive and Senior Vice Presidents	2 times Base Salary
All Other Vice Presidents and Officers	1 times Base Salary

             Each officer is expected to meet his or her ownership requirement within five years following the later of January 2010 or such officer's election (the "Phase-in Period"). In the event of (i) a promotion or a change in this Policy that would cause the officer to move into a higher multiple level or (ii) a base salary increase of more than 20% over the officer's previous base salary, an officer will have an additional three years to meet his or her applicable ownership requirement.

             The types of ownership arrangements counted toward the Guidelines are: common stock, whether held individually or jointly or in trust with or for the benefit of an immediate family member; shares issued upon the vesting of RSUs or the payout of performance shares; and unvested RSUs to the extent they will result in the issuance of common stock to the officer.

             Officers may not sell, pledge, margin, hedge, or otherwise grant an economic interest in ("Dispose") any shares of Company stock received by them pursuant to any of the Company's compensation or benefit programs (net of shares sold or surrendered to meet tax withholding or exercise requirements) until his or her ownership requirement has been met. Thereafter, the officer may Dispose of any shares to the extent such transaction would not cause the officer's share ownership to fall below his or her applicable requirement. The retention requirement applies both during and after the Phase-in Period. If the officer does not attain compliance with his or her ownership requirement by the end of the Phase-in Period, any subsequent grants of equity compensation to such officer will be payable solely in shares of stock until the ownership requirement is met. Under the Guidelines, the CEO may grant exceptions for hardship and other special circumstances.

             All of the Named Executive Officers are in compliance with the Guidelines.

Summary Compensation Table

             The following table provides information concerning the total compensation earned or paid to the Company's Named Executive Officers, which consist of our CEO, Chief Financial Officer, and our three other most highly compensated executive officers. This table includes the Supplemental RSUs granted in February 2011, as required by SEC rules; however, the Supplemental RSUs are not included in the Alternate 2011 Compensation Table for the reasons set forth in the CD&A.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[3]	All Other Compensation ($)[4]	Total ($)
Donald E. Brandt,	2011	1,091,000	0	3,900,218	1,636,500	1,272,236	25,242	7,925,196
Chairman of the Board,	2010	960,000	0	2,350,004	1,440,000	884,618	21,473	5,656,095
President and CEO	2009	890,568	0	1,825,460	1,232,136	613,982	25,736	4,587,882
of the Company and
Chairman of the Board
and CEO, APS
James R. Hatfield,	2011	490,000	0	750,279	292,653	284,440	28,016	1,845,388
Senior Vice President	2010	468,000	0	319,991	382,005	251,222	32,612	1,453,830
and Chief Financial	2009	450,750	100,000	214,760	382,824	169,380	394,240	1,711,954
Officer of the Company
and APS
Randall K. Edington,	2011	800,000	0	1,000,205	645,460	3,091,048	21,318	5,558,031
Executive Vice	2010	800,000	0	499,995	794,700	3,172,224	21,090	5,288,009
President and Chief	2009	800,000	150,000	490,880	758,625	325,400	152,667	2,677,572
Nuclear Officer, APS
David P. Falck,	2011	473,000	0	950,153	282,499	315,820	31,895	2,053,367
Executive Vice President,	2010	459,000	150,000	700,008	374,659	194,583	97,759	1,976,009
General Counsel and	2009	182,761	200,000	1,319,778	157,694	3,617[5]	124,854	1,988,704
Secretary of the Company and APS
Donald G. Robinson,	2011	610,000	0	1,520,079	647,820	2,992,575	21,372	5,791,846
President and Chief	2010	550,000	0	885,006	712,388	2,179,506	20,999	4,347,899
Operating Officer, APS	2009	490,152	0	813,020	708,675	833,493	21,986	2,867,326

1 This column reflects the aggregate grants of performance shares and RSUs, which are discussed under "Executive Compensation Components – Long-Term Incentives" in the CD&A and which are shown by individual grant on the 2011 Grants of Plan-Based Awards table. This column represents the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in our valuation are set forth in Note 16 of the Notes to Consolidated Financial Statements in the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the "2011 Form 10-K"). These amounts are allocated between the various equity grants as follows:

Name	RSUs ($)	Performance Shares ($)	Supplemental RSUs ($)
Mr. Brandt	1,500,058	1,500,058	900,102
Mr. Hatfield	250,093	250,093	250,093
Mr. Edington	250,093	250,093	500,019
Mr. Falck	350,030	350,030	250,093
Mr. Robinson	535,056	535,056	449,967

The amounts included in the Summary Compensation Table for the 2011 Performance Shares, based on the probable outcome at the time of the grant, assume that the 2011 Performance Share grants will be paid at 100% of the Base Grant. The 2011 Performance Share amounts are calculated as follows:

Name	Grant Number of Performance Shares (#)	Award Value Reflected in Table ($)	Maximum Award Value ($)
Mr. Brandt	35,964	1,500,058	3,000,117
Mr. Hatfield	5,996	250,093	500,186
Mr. Edington	5,996	250,093	500,186
Mr. Falck	8,392	350,030	700,061
Mr. Robinson	12,828	535,056	1,070,112

There were no forfeitures in 2011.

2 These amounts represent the payments described under "Executive Compensation Components – Annual Incentives" in the CD&A and, with respect to Mr. Edington, $1,300 for incentive payments received in connection with the outage incentive plans for the 16th refueling outages for Palo Verde Units 1 and 3 during 2011 (collectively, the "Refueling Outages").

3 The amounts in this column for 2011 consist of: (i) the estimated aggregate change in the actuarial present value from December 31, 2010 to December 31, 2011 of each of the Named Executive Officer's accumulated benefit payable under all defined benefit and actuarial pension plans (including supplemental plans and employment agreements) as follows: Mr. Brandt – $1,227,280; Mr. Hatfield – $282,297; Mr. Edington – $3,041,831; Mr. Falck – $299,795; and Mr. Robinson – $2,972,913 (Mr. Robinson is currently eligible for retirement at a reduced retirement benefit; however, this amount represents the amount he would be entitled to receive at age 60, at which time he would receive the full retirement benefit); (ii) the above-market portion of interest accrued under the deferred compensation plan as follows: Mr. Brandt – $44,956; Mr. Hatfield – $2,143; Mr. Edington – $49,217; Mr. Falck – $16,025; and Mr. Robinson – $19,662. We describe the special agreement we have with Mr. Edington regarding his benefits in the narrative disclosure accompanying this Summary Compensation Table and the 2011 Grants of Plan-Based Awards table. We describe the present value of Mr. Edington's accumulated benefit under the special agreement and our pension plans in the 2011 Pension Benefits table.

4 The amounts in this column include the following amounts for each of the Named Executive Officers for 2011:

Mr. Brandt:
• Company's contribution under the 401(k) plan	$11,213
• Perquisites and personal benefits consisting of a car allowance and financial planning	$13,750
• Insurance premium*	$279
Mr. Hatfield:
• Company's contribution under the 401(k) plan	$11,025
• Perquisites and personal benefits consisting of a car allowance, annual physical and financial planning	$16,828
• Insurance premium*	$163
Mr. Edington:
• Company's contribution under the 401(k) plan	$11,095
• Perquisites and personal benefits consisting of a car allowance	$10,000
• Insurance premium*	$223
Mr. Falck:
• Company's contribution under the 401(k) plan	$11,025
• Perquisites and personal benefits consisting of a car allowance, annual physical and financial planning	$20,710
• Insurance premium*	$160
Mr. Robinson:
• Company's contribution under the 401(k) plan	$11,186
• Perquisites and personal benefits consisting of a car allowance	$10,000
• Insurance premium*	$186

*    The insurance premium is paid in connection with an accidental death and dismemberment policy covering all officers and a business travel and accident policy covering all officers and directors.

5 As Mr. Falck was not employed by the Company on December 31, 2008, there was no change in pension value for this year.

2011 Grants of Plan-Based Awards

Name	Grant Date[1]	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards[2] ($)
		Threshold ($)[3]	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Donald E. Brandt
		545,500	1,091,000	1,636,500
	02/15/2011[4] (PS)				17,982	35,964	71,928		1,500,058
	02/15/2011[5] (RSU)							35,964	1,500,058
	02/15/2011[6] (Supp RSU)							21,580	900,102
James R. Hatfield
		1	245,000	490,000
	02/15/2011[4] (PS)				2,998	5,996	11,992		250,093
	02/15/2011[5] (RSU)							5,996	250,093
	02/15/2011[6] (Supp RSU)							5,996	250,093
Randall K. Edington
		1	400,000	800,000
	02/15/2011[4] (PS)				2,998	5,996	11,992		250,093
	02/15/2011[5] (RSU)							5,996	250,093
	02/15/2011[6] (Supp RSU)							11,988	500,019
		1	125,000[7]	125,000[7]
			1,650[8]
			1,650[8]
David P. Falck
		1	236,500	473,000
	02/15/2011[4] (PS)				4,196	8,392	16,784		350,030
	02/15/2011[5] (RSU)							8,392	350,030
	02/15/2011[6] (Supp RSU)							5,996	250,093
Donald G. Robinson
		228,750	457,500	915,000
	02/15/2011[4] (PS)				6,414	12,828	25,656		535,056
	02/15/2011[5] (RSU)							12,828	535,056
	02/15/2011[6] (Supp RSU)							10,788	449,967

1 In this column, the abbreviation "PS" means performance share awards, "RSU" means restricted stock unit awards, and "Supp RSU" means the Supplemental RSUs.

2 The amount in this column represents the full grant date fair value for financial reporting purposes for the 2011 Performance Shares, RSUs and Supplemental RSUs. We describe the 2011 Performance Share, RSU and Supplemental RSU awards under "Executive Compensation Components – Long-Term Incentives" in the CD&A.

3 As required by SEC rules, the "Estimated Possible Payouts" represent the "threshold," "target," and "maximum" payouts the Named Executive Officers were eligible to receive under the 2011 Incentive Plans, although any awards are subject to the discretion of the Human Resources Committee. The actual awards paid to the Named Executive Officers under the 2011 Incentive Plans are disclosed in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. With respect to Messrs. Hatfield, Edington and Falck under the 2011 Incentive Plans, the minimum amount each officer would have been eligible to receive was calculated based on APS earnings achieving the threshold amount, which would result in no payment with respect to the earnings portion of the 2011 Incentive Plans, and the business unit results at the lowest possible award. See "Executive Compensation Components – Annual Incentives" in the CD&A for additional information about the 2011 Incentive Plans.

4 This amount represents the 2011 Performance Shares described under "Executive Compensation Components – Long-Term Incentives – Performance Shares" in the CD&A. In accordance with SEC rules, we valued the awards based on the probable outcome at the time of the grant, which assumes the grant will be paid at 100% of the Base Grant and, in accordance with FASB ASC Topic 718, the closing stock price on the date of the grant. There were no forfeitures in 2011.

5 This amount represents the 2011 RSU awards described under "Executive Compensation Components – Long-Term Incentives – RSUs" in the CD&A. In accordance with FASB ASC Topic 718, we valued the RSUs using the number of RSUs awarded multiplied by the closing stock price on the date of the grant. There were no forfeitures in 2011.

6 This amount represents the Supplemental RSUs described under "Executive Compensation Components – Long-Term Incentives – Supplemental RSUs" in the CD&A. In accordance with FASB ASC Topic 718, we valued the Supplemental RSUs using the number awarded multiplied by the closing stock price on the date of the grant. There were no forfeitures in 2011.

7 This amount represents the dollar value of the 2011 Palo Verde Specific Compensation Opportunity described below. The actual amount paid to Mr. Edington is included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

8 These amounts represent the payout opportunity under the outage incentive plans for the Refueling Outages. These incentive plans do not provide for a threshold or maximum payment.

 Narrative Disclosure to Summary Compensation Table and 2011 Grants of Plan-Based Awards Table

             See the CD&A for further information regarding the terms of awards reported in the Summary Compensation Table and the 2011 Grants of Plan-Based Awards table, and for discussions regarding the formulas or criteria to be applied in determining the amounts payable, vesting schedules, and the treatment of dividends.

             The Company does not have traditional employment agreements. We typically enter into offer letters with new executive officers. APS and Mr. Hatfield executed an offer letter dated June 17, 2008, pursuant to which Mr. Hatfield received the following: an annual base salary of $450,000; a hiring incentive of $200,000 that was paid to Mr. Hatfield in 2008, and $100,000 that was paid to Mr. Hatfield in 2009; participation in the officer annual incentive plan with a target payment of 50% and up to a maximum of 100% of annual base salary; an award of 1,400 performance shares which would have vested in 2009 (but did not pay out), an award of 2,000 performance shares which would have vested in 2010 (but did not pay out), an award of 3,400 performance shares which vested in part in 2011; an award of 2,500 RSUs that vested through February 20, 2011, and an award of 3,500 RSUs that vested through February 20, 2012; participation in the Supplemental Excess Benefit Retirement Plan and the Deferred Compensation Plan; relocation benefits; and a Change of Control Agreement similar to those provided to other executive officers.

             APS and Mr. Edington executed an offer letter, dated December 20, 2006, pursuant to which Mr. Edington received: an annual base salary of $600,000; a hiring bonus of $200,000 that was paid to Mr. Edington in 2007, plus subsequent bonuses of $100,000 that were paid to Mr. Edington in 2008 and 2009; participation in the annual incentive plan with a target of 50% and up to a maximum of 100% of annual base salary; an award of 10,000 retention units; annual grants of long-term performance awards pursuant to our long-term equity incentive programs if made by the Human Resources Committee, with his first grant of performance shares to be in the amount of $125,000; cash payments made by APS on the dates on which performance shares and stock options granted to Mr. Edington by his former employer would have vested, in an amount equal to the value of such stock grants; relocation benefits; and certain medical benefits, including lifetime medical coverage for Mr. Edington and his spouse. In addition, the offer letter provides that his total pension benefit (including the benefit due under the Company's qualified plan, general non-qualified plan, and the supplemental agreement discussed below) will be the greater of: (a) his total pension benefit if he had remained with his former employer for five more years, or (b) a pension benefit that will accrue at 10% per year, up to a maximum of 60%, which vested in January 2012. The percentage is applied to his final average wage (highest 3 years in the final 10 years of employment and includes both base salary and annual incentives) to determine his lifetime benefit. In addition, the retention units granted to him in January 2007 are also included in the calculation of pension benefits. If his employment is terminated for any reason other than voluntary resignation or termination for cause prior to meeting the vesting as indicated above, part (a) of this paragraph will become payable to Mr. Edington or his spouse. If part (b) of this paragraph applies, it will be paid to Mr. Edington in two forms: one-half of the benefit will be paid to him in a lump sum and the second half of the benefit will be paid to Mr. Edington in a 100% joint and survivor annuity.

             Mr. Edington's offer letter provides that he will participate in specific Palo Verde annual incentive opportunities. APS adopted the 2011 Palo Verde Specific Compensation Opportunity, which provided Mr. Edington the opportunity to receive up to $125,000 upon the achievement of the following Palo Verde operational and performance targets: successful evaluation by INPO at a defined minimum rating; the achievement of a site capacity factor equal to or greater than 90%; no substantive cross-cutting issues existing by the end of 2011; and no NRC colored findings by the end of 2011. As noted in the CD&A under "Executive Compensation Components – Annual Incentives," Mr. Edington received an award amount of $125,000 under this opportunity.

             In recognition of Mr. Edington's significant contributions to Palo Verde's improvement since he joined APS in early 2007 and his critical role in returning Palo Verde to long-term excellence, on July 18, 2008, APS and Mr. Edington entered into a letter agreement that provided as follows:

  •
  Mr. Edington's base salary was increased to $800,000, effective June 1, 2008.
  •
  APS entered into a separate deferred compensation arrangement with Mr. Edington, pursuant to which APS credited Mr. Edington's deferred compensation account with $1 million, effective as of July 15, 2008. APS increased this account balance by an additional $1 million on June 1 of each year beginning June 1, 2009, until the account reached $4 million on June 1, 2011. The account will vest on June 1, 2012 if Mr. Edington remains with APS and will be payable before that date upon Mr. Edington's death, disability, or involuntary termination.
  •
  Effective July 15, 2008, APS established for Mr. Edington a life insurance benefit of $3 million that decreased by $1 million on June 1 of each year, beginning June 1, 2009, until the life insurance benefit terminated on June 1, 2011.

             On December 26, 2008, APS and Mr. Edington entered into a supplemental agreement further defining Mr. Edington's pension benefits as set forth in the December 20, 2006 letter, and the deferred compensation arrangement as set forth in the July 18, 2008 letter.

             Pinnacle West and Mr. Falck executed an offer letter in May 2009, pursuant to which Mr. Falck received: a starting annual base salary of $450,000; hiring incentive payments of $200,000 and $150,000 that were paid in 2009 and 2010, respectively; participation in the officer annual incentive plan with a target payment of 50% and up to a maximum of 100% of annual base salary; an award of 8,580 performance shares, which vested in part in March 2011 and in part in December 2011 and an award of 13,000 performance shares, which will vest in 2012 if the performance criteria are met (the performance share grants were based 50% upon an earnings per share metric and 50% upon the six performance metrics specified in the CD&A under "Executive Compensation Components – Long-Term Incentives – Performance Shares"); an award of 9,750 RSUs that vested through February 20, 2012 and an award of 13,000 RSUs that will vest through February 20, 2013; participation in the Supplemental Excess Benefit Retirement Plan and the Deferred Compensation Plan; a special discretionary credit award, which is described under "Discussion of Nonqualified Deferred Compensation;" and a Change of Control Agreement similar to those provided to other officers but modified to include a three-year sunset on the excise tax gross-up provisions; and relocation benefits.

2011 Outstanding Equity Awards at Fiscal Year-End

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1]
Donald E. Brandt
	36,562[2] (RSUs)	1,761,558	37,159[7] (PS – at target)	1,790,321
	22,343[3] (Supp RSUs)	1,076,485	68,326[8] (PS – at maximum)	3,291,947
	24,548[4] (RSUs)	1,182,723	44,622[9] (PS – at maximum)	2,149,888
	14,876[5] (RSUs)	716,726
	3,313[6] (RSUs)	159,620
James R. Hatfield
	6,195[2] (RSUs)	298,475	6,195[7] (PS – at target)	298,475
	6,207[3] (Supp RSUs)	299,053	9,299[8] (PS – at maximum)	448,026
	3,490[4] (RSUs)	168,149	5,250[9] (PS – at maximum)	252,945
	1,750[5] (RSUs)	84,315
	1,000[10] (RSUs)	48,180
Randall K. Edington
	6,195[2] (RSUs)	298,475	6,195[7] (PS – at target)	298,475
	12,410[3] (Supp RSUs)	597,914	14,536[8] (PS – at maximum)	700,344
	5,452[4] (RSUs)	262,677	12,000[9] (PS – at maximum)	578,160
	4,000[5] (RSUs)	192,720
	2,000[6] (RSUs)	96,360
David P. Falck
	8,636[2] (RSUs)	416,083	8,671[7] (PS – at target)	417,769
	6,207[3] (Supp RSUs)	299,053	20,351[8] (PS – at maximum)	980,511
	7,633[4] (RSUs)	367,758	19,500[9] (PS – at maximum)	939,510
	6,500[11] (RSUs)	313,170
	3,250[11] (RSUs)	156,585
Donald G. Robinson
	[12]	[12]	13,254[7] (PS – at target)	638,578
	11,171 (Supp RSUs)	538,219	25,730[8] (PS – at maximum)	1,239,671
			19,872[9] (PS – at maximum)	957,433

1 The amount in this column is calculated by multiplying the closing market price of our common stock at the end of 2011 ($48.18 per share as of December 30, 2011, the last trading day of 2011) by the number of Supplemental

RSUs, RSUs, performance shares ("PS") and corresponding dividend rights (and interest thereon) that will be paid in stock, listed for the specified officer. Mr. Robinson is treated as already vested in his RSU grants due to his qualification for early retirement.

2 This amount represents (i) the RSUs awarded in 2011 that are described, with their vesting and release schedule, under "Executive Compensation Components – Long-Term Incentives – RSUs" in the CD&A as follows: Mr. Brandt – 35,964; Mr. Hatfield – 5,996; Mr. Edington – 5,996; Mr. Falck – 8,392; and Mr. Robinson – 0, as he is treated as fully vested in this grant due to his qualification for early retirement; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt – 598; Mr. Hatfield – 199; Mr. Edington – 199; and Mr. Falck – 244.

3 This amount represents (i) the Supplemental RSUs that are described, with their vesting and release schedule, under "Executive Compensation Components – Long-Term Incentives – Supplemental RSUs" in the CD&A as follows: Mr. Brandt – 21,580; Mr. Hatfield – 5,996; Mr. Edington – 11,988; Mr. Falck – 5,996; and Mr. Robinson – 10,788; and (ii) additional Supplemental RSUs resulting from notional dividends as follows: Mr. Brandt – 763; Mr. Hatfield – 211; Mr. Edington – 422; and Mr. Falck – 211; and Mr. Robinson – 383.

4 This amount represents (i) the remaining RSUs awarded in 2010 as follows: Mr. Brandt – 23,475; Mr. Hatfield – 3,198; Mr. Edington – 4,995; Mr. Falck – 6,993; and Mr. Robinson – 0, as he is treated as fully vested in this grant due to his qualification for early retirement; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt – 1,073; Mr. Hatfield – 292; Mr. Edington – 457; and Mr. Falck – 640. The 2010 RSUs vest and are released in 25% increments beginning on February 20, 2011, so that they will be fully vested on February 20, 2014.

5 This amount represents the remaining RSUs awarded in 2009. The 2009 RSUs vest and are released in 25% increments beginning on February 20, 2010, so that they will be fully vested on February 20, 2013. Dividend rights (and interest thereon) are paid in cash for this award.

6 This amount represents the remaining RSUs awarded in 2008. The 2008 RSUs vest and are released in 25% increments beginning on February 20, 2009, so that they were fully vested on February 17, 2012. Dividend rights (and interest thereon) are paid in cash for this award.

7 This amount represents: (i) the 2011 Performance Shares – SEC rules require us to assume a number of shares equal to the target (100% of Base Grant) payout level of the performance shares for the 2011 Performance Shares, although the actual number of shares awarded, if any, will not be determined until after the end of the performance period, which ends on December 31, 2013; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt – 1,195; Mr. Hatfield – 199; Mr. Edington – 199; Mr. Falck – 279; and Mr. Robinson – 426. The 2011 Performance Shares are described with their vesting schedule under "Executive Compensation Components – Long-Term Incentives – Performance Shares" in the CD&A.

8 This amount represents: (i) the performance shares issued in 2010 – SEC rules require us to assume a number of shares equal to the maximum (200% of the Base Grant) payout level of the performance shares for the 2010 performance shares, although the actual number of shares awarded, if any, will not be determined until after the end of the performance period, which ends on December 31, 2012; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt – 5,726; Mr. Hatfield – 779; Mr. Edington – 1,218; Mr. Falck – 1,705; and Mr. Robinson – 2,156. If the 2010 performance share grant pays at the target (100% of Base Grant) level, including dividends and interest thereon payable in stock, the amounts would be as follows:

Name	Units at Target (#)	Payout Value ($)
Donald E. Brandt	34,163	1,645,973
James R. Hatfield	4,650	224,037
Randall K. Edington	7,268	350,172
David P. Falck	10,176	490,280
Donald G. Robinson	12,865	619,836

The 2010 performance shares have a performance period beginning on January 1, 2009 and ending on December 31, 2012.

9 This amount represents the performance shares issued in 2009. The performance period for these performance shares ended December 31, 2011; however, the payout if any, will not be determined until April 2012 for the portion tied to earnings per share and December 2012 for the portion tied to the six performance metrics. These are the dates the Company anticipates that we will have the information necessary to determine whether, and to what extent, these metrics were met. SEC rules require us to assume a number of shares equal to the maximum (150% of Base Grant) payout level for the 2009 performance shares. If the 2009 performance share grant pays at the target (100% of Base Grant) level, the amounts would be as follows:

Name	Units at Target (#)	Payout Value ($)
Donald E. Brandt	29,748	1,433,259
James R. Hatfield	3,500	168,630
Randall K. Edington	8,000	382,400
David P. Falck	13,000	626,340
Donald G. Robinson	13,248	638,289

10 This amount represents the remaining RSUs that were provided to Mr. Hatfield in 2008 pursuant to his offer letter. The award of 1,000 RSUs fully vested on February 17, 2012.

11 This amount represents the remaining RSUs that were provided to Mr. Falck in 2009 pursuant to his offer letter. The award of 6,500 RSUs will vest in 3,250 unit increments each February 20 through February 2013; the award of 3,250 RSUs fully vested on February 17, 2012.

12 Mr. Robinson has RSUs that will be released as described in footnotes 2 and 4-6. He is treated as fully vested in these grants due to his qualification for early retirement.

 2011 Option Exercises and Stock Vested

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)[1]	Value Realized on Vesting ($)[2]
Donald E. Brandt	21,329	893,258
James R. Hatfield	4,010	167,939
Randall K. Edington	7,298	305,640
David P. Falck	15,056	666,503
Donald G. Robinson	13,540	568,762

1 The amount in this column consists of: (i) RSUs that were granted to Messrs. Brandt, Hatfield, Edington and Falck in January 2010 that vested and were released in part on February 18, 2011 as follows: Mr. Brandt – 7,825; Mr. Hatfield – 1,066; Mr. Edington – 1,665; and Mr. Falck – 2,331; dividend rights (and interest thereon) payable in stock earned on RSUs granted in January 2010 and released on February 18, 2011 as follows: Mr. Brandt – 253; Mr. Hatfield – 69; Mr. Edington – 108; Mr. Falck – 151; and Mr. Robinson – 95; RSUs that were granted to Messrs. Brandt, Hatfield and Edington in February 2009 and Mr. Falck in July 2009 that vested and were released in part on February 18, 2011 as follows: Mr. Brandt – 7,438; Mr. Hatfield – 875; Mr. Edington – 2,000; and Mr. Falck – 3,250; RSUs that were granted to Messrs. Brandt and Edington in February 2008, Mr. Hatfield in October 2008 and Mr. Falck in July 2009 and that vested and were released, in part, on February 18, 2011 as follows: Mr. Brandt – 3,313; Mr. Hatfield – 1,000; Mr. Edington – 2,000; and Mr. Falck – 3,250; RSUs that were granted to Messrs. Brandt and Edington in February 2007 and to Mr. Hatfield in October 2008 and that vested and were released, in part, on February 18, 2011 as follows: Mr. Brandt – 2,500; Mr. Hatfield – 1,000; and Mr. Edington – 1,525; 12,828 RSUs that were granted (but were not released) to Mr. Robinson in February 2011 and 617 dividend rights (and interest thereon) payable in stock accrued in connection with Mr. Robinson's 2010 and 2011 grants; and (ii) 6,074 performance shares granted to Mr. Falck in July 2009 that vested in 2010 but were not released until December 2011 when the Company was able to determine whether, and the extent to which, the performance metrics were met.

2 The values realized for the RSUs and the performance shares are calculated by multiplying the number of shares of stock or units released by the market value of the common stock on the release date, which: (i) for the RSUs for Messrs. Brandt, Edington, Falck and Hatfield was $41.88; (ii) for the RSUs for Mr. Robinson was $41.71; and (iii) for Mr. Falck's 2008 performance shares was $47.80. Mr. Robinson is treated as fully vested in the 2011 RSUs at the time of the grant because under the grant, an individual becomes fully vested at the time the individual becomes eligible for retirement under the Company's retirement plan. Although fully vested, the awards will be released to Mr. Robinson in four equal, annual installments beginning on February 20, 2012. The value of the dividend rights (and interest thereon) payable in stock accrued for Mr. Robinson are calculated by multiplying the number of shares of stock by the year-end closing price of $48.18.

 2011 Pension Benefits

             The Pension Benefits table below includes estimates of the potential future pension benefits for each Named Executive Officer based on the actuarial assumptions used for financial reporting purposes, such as the life expectancy of each Named Executive Officer and his spouse and "discount rates."

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)[1]	Payments During Last Fiscal Year ($)
Donald E. Brandt[2]	Retirement Plan	9	232,300	0
	Supplemental Plan	9	3,527,952	0
James R. Hatfield[3]	Retirement Plan	4	61,486	0
	Supplemental Plan	4	692,563	0
Randall K. Edington[4]	Retirement Plan	5	85,979	0
	Supplemental Plan	5	2,023,883	0
	Employment Agreement	N/A	7,879,196	0
David P. Falck[5]	Retirement Plan	3	45,621	0
	Supplemental Plan	3	487,516	0
Donald G. Robinson[6]	Retirement Plan	30	1,357,843	0
	Supplemental Plan	25[7]	7,743,318	0

1 See Note 8 of the Notes to Consolidated Financial Statements in the 2011 Form 10-K for additional information about the assumptions used by the Company in calculating pension obligations.

2 The amounts shown are the present values of Mr. Brandt's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and as an annuity to be paid under the Supplemental Plan, both at age 65.

3 The amounts shown are the present values of Mr. Hatfield's accumulated benefit to be paid as an annuity and lump sum for the Retirement Plan and as an annuity to be paid under the Supplemental Plan.

4 The amounts shown are the present values of Mr. Edington's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan, the Supplemental Plan and under his employment arrangement. With respect to Mr. Edington's agreement, see the narrative disclosure accompanying the Summary Compensation Table and the 2011 Grants of Plan-Based Awards table.

5 The amounts shown are the present values of Mr. Falck's accumulated benefit to be paid as an annuity and lump sum for the Retirement Plan and an annuity to be paid under the Supplemental Plan.

6 The amounts shown are the present values of Mr. Robinson's accumulated benefit to be paid as an annuity and lump sum for the Retirement Plan and as an annuity to be paid under the Supplemental Plan at age 60, the earliest age at which he could retire with no reduction in benefits. See the following "Discussion of Pension Benefits."

7 Under the terms of this plan, as it applies to the Named Executive Officers, no additional benefit is awarded for credited years of service over 25 years of service.

Discussion of Pension Benefits

             Retirement Plan and Supplemental Plan.    The Company's Retirement Plan is a tax-qualified, non-contributory retirement plan for salaried and hourly employees. The Supplemental Plan provides retirement benefits for key salaried employees in addition to those provided under the Retirement Plan. The Supplemental Plan pays only the difference between the total benefit payable under the Supplemental Plan and the benefit payable under the Retirement Plan. As a result, an executive who participates in the Supplemental Plan does not receive duplicative benefits.

             Prior to April 1, 2003, benefits under the Retirement Plan and the Supplemental Plan (the "Traditional Formula Benefit") accrued in accordance with a traditional retirement plan formula based on average annual compensation and years of service (the "Traditional Formula"). Effective April 1, 2003, the Company changed the benefit accrual formula for both the Retirement Plan and the Supplemental Plan (the "Account Balance Benefit") to a retirement account balance formula (the "Account Balance Formula"). As part of the modification, all then current participants were able to elect to either (a) continue to earn benefits calculated under the Traditional Formula, or (b) earn benefits calculated (i) under the Traditional Formula for service through March 31, 2003, and (ii) under the Account Balance Formula for service after that date. Messrs. Brandt's and Robinson's benefits are calculated under the combined Traditional Formula/Account Balance Formula. Messrs. Hatfield's and Falck's benefits are calculated under the Account Balance Formula. Mr. Edington's benefits under the Retirement Plan are calculated under the Account Balance Formula. His benefits under the Supplemental Plan are calculated in accordance with his employment agreement with the Company, which is described in the narrative disclosure accompanying the Summary Compensation Table and the 2011 Grants of Plan-Based Awards table.

             Under the Traditional Formula of the Supplemental Plan, a participant's monthly benefit for life beginning at normal retirement age (age 65 or age 60 with 20 years of service) is equal to the following:

  •
  3% of the participant's average monthly compensation multiplied by the participant's first 10 years of service, plus
  •
  2% of the participant's average monthly compensation multiplied by the participant's next 15 years of service, minus
  •
  benefits payable under the Retirement Plan.

             A participant's Traditional Formula Benefit under the Retirement Plan is a monthly benefit for life beginning at normal retirement age and is equal to the participant's average monthly compensation multiplied by 1.65% for the first 33 years of service, plus 1% of average monthly compensation for each year of service credited in excess of 33 years. A participant's Traditional Formula Benefit begins when the participant reaches age 65 with 5 years of service or age 60 with 33 years of service. The maximum Traditional Formula Benefit a participant may receive under both the Retirement Plan and the Supplemental Plan is a monthly benefit of 60% of the participant's average monthly compensation.

             Under both the Supplemental Plan and the Retirement Plan, a participant may elect to begin receiving the Traditional Formula Benefit after attaining early retirement age, which is defined as age 55 with 10 years of service. The Traditional Formula Benefit of an individual who makes this election is reduced to reflect the early commencement of benefits; the reduction equals 3% per year for each year for which the individual receives benefits prior to normal retirement. Mr. Robinson currently qualifies for early retirement under the Retirement Plan and the Supplemental Plan. He does not currently qualify for normal retirement under the Retirement Plan or the Supplemental Plan. Messrs. Brandt, Hatfield, Edington and Falck do not currently qualify for early or normal retirement under either the Supplemental Plan or the Retirement Plan.

             Under the Account Balance Formula, a notional account is established for each eligible participant and benefits are generally payable at termination of employment. The Company credits monthly amounts to a participant's account.

             Under the Supplemental Plan, Company credits are based on the following formula:

Age at End of Plan Year	Percent of Monthly Compensation Contribution Rate (%)
Less than 35	12
35-39	14
40-44	16
45-49	20
50-54	24
55 and over	28

             Company credits under the Supplemental Plan stop at the end of the year in which a participant attains 25 years of service (the "25-Year Cap").

             Under the Retirement Plan, Company credits are based on the following formula:

Age Plus Whole Years of Service at End of Plan Year	Percent of Monthly Compensation Contribution Rate (%)
Less than 40	4
40-49	5
50-59	6
60-69	7
70-79	9
80 and over	11

             In addition, participants in the Retirement Plan on December 31, 2002 are eligible for up to 10 years of transition credits based on age and years of service (with the maximum transition credit being equal to 2.75% of average monthly compensation).

             For purposes of calculating the Traditional Formula Benefit and the Account Balance Benefit under the Retirement Plan, compensation consists solely of base salary up to $245,000, including any employee contributions under the Company's 401(k) plan, flexible benefits plan and qualified transportation arrangement under Section 132(f) of the Code. Amounts voluntarily deferred under other deferred compensation plans, bonuses and incentive pay are not taken into account under the Retirement Plan. The Supplemental Plan takes these amounts into account (with certain exceptions) plus base salary beyond the $245,000 limit. In addition, the retention units granted in December 2006 and January 2007 are included in compensation under the Supplemental Plan.

             For purposes of the Traditional Formula under the Retirement Plan, the average monthly compensation is the average of the highest 36 consecutive months of compensation in the final 10 years of employment; under the Supplemental Plan, the average monthly compensation is the average of the highest 36 consecutive months of compensation during employment. For purposes of the Account

Balance Formula, contributions are based on the participant's then current monthly compensation calculated as described above.

             A participant's years of service begin accruing on the date of employment. However, benefits do not vest until the completion of three years of service. The Company has from time to time granted key executives additional years of service and/or additional benefits as a percentage of average monthly compensation under the Supplemental Plan when necessary and appropriate to recruit and retain, and in limited situations, reward such executives. All such arrangements are pursuant to written agreements. Mr. Edington's employment agreement provides him with a benefit equal to the greater of (a) an amount equal to his total pension benefit if he had stayed at his prior employer for five more years, or (b) a pension benefit which will accrue at 10% of his final average pay per year of service, up to a maximum of 60% of his final average pay, which vested in January 2012.

             Under both the Retirement Plan and the Supplemental Plan, benefits are generally payable, as the participant elects, in the form of a level annuity, with or without survivorship, or a lump sum. However, Traditional Formula Benefits generally are not available as a lump sum, but are paid in the form of an annuity. Optional benefit forms are of relative actuarial value under the Retirement Plan. Under the Supplemental Plan, the 50% joint and survivor benefit form is fully subsidized, and the other benefit forms are partially subsidized. The Supplemental Plan offers an optional five-year certain form of payment (payable in 60 monthly installments).

             Effective January 1, 2011, the Supplemental Plan was amended to reduce the Company credits for individuals who become participants on or after January 1, 2011 to the levels listed in the following table:

Age at End of Plan Year	Percent of Monthly Compensation Contribution Rate (%)
Less than 35	8
35-39	9
40-44	10
45-49	12
50-54	15
55 and over	18

             In addition, individuals who become participants in the Supplemental Plan on or after January 1, 2011 are no longer entitled to receive a fully subsidized 50% joint and survivor annuity form of benefit, but the 25-Year Cap has been eliminated. Prior to the amendment, participants who were promoted to officer status were entitled to retroactive treatment as an officer for their entire period of employment. This feature has been eliminated for individuals promoted to officer status on or after January 1, 2011.

             Benefits under the Retirement Plan are paid from a tax-exempt trust. Benefits under the Supplemental Plan are paid from the general assets of the Company.

 2011 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)[3]
Donald E. Brandt:
DCP & 2005 Plan	0	0	81,639	0	1,170,154
James R. Hatfield:
2005 Plan	14,040	0	3,892	0	55,779
Randall K. Edington:[4]
2005 Plan	242,040	0	89,377	0	1,281,075
Employment Agreement	0	1,000,000	0	0	4,000,000
David P. Falck:[5]
DCP Discretionary Credits	0	0	29,101	0	417,108
Donald G. Robinson:
DCP & 2005 Plan	60,000	0	35,706	0	511,783

1The amount of the executive contribution is solely from the voluntary deferral by the executive of the executive's designated compensation and does not include any separate Company contribution. These deferred amounts are included in the "Salary" and "Non-Equity Incentive Plan Compensation" columns in the Summary Compensation Table.
2 A portion of the amounts reported in this column is also reported as compensation in the Summary Compensation Table, including, Mr. Brandt – $44,956; Mr. Hatfield – $2,143; Mr. Edington – $49,217; Mr. Falck – $16,025; and Mr. Robinson – $19,662. See clause (ii) of the first sentence of footnote 3 to the Summary Compensation Table.
3 The historical contributions of each Named Executive Officer to his aggregate balance at December 31, 2011, including "market rate" interest (as defined by the SEC) from the date of each contribution, is as follows: Mr. Brandt – $1,026,626; Mr. Hatfield – $51,880; Mr. Edington – $1,178,702; and Mr. Robinson – $454,158. Of the totals in this column, the following amounts have previously been reported in the Summary Compensation Table in this Proxy Statement or in the Company's prior Proxy Statements: Mr. Brandt – $940,093; Mr. Hatfield – $51,331; Mr. Edington – $1,152,786; Mr. Falck – $31,409; and Mr. Robinson – $259,506.
4 Mr. Edington became fully vested under the 2005 Plan on December 31, 2011. He will not be fully vested in his deferred compensation pursuant to his agreement until June 1, 2012. We describe the agreement we have with Mr. Edington regarding his deferred compensation in the narrative disclosure accompanying the Summary Compensation Table and the 2011 Grants of Plan-Based Awards table and show the amount payable in the event of termination under "Potential Payments Upon Termination or Change of Control."
5 Pursuant to Mr. Falck's offer letter, described under "Discussion of Nonqualified Deferred Compensation – DCP and 2005 Plan" below, the Company made a $350,000 credit award to Mr. Falck in 2009. The first $250,000 and interest accrued will vest on July 29, 2014 and the remaining $100,000 and interest accrued will vest on July 29, 2016 as long as he is employed by the Company on those dates.

 Discussion of Nonqualified Deferred Compensation

             DCP and 2005 Plan.    Effective January 1, 1992, the Company established The Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company, and El Dorado Investment Company Deferred Compensation Plan (the "DCP"). Under the DCP, a participant who was an employee was allowed to defer up to 50% of annual base salary and up to 100% of year-end bonus, which would include awards under regular annual incentive plans, but not special incentive payments. A participant who is a member of the Board is allowed to defer up to 100% of the annual cash fees payable to the participant. Amounts deferred by participants are credited with interest at various rates in substantially the same manner as interest is credited pursuant to the 2005 Plan, as described below. Distributions may be made (i) within 30 days after the fifth year an amount was deferred, (ii) on account of an unforeseen emergency, (iii) on account of retirement after attaining age 65 with five years of service or after attaining age 55 with 10 years of service ("Retirement Benefit"), (iv) on account of termination prior to retirement ("Termination Benefit"), (v) on account of disability, or (vi) on account of death before termination of employment.

             The Retirement Benefit and Termination Benefit are payable in a lump sum or in 5, 10, or 15 equal annual installments, as elected by the participant. Other benefits are generally paid in a lump sum. The method of crediting interest on lump sum and installment payments under the DCP is substantially the same as the method used in the 2005 Plan, as described below.

             On December 15, 2004, the Board authorized the adoption of a new nonqualified deferred compensation plan for post-2004 deferrals (the "2005 Plan"). No future deferrals will be permitted under the DCP. The 2005 Plan, effective as of January 1, 2005, is based in large part on the DCP as described above. The 2005 Plan was adopted to comply with the requirements of Section 409A of the Internal Revenue Code.

             Under the 2005 Plan, a participant who is an employee is allowed to defer up to 50% of the participant's base salary and up to 100% of the participant's bonus, including regular awards under annual incentive plans, but not special awards. A participant who is a member of the Board is allowed to defer up to 100% of the annual cash fees payable to the participant. Amounts deferred by participants are credited with interest at various rates, as described below. Deferral elections of base salary and director's fees must be made prior to the calendar year in which such base salary or director's fees will be paid. A deferral election with respect to a bonus must be made before the first day of the calendar year in which the bonus is earned. When making a deferral election, a participant also makes an election regarding the time and form of the participant's distributions from the 2005 Plan. Distributions from the 2005 Plan must be made in accordance with Section 409A of the Internal Revenue Code. Distributions are made (i) in January of the fifth year following the year in which an amount was deferred, (ii) on account of an unforeseeable financial emergency, (iii) on the later of termination of employment or attainment of age 55, or (iv) on account of death before termination of employment.

             In the event of termination of employment, attainment of age 55 or death, the benefit is payable in a lump sum or in 5, 10 or 15 equal annual installments, as elected by the participant. Benefits in the other circumstances are generally paid in a lump sum.

             Up until October 2011, the Company used two different interest rates to determine the amount of the participant's benefit under the 2005 Plan. The first was the "Base Rate," which, for any calendar year, was the 10-year U.S. Treasury Note rate published on the last business day of the first week of October preceding such calendar year. The second was the "Plan Rate," which was the sum of the "Base Rate" and the "Supplemental Rate." The plan committee appointed by the Board determined the "Supplemental Rate." From January 2011 until October 2011, the "Base Rate" was 2.54% and the "Supplemental Rate" was 4.96%.

             As a general rule, the interest rate used to determine the amount of the benefit payable in a lump sum is as follows:

Years of Plan Participation	Interest Rate
Less than five (and termination occurs other than due to retirement and more than six months prior to change of control)	Base Rate
All other situations	Plan Rate

             The interest rate used to determine the amount of the benefit payable in installments is a fixed rate equal to the average Plan Rate for the plan year in which the participant becomes eligible to receive the benefit and the four prior plan years. If the participant has fewer than five plan years of participation and terminates employment for reasons other than retirement, the interest rate used to calculate installments is a fixed rate equal to the average Base Rate for the plan years of participation. If the participant's installment payout begins on or after the date that is six months prior to a change of control of the Company, the Company is required to pay benefits using an average of the Plan Rate for the plan years of participation.

             In October 2011, the Company amended the 2005 Plan to provide for a single rate of interest that will be determined by the plan committee, but which rate shall in no event be less than the rate of interest equal to the 10-year U.S. Treasury Note rate as published on the last business day of the first week of October preceding a plan year. The amendment also removed the five-year vesting provision. The plan committee set the rate at 7.5%, which rate will be in effect until the end of 2012.

             Effective January 1, 2009, the Company amended the 2005 Plan to permit the Company, in its discretion, to award discretionary credits to participants. Discretionary credits generally will be paid at the time and in the form provided in the written award agreement.

             The Company agreed in Mr. Falck's offer letter to make a $350,000 discretionary credit award to Mr. Falck in 2009, pursuant to the 2005 Plan. The first $250,000 will vest on July 29, 2014 and the remaining $100,000 will vest on July 29, 2016. The $350,000 discretionary credit award earns interest in accordance with the 2005 Plan. The full amount of the discretionary credit award vests and becomes payable if the Company terminates Mr. Falck's employment without cause within two years following a change of control, or in the event of his death. If Mr. Falck terminates employment, for any reason other than those discussed above, prior to July 29, 2014, he forfeits the entire discretionary credit award; if such termination occurs between July 30, 2014 and July 29, 2016, Mr. Falck forfeits $100,000.

             Participation in both the DCP and the 2005 Plan is limited to officers, the Company's senior management group and directors of the Company and participating affiliates. The Company's obligations under the DCP and the 2005 Plan are unfunded (except in the limited change of control circumstance discussed below) and unsecured.

             Other Deferred Compensation Arrangements.    The Company agreed in Mr. Edington's letter agreement to award him deferred compensation in addition to any deferred compensation pursuant to the 2005 Plan. This award is described in the narrative disclosure accompanying the Summary Compensation Table and the 2011 Grants of Plan-Based Awards table and under "Potential Payments Upon Termination or Change of Control."

Potential Payments Upon Termination or Change of Control

             This section describes the potential payments that each of the Named Executive Officers could receive following termination of employment, including through death, disability, retirement, resignation, involuntary termination (with and without cause) or a change of control of the Company (each, a "Termination Event"). We describe plans, agreements, or arrangements under which each Named Executive Officer could receive payments following a Termination Event, excluding those that do not discriminate in favor of our executive officers and that are available generally to all salaried employees and awards that are already vested ("Termination Plans"). The payments to the Named Executive Officers under the various Termination Event scenarios described in this section are not intended to affect the Company's obligations to the Named Executive Officers. Those obligations are subject to, and qualified by, the contracts or arrangements giving rise to such obligations. Unless we note otherwise, the discussion below assumes that any Termination Event took place on December 30, 2011 (the last business day of the fiscal year 2011) for each Named Executive Officer.

             The Company does not have a severance plan that covers the Named Executive Officers. We also do not have traditional severance agreements or arrangements with our Named Executive Officers. We do have Change of Control Agreements which are discussed under "Change of Control Agreements."

             In addition to the termination payments set forth below, the Named Executive Officers would also receive a full distribution under the 2005 Plan (except in the case of Mr. Falck's DCP discretionary credits, which are discussed separately below) and pension benefits. Amounts payable to Messrs. Brandt, Hatfield, Edington and Robinson under the 2005 Plan are set forth in the 2011 Nonqualified Deferred Compensation table, which also shows which part of the payment was interest paid by the Company and which part is the executive's contribution.

             With respect to pension benefits, the amounts that each of the Named Executive Officers would receive under the Supplemental Plan in the event of a Termination Event are set forth in the 2011 Pension Benefits table; however, assuming that the Named Executive Officer had died on December 30, 2011, the amounts payable under the Supplemental Plan (and in the case of Mr. Edington, under the Supplemental Plan and his employment agreement), would have been as follows: Mr. Brandt – $4,121,177; Mr. Hatfield – $597,326; Mr. Edington – $9,422,937; Mr. Falck – $442,109; and Mr. Robinson – $7,967,177. These amounts are based on the following assumptions: (i) the Traditional Formula Benefit is paid in the form of a monthly annuity to the Named Executive Officer's spouse for life following his death and benefit payments commence immediately; (ii) the Account Balance Benefit is paid in the form of an immediate lump sum to his spouse; and (iii) in the case of Mr. Edington, 50% of the benefit is paid as an annuity and 50% of the benefit is paid as a lump sum to his spouse as provided in his employment agreement. With respect to Mr. Robinson, he would have received $8,110,478 in the event of a Termination Event other than death, disability or change of control due to his qualification for early retirement on December 30, 2011 – this amount is based on the assumption that the benefit would be payable as a monthly annuity beginning on January 1, 2012.

             Mr. Falck and Mr. Edington have deferred compensation agreements with the Company that would trigger a payment in connection with certain Termination Events, which are identified below. The agreements are discussed in the narrative disclosure accompanying the Summary Compensation Table and the 2011 Grants of Plan-Based Awards table.

             Subject to the foregoing, the following tables describe the amounts that would have been payable to each Named Executive Officer if a Termination Event had taken place on December 30, 2011:

Donald E. Brandt:

Component of Pay	Change of Control ($)	All Other Termination Events ($)
Severance Benefits	6,496,194	0
Present Value of Medical, Dental and Life Benefits	22,532	0
Outplacement Services	10,000	0
Excise Tax Gross-Up	3,354,982	0
TOTAL:	9,883,708	0

James R. Hatfield:

Component of Pay	Change of Control ($)	All Other Termination Events ($)
Severance Benefits	2,571,545	0
Present Value of Medical, Dental and Life Benefits	35,286	0
Outplacement Services	10,000	0
TOTAL:	2,616,831	0

Randall K. Edington:

Component of Pay	Death/Disability/Involuntary Termination by Company Other Than For Cause ($)	Change of Control ($)	All Other Termination Events ($)
Severance Benefits	0	4,429,854	0
Present Value of Medical, Dental and Life Benefits	0	31,473	0
Outplacement Services	0	10,000	0
Excise Tax Gross-up	0	1,923,531	0
Other Arrangements	4,000,000	4,000,000	0
TOTAL:	4,000,000	10,394,858	0

David P. Falck:

Component of Pay	Death ($)	Change of Control ($)	All Other Termination Events ($)
DCP Discretionary Credits	417,108	417,108	0
Severance Benefits	0	2,525,985	0
Present Value of Medical, Dental, and Life Benefits	0	34,286	0
Outplacement Services	0	10,000	0
Excise Tax Gross-Up	0	1,020,229	0
TOTAL:	417,108	4,007,608	0

Donald G. Robinson:

Component of Pay	Death/Disability ($)	Change of Control ($)	Termination for Cause ($)	All Other Termination Events ($)
Performance Shares[1]	0	0	2,431,397	3,144,402
Restricted Stock Units[2]	0	0	771,855	1,604,101
Severance Benefits	0	3,237,982	0	0
Present Value of Medical, Dental, and Life Benefits	0	28,692	0	0
Outplacement Services	0	10,000	0	0
Excise Tax Gross-Up	0	1,297,568	0	0
TOTAL:	0	4,574,242	3,203,252	4,748,503

1 Mr. Robinson is entitled to receive stock payouts, if any, under the 2009, 2010 and 2011 performance share awards if the Company attains specified performance criteria for the three-year periods ended December 31, 2011, 2012 and 2013, respectively, because under the 2009, 2010 and 2011 award agreements, an employee is deemed to have been employed through the performance period if the employee retires after reaching the age of retirement and attaining the requisite years of service. Assuming a maximum payout level for the 2009 and 2010 performance share awards, and a target payout level for the 2011 Performance Shares (see footnotes 7-9 to the 2011 Outstanding Equity Awards at Fiscal Year-End table), Mr. Robinson would receive the following stock payouts in 2012, 2013 and 2014 (using the closing market price on December 30, 2011 of $48.18): $1,106,499 for 2012; $1,324,898 for 2013 and $713,005 for 2014. However, Mr. Robinson is not entitled to a payout under the 2011 Performance Shares in the event he is terminated for cause.

2 Mr. Robinson is treated as fully-vested under the outstanding RSUs awards because he qualifies for early retirement. If Mr. Robinson had retired effective December 31, 2011, he would have been entitled to receive $550,230 on February 17, 2012 (using the closing market price on December 30, 2011 of $48.18), and would be entitled to receive the following amounts on the 20th day of February 2013, 2014, and 2015 (using the same closing market price): $522,484 for 2013; $347,256 for 2014; and $184,131 for 2015. However, Mr. Robinson is not entitled to payout under the RSUs granted in 2011 in the event he is terminated for cause.

             Change of Control Agreements.    The Company has entered into identical Change of Control Agreements with each of its executive officers, including each of the Named Executive Officers. The Company intends that these agreements provide stability in its key management in the event the Company experiences a change of control. The agreements contain a "double-trigger" that provides for certain payments if, during the two-year period following a change of control of the Company (the "first trigger"), the Company involuntarily terminates the officer's employment or the executive terminates his or her own employment following a significant and detrimental change in the executive's employment (the "second trigger"). In case of an officer's retirement, death or disability, no payments are made under the officer's Change of Control Agreement, except for the payment of accrued benefits; however, if the officer dies following the officer's receipt of a second trigger termination notice, the officer's estate will receive the change of control payments the officer would have received if the officer had survived. Pursuant to the Change of Control Agreement, each of the Named Executive Officers is obligated to hold in confidence any and all information in his possession as a result of his employment, during and after the Named Executive Officer's employment with the Company is terminated.

             The termination payment, if required, is an amount equal to 2.99 times the sum of the executive's annual salary at the change of control as increased to the date of termination plus the annual bonus (including incentive plan payments), as determined by an average over the last four years preceding termination. In addition, the executive is entitled to continued medical, dental, and group life insurance benefits at a shared cost until the end of the second year following the calendar year of termination. The termination is treated as a normal termination under the Company's stock option and benefit plans entitling the executive to exercise outstanding options within three months after termination and causing restrictions on restricted stock to lapse. Outplacement services are also provided. If the limitations described in Section 280G of the Internal Revenue Code are exceeded, the Company will not be able to deduct a portion of its payments. In addition, if these limitations are exceeded, Section 4999 of the Internal Revenue Code imposes an excise tax on all or part of the total payments. The agreement provides for an additional gross-up payment equal to the excise tax (plus any penalties and interest) imposed on or with respect to the total payments.

             In May 2009, the Company determined that, on a going forward basis, it will no longer provide excise tax gross-up payments in new and materially amended agreements with its Named Executive Officers. In unusual circumstances where the Company believes that accommodations have to be made to recruit a new executive to the Company, limited reimbursement for taxes payable may be included in an executive's contract; but even in those circumstances, the excise tax gross-ups will be subject to a three-year sunset provision.

             A change of control under the Change of Control Agreement includes: (1) an unrelated third party's acquisition of 20% or more of the Company's or APS's voting stock; (2) a merger or consolidation where either the Company or APS combines with any other corporation such that the Company's or APS's outstanding voting stock immediately prior to merger or consolidation represents less than 60% of the voting stock of the Company or APS immediately after the merger or consolidation, but excluding a merger or consolidation effected to implement a recapitalization in which no unrelated third party acquires more than 20% of the voting stock of the Company or APS; (3) a sale, transfer, or other disposition of all or substantially all of the assets of the Company or APS to an unrelated third party; or (4) the case where the composition of either the Board of the Company or of APS changes such that the members of the Board of the Company (the "Company Incumbent Board") or of APS (the "APS Incumbent Board"), as of July 31, 2007 (and with respect to Mr. Hatfield and Mr. Falck as of July 31, 2008) no longer comprises at least two-thirds of the Company's or APS's Board of Directors. For purposes of this later provision, a person elected to either Board, is treated as a member of the Company Incumbent Board or APS Incumbent Board if his or her nomination or election by shareholders was approved by a two-thirds vote of the members then comprising the Company Incumbent Board or APS Incumbent Board, and it does not include anyone who became a director in an actual or threatened election contest relating to the election of directors.

             Each of the agreements terminates on December 31 of each year upon six months advance notice by the Company to the executive officer; if the six months advance notice is not given, the agreements will continue for successive one-year periods until the notice is given. The Company is required to deposit into a trust sufficient funds to pay obligations under the DCP, 2005 Plan and the Supplemental Plan in the case of an actual or potential change of control.

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

             The members of the Human Resources Committee in 2011 were Messrs. Basha and Lopez, Dr. Herberger and Mses. Grant and Munro. None of the members of the Human Resources Committee is or has been an officer or employee of the Company or any of its subsidiaries and no executive officer of the Company served on the compensation committee or board of any company that employed, or had as an officer, any member of the Human Resources Committee or the Board.

DIRECTORS' COMPENSATION

             Compensation of the directors for 2011 was as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[2]	All Other Compensation ($)[3]	Total ($)
Edward N. Basha, Jr.	80,000	76,625	0	69	156,694
Donald E. Brandt[4]	0	0	0	0	0
Susan Clark-Johnson	80,000	76,625	0	69	156,694
Denis A. Cortese, M.D.	80,000	76,625	0	69	156,694
Michael L. Gallagher	92,500	76,625	53,326	69	222,520
Pamela Grant	80,000	76,625	0	69	156,694
Roy A. Herberger, Jr., Ph.D.	92,500	76,625	30,990	69	200,184
Dale E. Klein, Ph.D.	80,000	76,625	0	69	156,694
Humberto S. Lopez	80,000	76,625	62,731	69	219,425
Kathryn L. Munro	95,000	76,625	14,132	69	185,826
Bruce J. Nordstrom	92,500	76,625	26,672	69	195,866
W. Douglas Parker	92,500	76,625	0	69	169,194

1 In accordance with FASB ASC Topic 718, this amount reflects the aggregate grant date fair value of the stock award. On July 1, 2011, all of the directors at the time received a grant of either common stock or RSUs, based on an election previously delivered to the Company. All directors received common stock except for Mr. Gallagher, Drs. Herberger and Klein, and Ms. Munro, who each received RSUs. Under the terms of the RSUs, Mr. Gallagher and Dr. Herberger will receive 50% of the RSUs in cash and 50% of the RSUs in common stock and Dr. Klein and Ms. Munro will receive one share of common stock for each RSU, in all cases, on the last business day of the month following the month in which they separate from service on the Board. The number of shares of common stock or RSUs granted was 1,699 and the grant date fair value of each share of common stock or RSU is $45.10, which was the closing stock price on July 1, 2011. The stock grants were not subject to forfeiture.

2 The Company does not have a pension plan for directors. The amount in this column consists solely of the above-market portion of annual interest accrued under a deferred compensation plan pursuant to which directors may defer all or a portion of their Board fees. See the discussion of the rates of interest applicable to the deferred compensation program under "Discussion of Nonqualified Deferred Compensation."

3 This amount represents an insurance premium for a business travel and accident policy that covers all directors and officers.

4 Mr. Brandt is a Named Executive Officer and his compensation is set forth in the Summary Compensation Table. Mr. Brandt did not receive any additional compensation during 2011 in connection with his service as a director.

 Discussion of Directors' Compensation

             The Human Resources Committee makes recommendations to the Board for compensation, equity participation, and other benefits for directors. The Human Resources Committee and the Board generally review director compensation every two years.

             The director compensation program consists of the following components:

Compensation Component	Amount
Annual Retainer	$80,000
Audit Committee, Human Resources Committee, Finance Committee, and Nuclear and Operating Committee Chair Annual Retainer	$12,500
Lead Director Annual Retainer (Lead Director serves as Chair of Corporate Governance Committee for no additional compensation)	$15,000
Equity Grant on July 1	Shares equal to approximately $75,000

             Directors have an option to either receive the stock grant on July 1 or defer the receipt until a later date. A director who elects to defer the receipt of stock will receive RSUs in lieu of the stock grant. A director who elects to receive RSUs may elect to receive payment for the RSUs in either (1) stock or (2) 50% in stock or 50% in cash. The director may elect to receive these payments either (1) as of the last business day of the month following the month in which the director separates from service on the Board, or (2) as of a date specified by the director, which date must be after December 31 of the year in which the grant was received. The RSUs accrue dividend rights equal to the amount of dividends the director would have received if the director had directly owned one share of our common stock for each RSU held plus interest at the rate of 5% per annum, compounded quarterly. The manner of payment for the dividends and interest will be based on the director's election for payment of the RSUs.

             Only non-management directors are compensated for Board service. Company directors also serve as APS directors for no additional compensation. The Company reimburses Board members for expenses associated with Board meetings and director education programs.

             A comparison against the compensation programs of our current comparator group is generally performed every two years, and in January 2012, the Board approved increasing the annual equity grant to $90,000 and the Lead Director annual retainer to $20,000. These adjustments moved the equity grant to the median and the Lead Director annual retainer to the median/75th percentile of our comparator group. These changes will go into effect for the 2012-2013 term of the Board beginning in May 2012.

Director Stock Ownership Guidelines

             The Company believes that directors should have meaningful financial stakes in the Company to align their personal financial interests with those of the Company's shareholders.

             In January 2010, the Board adopted a revised stock ownership policy for non-management directors. Each director is required to hold or control Company common stock or RSUs with a value of at least three times the annual cash retainer fee paid to directors. Directors will have until the later of January 2013 or three years following the date they become a director (the "Director Ramp-Up Period") to reach the required ownership level. The Corporate Governance Committee has the discretion to grant a temporary waiver of the ownership policy to a director due to financial hardship or other good cause shown. All of the directors are in compliance with the Director Stock Ownership Guidelines.

PROPOSAL 2 – APPROVAL OF THE PINNACLE WEST CAPITAL CORPORATION
2012 LONG-TERM INCENTIVE PLAN

    General

             As we describe in the CD&A, equity-based long-term compensation is an important element of our compensation program. In the past few years, we have issued long-term equity incentive awards under the 2007 Plan. In January 2012, the Board of Directors, upon recommendation of the Human Resources Committee, approved the Pinnacle West Capital Corporation 2012 Long-Term Incentive Plan (the "2012 Plan"), subject to shareholder approval at the 2012 Annual Meeting. If shareholder approval is obtained, the 2012 Plan will become effective on the date approved by the Board (the "Effective Date").

             The 2012 Plan is designed to supersede and replace the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan (the "2002 Plan") and the 2007 Plan (collectively, the "Prior Plans") maintained by the Company, provided that the Prior Plans shall remain in effect until all awards granted pursuant to such Prior Plans have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such awards. No awards will be granted under any Prior Plan after the approval of the 2012 Plan by the shareholders.

             The 2012 Plan provides for the grant of restricted stock, restricted stock units, stock grants, stock units, dividend equivalents, performance shares, performance share units, performance cash, incentive and non-qualified stock options, and stock appreciation rights ("SARs") to eligible individuals. The 2012 Plan also allows the Human Resources Committee to grant awards that are intended to qualify for the "performance-based compensation" exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code.

             The Board believes that the 2012 Plan will promote the success, and enhance the value, of the Company by linking the personal interests of participants to those of Company shareholders. The Board also believes that the 2012 Plan will strengthen the Company's ability to motivate, attract, and retain employees upon whom the successful operation of the Company is largely dependent.

             The Company believes the following features of the 2012 Plan are consistent with the goals described above while providing appropriate limitations on the operation of the 2012 Plan:

  •
  Limitation on Repricing.  The 2012 Plan prohibits the direct and indirect repricing of previously granted options and SARs without prior shareholder approval.
  •
  No Discounted Options or SARs.  The 2012 Plan includes an express requirement that all options and SARs be issued with an exercise price that is not less than the fair market value of a share of Company stock on the grant date.
  •
  No Payment of Dividend Equivalents for Awards that Vest Based on Performance Goals until Performance Goals are Achieved.  The 2012 Plan precludes the payment of dividend equivalent awards for any restricted stock unit award that vests based on the achievement of performance goals, or with respect to a performance share unit or performance share award, unless and until the participant attains the applicable performance goals.
  •
  Limitation on Awards with Rapid or No Vesting.  The 2012 Plan provides that no more than five percent (in the aggregate) of the shares of stock available for grant under the 2012 Plan may be subject to the following types of awards: stock grants or stock units other than those awarded to members of the Board or members of the board of APS pursuant to regular retainer agreements; options that become fully vested prior to the third anniversary of the date of grant; SARs that become fully vested prior to the third anniversary of the date of grant; restricted stock or restricted stock unit awards that vest solely based on time-based vesting restrictions and which vest in less than three years from the date of grant; restricted stock or restricted stock unit awards that are subject to performance-based vesting and which vest before the expiration of the one-year period following the date of grant; and performance shares or performance share unit awards that fully vest before the expiration of the one-year period following the date of grant. Awards may vest in increments during the applicable three-year or one-year vesting periods described above. There are limited exceptions to the minimum vesting periods described in Section 14.1 of the 2012 Plan, which is attached as Appendix A.

  •
  Forfeiture and Recapture of Awards.  The award agreement for any award granted pursuant to the 2012 Plan will provide for the recapture or clawback of all or any portion of the award to comply with applicable law in effect on the date of the award agreement, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act.
  •
  Approval Every Five Years.  On average, the Company has submitted a long-term equity incentive plan to the shareholders every five years. We anticipate that the 2012 Plan will have sufficient shares to cover at least five more years.

             A summary of the 2012 Plan's principal provisions is set forth below. The summary is qualified by reference to the full text of the 2012 Plan, which is attached as Appendix A.

    Summary of Plan Features

    Administration

             The 2012 Plan will be administered by the Human Resources Committee. The Human Resources Committee shall consist of at least two directors each of whom qualifies as a "non-employee director" as defined in Rule 16b-3(b)(3) of the Exchange Act, and an "outside director" under Section 162(m) of the Code. The Human Resources Committee's powers are described in Section 3.3 of the 2012 Plan and include, but are not limited to, determining eligibility to receive an award, determining the amount and types of awards that may be granted to a participant, and determining all other terms and conditions that apply to awards.

    Eligibility

             Persons eligible to participate in the 2012 Plan include all employees, officers and Board members of the Company and its affiliates. In addition, on a case-by-case basis, the Human Resources Committee may grant awards to consultants and advisors to the Company and its affiliates subject to terms and conditions determined by the Human Resources Committee. Awards may also be made to prospective members of the Board, employees, officers, consultants or advisors. Such awards must specifically provide that no portion of the award will vest, become exercisable or be issued prior to the date on which the individual becomes employed or begins providing services to the Company or its subsidiaries.

    Shares Available Under the 2012 Plan

             The aggregate number of shares of stock reserved and available for issuance pursuant to the 2012 Plan shall be 4,595,500 shares of the Company's common stock. The number of shares is substantially equivalent to and does not exceed the number of authorized and unissued shares under the current 2007 Plan. This share award pool will be reduced by one share for each share that is subject to any award granted under any Prior Plan in the period beginning on January 1, 2012 and ending on the date the shareholders approve the 2012 Plan. The amount of stock reserved for issuance pursuant to the 2012 Plan is subject to proportionate adjustment by the Human Resources Committee in the event of any issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the shares of stock, or any similar corporate transaction or event in respect of the stock.

             For purposes of calculating the number of shares of stock available for awards under the 2012 Plan, the following share counting rules shall apply:

  •
  Shares of stock that are potentially deliverable under any award granted under the 2012 Plan, or any award outstanding under any Prior Plan on or after December 31, 2011, that expires or is cancelled, forfeited, or otherwise terminated without a delivery of such shares will not be counted against the limit of shares available for issuance under the 2012 Plan and will again be available for grant under the 2012 Plan.
  •
  Shares of stock that could have been issued in connection with an award but are not delivered because such award is settled in cash, will not be counted against the limit of shares available for issuance under the 2012 Plan and will again be available for grant under the 2012 Plan.
  •
  Dividend equivalent awards that are paid in cash will not be counted against the limit of shares available for issuance under the 2012 Plan.
  •
  The exercise of a stock-settled SAR or net-cashless exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance under the 2012 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise.
  •
  Shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2012 Plan.
  •
  Shares of stock purchased on the open market with cash proceeds generated by the exercise of an option will not increase or replenish the number of shares available for grant.

             The Human Resources Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of stock that are available for awards under the 2012 Plan.

    Limitation on Awards to Participants

             No more than 500,000 shares of stock may be subject to stock option or SAR awards granted to any one participant during any one calendar year. The maximum number of shares of stock that may be issued as incentive stock options under the 2012 Plan is 1,000,000. The maximum performance-based award (other than a performance cash award) payable to any one participant pursuant to the 2012 Plan during a 12-month performance period is 500,000 shares of stock or the cash equivalent. The maximum performance cash award payable to any one participant pursuant to the 2012 Plan for any 12-month performance period is $10,000,000. If a performance period is less than or exceeds 12 months, the limitations described in the two preceding sentences will be reduced or increased proportionately, as the case may be. As of March 16, 2012, the stock's closing price on the New York Stock Exchange was $47.02 per share.

    Awards

             Each of the following types of awards may be granted pursuant to the 2012 Plan:

             Restricted Stock.    A restricted stock award gives the participant the right to receive a specified number of shares of stock at a purchase price determined by the Human Resources Committee (including and typically zero). Restricted stock shall be subject to such restrictions on transferability and other restrictions as the Human Resources Committee may impose. Except as otherwise provided by the Human Resources Committee, during the restriction period, participants holding shares of restricted stock may not exercise voting rights with respect to such shares. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as the Human Resources Committee determines at the time of the grant of the award or thereafter. As a general rule, if a participant terminates employment when the stock is subject to restrictions, the participant forfeits the unvested restricted stock. The Human Resources Committee may, in its discretion, waive the restrictions in whole or in part in the event of a termination of employment.

             Restricted Stock Units.    A restricted stock unit award gives the participant the right to receive stock, or a cash payment equal to the fair market value of the stock (determined as of a specified date), subject to any vesting or other restrictions the Human Resources Committee deems appropriate. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Human Resources Committee. As a general rule, if a participant terminates employment when the restricted stock units are subject to restrictions, the participant forfeits the unvested restricted stock units. The Human Resources Committee may, in its discretion, waive the restrictions in whole or in part.

             Stock Grant Awards.    A stock grant award gives the participant the right to receive, or the right to purchase at a predetermined price, shares of stock free from vesting restrictions. The purchase price, if any, for a stock grant award shall be payable in cash or other form of consideration acceptable to the Human Resources Committee. A stock grant award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant.

             Stock Unit Awards.    A stock unit award gives the participant the right to receive a designated number of shares of stock, or a cash payment equal to the fair market value (determined as of a specified date) of a designated number of shares of stock, in the future free of any vesting restrictions. A stock unit award may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to any participant.

             Dividend Equivalent Awards.    A dividend equivalent award gives the participant the right to receive a credit when a dividend is declared on the Company's stock. Dividend equivalents are credited as of dividend payment dates during the period between the date of grant and the date the award is exercised, vests or expires. In no event may a dividend equivalent award made with respect to a restricted stock unit award that vests based on the achievement of performance goals, or with respect to a performance share unit or performance share award, be paid unless and until such award vests or is earned by satisfaction of the applicable performance goals. A dividend equivalent award shall initially be expressed in terms of cash or shares of stock, depending on the way in which the dividends to which it relates are declared. The Human Resources Committee will specify when the dividend equivalents will be converted to cash or stock, the formula for conversion and any restrictions or limitations on the conversion. Dividend equivalents will not be granted with respect to options or SARs.

             Performance Share Awards.    A performance share award gives the participant the right to receive a specified number of shares of stock if one or more performance goals specified by the Human Resources Committee are satisfied. Performance may be measured on a specific date or dates or over any period or periods as determined by the Human Resources Committee.

             Performance Share Units.    A performance share unit award gives the participant the right to receive a specified number of shares of stock or cash in an amount equal to the fair market value of the stock (determined as of a specified date) if one or more performance goals specified by the Human Resources Committee are satisfied. Performance may be measured on a specified date or dates or over any period or periods as determined by the Human Resources Committee.

             Performance Cash.    A performance cash award gives the participant the right to receive a cash payment if certain performance goals as specified by the Human Resources Committee are satisfied. Performance may be measured on a specified date or dates or over any period or periods determined by the Human Resources Committee.

             Stock Options.    An option entitles the participant to purchase shares of stock in the future at a specified price. The Human Resources Committee may grant both incentive stock options and nonqualified stock options under the 2012 Plan. Incentive stock options will only be granted to participants who are employees. The exercise price of all stock options granted under the 2012 Plan will be at least 100% of the fair market value of the stock on the date that the option is granted. Stock options may be exercised as determined by the Human Resources Committee provided that the term of any option granted under the 2012 Plan shall not exceed ten years from the date of grant. The exercise price for any option shall be paid in cash or shares of stock held longer than six months, however, the Human Resources Committee may prescribe other methods by which the exercise price of an option may be paid and the methods by which shares of stock may be delivered to participants; however, the exercise price may not be paid with a promissory note. The Human Resources Committee may not reprice options previously granted under the 2012 Plan.

             Stock Appreciation Rights.    A SAR entitles the participant to share in the appreciation on one share of stock. Appreciation is calculated as the excess of (i) the fair market value on the date of exercise over (ii) the base value of the SAR as determined by the Human Resources Committee, which shall not be less than the fair market value on the date of grant (or such higher amount determined by the Human Resources Committee). Unless otherwise provided by the Human Resources Committee, SARs shall vest and become exercisable in three equal installments on the first, second and third anniversaries of the date of grant, expire on the earlier of a participant's termination of employment or the tenth anniversary of the date of grant and payment for SARs shall be made in stock. The Human Resources Committee will determine the terms and conditions of any SAR at the time of the grant. A SAR may not be amended, modified or repriced to reduce the exercise price after the date of grant.

             Performance-Based Awards.    When the Human Resources Committee grants restricted stock, restricted stock units, stock grants, stock units, dividend equivalent awards, performance shares, performance share units, and performance cash awards, it may designate the awards as "performance-based awards." Performance-based awards are subject to the provisions of Article 13 of the 2012 Plan, which are designed to qualify the awards for the "performance-based compensation" exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code. Section 162(m) of the Code only applies to "covered employees," as defined in Section 162(m). Only covered employees will receive awards that will be classified as performance-based awards.

             A covered employee is only entitled to receive payment for a performance-based award for a given performance period to the extent that pre-established performance goals set by the Human Resources Committee for the performance period are satisfied. The Human Resources Committee will establish the performance goals for a particular performance period in writing no later than ninety days after the commencement of the performance period for a given award, provided that the outcome is substantially uncertain at the time the Human Resources Committee establishes the performance goal. In no event will the Human Resources Committee establish a performance goal for a given award after 25% of the performance period for such award has elapsed.

             The pre-established performance goals must be based on one or more of the following performance criteria: EBITDA; EBIT; costs; operating income; net income; cash flow; operating cash flow; net cash flow; fuel cost per million BTU; costs per kilowatt hour; retained earnings; budget achievement; return on equity; return on assets; return on capital employed; return on invested capital; cash available to the Company from an affiliate or affiliates; expense spending; O&M expense; O&M or capital per kilowatt hour; gross margin; net margin; market capitalization; customer satisfaction; revenues; financial return ratios; market share; shareholder return and/or value (including but not limited to total shareholder return); operating profits (including earnings before or after income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; capacity utilization; quality; economic value added; plant and equipment performance; operating efficiency; diversity; debt; dividends; bond ratings; corporate governance; and health and safety (including environmental health and safety). Any of the performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. The Human Resources Committee shall, within the time periods prescribed by Section 162(m), define in an objective fashion the manner of calculating the performance criteria it selects to use for a particular performance period for a particular participant.

             With respect to any performance-based award granted to a covered employee, the Human Resources Committee has the discretion to select the length of the performance period (which may be one or more periods of time of varying and overlapping durations, over which the attainment of one or more performance goals will be measured), the type of performance-based award to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or any division or business unit of any of them, or to the individual participant or any group of participants. The Human Resources Committee also has the discretion to evaluate the achievement of the performance goals in a manner that includes or excludes certain events that may occur during the performance period, as described in Section 13.5 of the 2012 Plan. The Human Resources Committee has the sole discretion to decrease the amount of compensation payable pursuant to any performance-based award, but the Human Resources Committee may not increase the compensation payable pursuant to any performance-based award. The Human Resources Committee must certify in writing prior to the payment of any performance-based award that the performance goals and any other material terms and conditions precedent to such payment have been satisfied.

             The pre-established performance criteria will be subject to shareholder approval again in 2017 if (as is currently the case) shareholder approval is then required to maintain the tax-deductible nature of future performance-based awards under the 2012 Plan.

    Prohibition on Repricing

             The 2012 Plan includes provisions that prohibit the Human Resources Committee from directly or indirectly repricing previously granted options or SARs (reduction in option exercise price or SAR grant price, surrender in exchange for cash or another award under the 2012 Plan, or surrender or exchange for another option or SAR with a lower exercise or grant price) without shareholder approval.

    Non-transferability

             As a general rule, awards granted pursuant to the 2012 Plan may not be transferred by a participant, except by will or by the laws of descent or distribution. The Human Resources Committee, in its discretion, may permit the transfer of any award to a family member or family trust.

    Clawback of Awards

             The award agreement for any award granted pursuant to the 2012 Plan will provide for the recapture or clawback of all or any portion of the award to comply with applicable law in effect on the date of the award agreement, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Human Resources Committee also may include other clawback provisions in the award agreement as it determines to be appropriate. By accepting an award, each participant in the 2012 Plan agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.

    Change of Control

             Unless the Human Resources Committee, with the approval of the Board, provides otherwise in an award agreement, if a change of control occurs, immediately prior to the change of control:

  •
  Any time-based or other restrictions imposed on restricted stock or restricted stock unit awards shall lapse and all restricted stock units and stock unit awards shall become immediately payable and shall be paid in stock or cash, in accordance with the terms of the applicable award agreement.
  •
  Performance shares or performance share unit awards that are payable in stock shall be converted to stock grant awards, which shall be immediately vested. In converting performance shares or performance share units to a stock grant, the participants shall receive the number of shares of stock that would have been earned at the target level of performance, unless the Human Resources Committee determines that a higher level of attained performance is reasonably ascertainable as of a specified date prior to the closing of the change of control transaction.
  •
  Any performance share unit awards that are payable in cash shall become immediately vested. Participants then shall generally receive a cash payment equal to the fair market value of the specified number of shares of stock payable pursuant to the award at the target level of performance, unless the Human Resources Committee determines that a higher level of attained performance is reasonably ascertainable as of a specified date prior to the closing of the change of control transaction.
  •
  Performance cash awards shall generally be deemed to be satisfied and earned at the target level of performance, unless the Human Resources Committee determines that a higher level of attained performance is reasonably ascertainable as of a specified date prior to the closing of the change of control transaction.
  •
  Any dividend equivalent awards shall be paid in cash or stock as determined in accordance with the applicable award agreement.
  •
  If an award is subject to Section 409A of the Code, a change of control may not result in the acceleration of the timing of any payment unless the transaction that results in the change of control also constitutes a "change of control event" as such term is used in the applicable Treasury Regulations. If due to the above provisions the payment of an award may not be accelerated, the Board, prior to the change of control, shall take such action as it in good faith determines to be necessary to assure that there will be no material impairment to either the value of the award to the participant or the participant's opportunity for future appreciation in respect of such award.
  •
  Any and all options and SARs shall become exercisable immediately before the closing of the change of control transaction. If pursuant to the terms of the award agreement, a SAR is to be paid in cash, the SAR will be deemed to be exercised on the closing of the transaction that results in the change of control and a participant will receive the resulting cash payment within ten days following the closing of the change of control transaction.

             Board Override.    Notwithstanding the foregoing change of control provisions, prior to a change of control, the Board may determine that no change of control shall be deemed to have occurred or that some or all of the enhancements to the rights of participants described above shall not apply to specified awards. The Board may exercise such override authority only if, before or immediately upon the occurrence of the specified event that would otherwise constitute a change of control, the Board, as constituted prior to the change of control, reasonably concludes, in good faith, that: (i) participants holding awards affected by action of the Board override shall be protected by legally binding obligations of the Company or the surviving entity or the parent thereof because such awards (A) shall remain outstanding following consummation of all transactions involved in or contemplated by such change of control or (B) shall be assumed and adjusted by the surviving entity resulting from such transactions or the parent thereof, or (C) shall be exchanged for new awards issued by the surviving entity resulting from such transaction or the parent thereof; and (ii) changes in the terms of the award resulting from such transactions will not materially impair the value of the awards to the participants or their opportunity for future appreciation in respect of such awards. The Board may exercise such override authority with respect to an award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A of the Code only in a manner and to the extent permissible under Section 409A. The Committee took into account this override provision in its recommendation to the Board for approval of the 2012 Plan.

    Amendment and Termination

             The Human Resources Committee, with the Board's approval, may terminate, amend, or modify the 2012 Plan at any time, except where shareholder approval for an amendment is required by applicable law, regulation or stock exchange rule. Except as provided in the next sentence, no amendment, modification, or termination of the 2012 Plan or any award agreement shall in any material manner adversely affect any award previously granted under the 2012 Plan without the consent of the participant. The participant's consent is unnecessary if, among other things, the change is required to cause the benefits under the 2012 Plan to (a) qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable regulations or other interpretive authority or (b) comply with the provisions of Section 409A of the Code.

             The 2012 Plan will terminate on the tenth anniversary of the Effective Date. In no event may an award be granted under the 2012 Plan on or after the tenth anniversary of the Effective Date. Awards outstanding on the tenth anniversary of the Effective Date will remain in effect according to the terms of the award agreement and the 2012 Plan.

    Tax Withholding

             The Company will have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the 2012 Plan.

    Federal Income Tax Consequences

             This is a brief summary of the principal federal income tax consequences of certain transactions under the 2012 Plan based on federal income tax laws in effect on January 1, 2012. This summary is not intended to be exhaustive and does not describe state, local and foreign income taxes which may also be applicable.

             As a general rule, with the exception of a stock grant, a participant will not recognize taxable income with respect to any award at the time of grant. A participant will recognize ordinary taxable income on a stock grant award at the time of grant.

             Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, stock grants, stock units, performance shares, performance share units, performance cash, or dividend equivalents, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction, or payment. The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

             A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock's fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a risk of forfeiture and is not transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements for this favored tax treatment and the tax consequences described for nonqualified stock options will apply.

             Section 409A of the Code, among other things, expanded the definition of deferred compensation arrangements to include, for example, below market option and SAR grants, restricted stock units, performance shares, performance share units, performance cash, dividend equivalents (in some circumstances) and stock unit awards. If awards that are subject to Section 409A of the Code fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The Company intends (but does not and cannot guarantee) that awards granted under the 2012 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2012 Plan in such a manner.

    New Plan Benefits

             Benefits under the 2012 Plan will depend on the Human Resources Committee's actions and the fair market value of common stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by 2012 Plan participants. However, in February 2012, the Human Resources Committee granted to the Named Executive Officers performance shares and RSUs. The performance share grants use the same performance metrics as set forth in the CD&A for the 2011 Performance Shares (except the J.D. Power Residential Survey changed from the Western Region to the National Large Segment) but the performance period is from January 1, 2012 through December 31, 2014. The RSUs vest in four equal, annual installments beginning on February 20, 2013. The Named Executive Officers received the following base grant for the performance shares: Mr. Brandt – 41,772; Mr. Hatfield – 5,802; Mr. Edington – 5,802; Mr. Falck – 8,122; and Mr. Robinson – 16,246; and the following RSUs: Mr. Brandt – 34,184; Mr. Hatfield – 4,752; Mr. Edington – 4,752; Mr. Falck – 6,648; and Mr. Robinson – 13,296. The grants were made under the 2012 Plan, but if the 2012 Plan is not approved by the shareholders, these grants will automatically be made under the 2007 Plan.

    Vote Required

             Adoption of the 2012 Plan requires approval by holders of a majority of the outstanding shares of Company stock who are present, or represented, and entitled to vote thereon, at the 2012 Annual Meeting, provided the total votes cast with respect to this proposal represent over fifty percent (50%) of the shares of common stock entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE APPROVAL OF THE PINNACLE WEST CAPITAL CORPORATION
2012 LONG-TERM INCENTIVE PLAN

EXISTING EQUITY COMPENSATION PLANS

Securities Authorized for Issuance Under Equity Compensation Plans

             The following table sets forth information as of December 31, 2011 with respect to the 2002 Plan and the 2007 Plan under which our equity securities are currently authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)[1]	Weighted-average exercise price of outstanding options, warrants and rights (b)[2]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)[3]
Equity compensation plans approved by security holders	1,670,330	$34.75	4,595,594
Equity compensation plans not approved by security holders	—	—	—

Total	1,670,330	$34.75	4,595,594

1 This amount includes shares subject to outstanding options as well as shares subject to outstanding performance share awards and restricted stock unit awards at the maximum amount of shares issuable under such awards. However, payout of the performance share awards is contingent on the Company reaching certain levels of performance during a three-year performance period. If the performance criteria for these awards are not fully satisfied, the award recipient will receive less than the maximum number of shares available under these grants and may receive nothing from these grants.

2 The weighted average exercise price in this column does not take performance share awards or restricted stock unit awards into account, as those awards have no exercise price.

3 Awards can take the form of options, stock appreciation rights, restricted stock, performance shares, performance share units, performance cash, stock grants, dividend equivalents, and restricted stock units.

             Equity Compensation Plans Approved By Security Holders

             Amounts in column (a) in the table above include shares subject to awards outstanding under the Prior Plans that were previously approved by our shareholders: (a) the 2002 Plan, under which no new stock awards may be granted; and (b) the 2007 Plan, which was approved by our shareholders at our 2007 annual meeting of shareholders. Although we cannot issue additional awards under the 2002 Plan, shares subject to outstanding awards under the 2002 Plan that expire or are cancelled or terminated are added to the number of shares of stock available for issuance under the 2007 Plan. See Note 16 of the Notes to Consolidated Financial Statements in the 2011 Form 10-K for additional information regarding these plans.

             Equity Compensation Plans Not Approved By Security Holders

             The Company does not have any equity compensation plans under which shares can still be issued that have not been approved by shareholders.

Amendments to Existing Award Agreements

             As stated in the CD&A under the heading "Executive Compensation Components – Long-Term Incentives – Amendments to Existing Award Agreements," we amended all outstanding award agreements under the 2007 Plan to provide a more customary treatment of the awards in the event of a change of control. The amendments provide as follows:

             Performance Share Awards.    Upon the closing, or in anticipation but contingent upon the closing, of a transaction that results in a change of control, each performance share award granted under the 2007 Plan will be converted to either a restricted stock unit award or cash, at the election of the participant. Both the restricted stock unit award and the cash equivalent, as the case may be, will become vested upon the closing of the change of control transaction.

             If the participant elects to convert the performance share to a restricted stock unit award, the participant will receive the number of restricted stock units equal to the number of shares of stock that would have been earned at the target level of performance, unless the Human Resources Committee determines that a higher level of attained performance is reasonably ascertainable as of a specified date prior to the closing of the change of control transaction. The restricted stock units will then be converted into an award relating to the publicly traded stock of the surviving entity or its parent company. The value of the shares of stock subject to the converted award shall equal the value of the consideration received in connection with the transaction that results in the change of control by a shareholder of the Company holding the same number of shares of stock as the number of restricted stock units as calculated above.

             If a participant elects to convert the performance share awards granted under the 2007 Plan to cash, the participant will receive a cash payment equal to the fair market value as of the date of closing of the change of control transaction for the specified number of shares of stock equal to the number of shares of stock that would have been earned at the target level of performance, unless the Human Resources Committee determines that a higher level of attained performance is reasonably ascertainable as of a specified date prior to the closing of the change of control transaction.

             RSU Awards.    All RSU awards granted under the 2007 Plan will become fully vested upon the closing, or in anticipation but contingent upon the closing, of a transaction that results in a change of control.

             RSU awards that are not subject to Section 409A of the Code will become immediately payable and will be paid in stock or cash, in accordance with the terms of the applicable award agreement.

             If the Company concludes that a RSU award granted under the 2007 Plan is subject to Section 409A of the Code, the RSU award will be converted into a restricted stock unit award relating to (and expressed in terms of) the publicly traded stock of the surviving entity or its parent company or cash, as elected by the participant. Payment for the converted restricted stock units shall then be made at the time or times otherwise specified in the award agreement. If the participant elects to convert the award into an award relating to the publicly traded stock of the surviving entity or its parent company, the value of the shares of stock subject to the converted award will equal the value of the consideration received in connection with the transaction that results in the change of control by a shareholder of the Company holding the same number of shares of stock that are subject to the award.

             If a participant elects to convert a RSU award into cash, the amount of cash payable will be equal to the value of the consideration received in connection with the closing of the change of control transaction by a shareholder of the Company holding the same number of shares of stock that are subject to the award.

             Board Override.    Prior to a change of control, the Board, may determine that no change of control shall be deemed to have occurred or that some or all of the enhancements to the rights of participants described above, shall not apply to specified awards of performance shares or RSUs. The Board may exercise such override authority only if, before or immediately upon the occurrence of the specified event that would otherwise constitute a change of control, the Board, as constituted prior to the change of control, reasonably concludes, in good faith, that: (i) participants holding awards affected by action of the Board override shall be protected by legally binding obligations of the Company or the surviving entity or the parent thereof because such awards (A) shall remain outstanding following consummation of all transactions involved in or contemplated by such change of control or (B) shall be assumed and adjusted by the surviving entity resulting from such transactions or the parent thereof, or (C) shall be exchanged for new awards issued by the surviving entity resulting from such transactions or the parent thereof; and (ii) changes in the terms of the award resulting from such transactions will not materially impair the value of the awards to the participants or their opportunity for future appreciation in respect of such awards.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

             The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") was signed into law on July 21, 2010. The Dodd-Frank Act requires U.S. public corporations to provide for an advisory (non-binding) vote on executive compensation ("Say-on-Pay").

             As discussed in more detail in our CD&A and the accompanying tables and narrative, the Company has designed its executive compensation program to align executives' interests with those of our shareholders, make executives accountable for business and individual performance, retain key employees, and attract, retain and reward the executive talent required to achieve our corporate objectives and to increase long-term shareholder value. We believe that our compensation policies and practices promote a pay-for-performance philosophy and, as such, are aligned with the interests of our shareholders.

             In deciding how to vote on this proposal, the Board points out the following factors, many of which are more fully discussed in the CD&A:

  •
  Our Human Resources Committee has designed the compensation packages for our Named Executive Officers to depend significantly on the achievement of performance goals that the Human Resources Committee believes drive long-term shareholder value;
  •
  The Company had a highly successful year in 2011, as discussed under "Overview of 2011 Company Performance;"
  •
  Our pay practices are designed not to encourage management to take unacceptable risks;
  •
  We engage in continual benchmarking in order to confirm that our programs are comparable to the companies in our Comparator Group; and
  •
  We believe the Company's executive compensation program is well suited to promote the Company's objectives in both the short and long-term.

             The Board strongly endorses the Company's executive compensation program and recommends that the shareholders vote in favor of the following resolution:

        RESOLVED, that the compensation paid to the Company's Named Executive Officers as disclosed in this Proxy Statement in the CD&A, the compensation tables and the narrative discussion, is hereby approved.

             Because your vote is advisory, it will not be binding upon the Human Resources Committee or the Board. However, we value our shareholders' opinions, and we will consider the outcome of the vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

 PROPOSAL 4 – RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP
AS INDEPENDENT ACCOUNTANTS OF THE COMPANY

Ratification

             The Audit Committee has selected D&T as the Company's independent accountants for the year ending December 31, 2012 and has directed management to submit such selection for ratification by the shareholders at the Annual Meeting. In the event the shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and the shareholders' best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY'S INDEPENDENT ACCOUNTANTS
FOR THE YEAR ENDING DECEMBER 31, 2012

ACCOUNTING AND AUDITING MATTERS

The Independent Accountants

             The Audit Committee has selected D&T, independent accountants, to examine the Company's financial statements for the year ending December 31, 2012 and, pursuant to Proposal 4, has requested shareholder ratification of this selection. D&T served as the Company's independent registered public accountants for the year ending December 31, 2011. Representatives of that firm will be present at the Annual Meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

             The following fees were paid to D&T for the last two fiscal years:

Type of Service	2010 ($)	2011 ($)
Audit Fees[1]	1,747,349	1,901,227
Audit-Related Fees[2]	171,385	221,204
Tax Fees	0	0
All Other Fees	0	0

1 The aggregate fees billed for services rendered for the audit of annual financial statements and for review of financial statements included in Reports on Form 10-Q.

2 The aggregate fees billed for assurances services that are reasonably related to the performance of the audit or review of the financial statements that are not included in the Audit Fees reported above, which primarily consist of fees for employee benefit plan audits performed in 2010 and 2011.

Pre-Approval Policies

             The Audit Committee pre-approves each audit service and non-audit service to be provided by D&T. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit and non-audit services to be performed by D&T if the services are not expected to cost more than $50,000. The Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services performed by D&T in 2011 for the Company were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

             In accordance with its written charter adopted by the Board, the primary function of the Audit Committee is to assist Board oversight of: (a) the integrity of the Company's financial statements; (b) the independent accountants' qualifications and independence; (c) the performance of the Company's internal audit function and independent accountants; and (d) general compliance by the Company with legal and regulatory requirements that may have a material impact on the financial statements of the Company.

The Audit Committee reports as follows:

             1.     The Audit Committee has discussed and reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2011, with the Company's management and the independent accountants, D&T. The Audit Committee is directly responsible for the oversight of the Company's independent accountants. Management is responsible for the Company's financial reporting process, including the Company's system of internal controls, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent accountants are responsible for auditing and rendering an opinion on those financial statements, as well as auditing certain aspects of the Company's internal controls. The Audit Committee's responsibility is to monitor these processes.

             2.     The Audit Committee has discussed with D&T all communications required by auditing standards generally accepted in the United States of America and SEC regulations, including those described in Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

             3.     The Audit Committee has obtained from D&T and reviewed the written disclosures and the letter required by applicable requirements of the Public Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence. The Committee discussed with D&T any relationships that may impact D&T's objectivity and independence and satisfied itself as to the accountants' independence.

             4.     Based on the foregoing, the Audit Committee has recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

AUDIT COMMITTEE CHAIR Bruce J. Nordstrom	AUDIT COMMITTEE MEMBERS Denis A. Cortese Pamela Grant Dale E. Klein Humberto S. Lopez

APPENDIX A

PINNACLE WEST CAPITAL CORPORATION
2012 LONG-TERM INCENTIVE PLAN

EFFECTIVE DATE:
APPROVED BY SHAREHOLDERS:
TERMINATION DATE:

ARTICLE 1
ESTABLISHMENT; PURPOSE; GLOSSARY

             1.1           ESTABLISHMENT; IMPACT ON PRIOR PLANS.    Pinnacle West Capital Corporation, an Arizona corporation (the "Company") hereby establishes the Pinnacle West Capital Corporation 2012 Long-Term Incentive Plan (the "Plan"). Effective on its approval by the shareholders of the Company, the Plan will supersede and replace the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan (the "2007 Plan") and all other Prior Plans. No awards will be made pursuant to any of the Prior Plans after the approval of this Plan by the shareholders, but the Prior Plans shall remain in effect until all awards granted under such Prior Plans have been exercised, forfeited or canceled or have otherwise expired or terminated in accordance with the terms of such awards.

             1.2           PURPOSE.    The purpose of the Plan is to permit the Committee to grant Awards, thereby giving the Participants a stake in the growth and prosperity of the Company and encouraging the continuance of their service with or to the Company or its Affiliates. The Awards that may be granted pursuant to the Plan are Restricted Stock, Restricted Stock Units, Performance Share Units, Performance Shares, Performance Cash, Stock Grants, Stock Units, Dividend Equivalents, Options and Stock Appreciation Rights.

             1.3           GLOSSARY.    Defined terms used in this Plan are set forth in the attached Glossary, which is incorporated into and made part of this Plan.

ARTICLE 2
EFFECTIVE DATE; EXPIRATION DATE

             2.1           EFFECTIVE DATE.    The Plan is effective as of the date it is approved by the Board (the "Effective Date"), but is subject to approval by the Company's shareholders at its 2012 Annual Meeting. Any Awards granted prior to shareholder approval shall be expressly conditioned upon shareholder approval.

             2.2           EXPIRATION DATE.    The Plan will expire on, and no Award may be granted under the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 3
ADMINISTRATION

             3.1           COMMITTEE.    The Plan shall be administered by the Human Resources Committee of the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (a) a "non-employee director" as defined in Rule 16b-3(b)(3) of the General Rules and Regulations of the Exchange Act, and (b) an "outside director" as defined in Section 162(m) of the Code and the regulations issued thereunder.

             3.2           ACTION BY THE COMMITTEE.    A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all of the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.

             3.3           AUTHORITY OF COMMITTEE.    The Committee has the power and authority to take the following actions:

                             (a)           Designate Participants to receive Awards;

                             (b)           Determine the type or types of Awards and the times when Awards are to be granted to each Participant;

                             (c)           Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

                             (d)           Determine the terms and conditions of any Award, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; provided, however, that except as provided in Section 15.1 the Committee shall not have the authority to accelerate the vesting or waive the forfeiture restrictions of any Performance-Based Awards;

                             (e)           Determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or whether an Award may be canceled, forfeited, exchanged or surrendered;

                             (f)            Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                             (g)           Decide all other matters that must be determined in connection with an Award;

                             (h)           Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

                             (i)            Subject to the provisions of Section 3.3(d), Section 15.1, Section 16.2 and Section 16.3, amend or modify any outstanding Award to the extent the terms of such Award are within the power and authority of the Committee as provided under the Plan;

                             (j)            Interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement; and

                             (k)           Make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan.

Any action authorized to be taken by the Committee pursuant to the Plan may be taken or not taken by the Committee in the exercise of its discretion as long as such action or decision not to act is not inconsistent with a provision of this Plan.

             3.4           DECISIONS BINDING.    The Committee's interpretation of the Plan or any Award Agreement and all decisions and determinations by the Committee with respect to the Plan and any Award are final, binding, and conclusive on all parties. All authority of the Board and the Committee with respect to Awards issued pursuant to this Plan, including the authority to amend outstanding Awards, shall continue after the term of this Plan so long as any Award remains outstanding.

             3.5           DELEGATION.    As permitted by law and the rules of the New York Stock Exchange or any other established securities market on which the Stock is traded, the Committee may delegate any authority granted to it pursuant to this Plan; provided, however, that the Committee may not delegate to the Company's executive officers the power and authority to make, cancel, or suspend Awards to executive officers or members of the Board.

ARTICLE 4
SHARES SUBJECT TO THE PLAN

             4.1           NUMBER OF SHARES.    Subject to the possible increases provided by Section 4.2 with respect to shares of Stock that become available under the Prior Plans and adjustments as provided in Section 4.4, the aggregate number of shares of Stock reserved and available for grant (or to be used to determine the value of an Award payable in cash) pursuant to the Plan shall be 4,595,500. The number of shares authorized for issuance shall be reduced by one share for each share that is subject to any award granted under any Prior Plan in the period beginning on January 1, 2012 and ending on the date the shareholders approve the Plan.

             4.2           SHARE COUNTING.    For purposes of determining the number of shares of Stock available for Award under the Plan from time-to-time:

                             (a)           In the event any Award granted under this Plan, or any award outstanding under any Prior Plan on or after December 31, 2011, shall be forfeited, terminate or be canceled or expire, the number of shares of Stock subject to such Award or Prior Plan award, to the extent of any such forfeiture, termination, cancellation or expiration, shall thereafter be available for grant under the Plan.

                             (b)           If shares of Stock are not delivered in connection with any Award because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan and will again be available for grant.

                             (c)           The exercise of a stock-settled SAR or broker-assisted "cashless" exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.

                             (d)           Dividend Equivalent Awards paid in Stock shall be counted against the shares available for issuance under the Plan by the number of shares of Stock used to satisfy such Dividend Equivalent Award.

                             (e)           Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by the Participant to satisfy a tax withholding obligation arising in connection with any Award will not become available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option will not increase or replenish the number of shares available for grant.

                             (f)            If the provisions of this Section 4.2 are inconsistent with the requirements of any regulations promulgated by the Internal Revenue Service pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 4.2, but only as this Section 4.2 applies to Incentive Stock Options.

                             (g)           The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of Stock that are available for grant pursuant to Section 4.1.

             4.3           STOCK DISTRIBUTED.    Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Stock or treasury Stock or Stock purchased on the open market.

             4.4           ADJUSTMENTS.    In the event of any issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and not inconsistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers of shares of Stock provided in Section 4.1, (ii) the maximum numbers of shares of Stock set forth in Sections 11.1, 11.2, 12.1 and 13.9 and any other similar numeric limit expressed in the Plan, (iii) the number of shares of Stock, units, or other rights subject to the then-outstanding Awards, (iv) the price, if applicable, for each share of Stock or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (v) the performance targets or goals appropriate to any outstanding Awards (subject to such limitations as appropriate for Performance-Based Awards), or (vi) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or occurrence, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The foregoing provisions of this Section 4.4 also apply to any merger, consolidation, liquidation, spin-off or split-off of the Company or any Affiliate, but only to the extent that the application of the provisions of this Section 4.4 are consistent with the provisions of Article 15 if such transaction constitutes a Change of Control. Any adjustments made pursuant to this Section 4.4 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

             4.5           NO OTHER RIGHTS.    Except as expressly provided in Article 9 or Article 15, no Participant shall have any rights by reason of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock. Except as expressly provided in Article 15, no issuance by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

             4.6           REPLACEMENT AWARDS.    In the event of any corporate transaction in which the Company or an Affiliate acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which awards of stock options, stock appreciation rights, restricted stock, performance shares, performance share units, stock grants, stock units, dividend equivalents, restricted stock units or any other form of equity based compensation are then outstanding (the "acquired plan"), the Committee may make Awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number by rounding any fractional share to the nearest whole share. Options or SARs issued pursuant to this Section 4.6 shall not be subject to the requirement that the exercise price of such Award not be less than the Fair Market Value of Stock on the date the Award is granted. Shares used in connection with an Award granted in substitution for an award outstanding under an acquired plan under this Section 4.6 shall not be counted against the number of shares of Stock reserved under this Plan under Section 4.1. Any shares of Stock authorized and available for issuance under the acquired plan shall, subject to adjustment as described in Section 4.4, be available for use in making Awards under this Plan with respect to persons eligible under such acquired plan, by virtue of the Company's assumption of such acquired plan, consistent with Rule 303A(8) of the New York Stock Exchange Listed Company Manual, as such Rule may be amended or replaced from time to time.

ARTICLE 5
ELIGIBILITY AND PARTICIPATION

             5.1           ELIGIBILITY.    Persons eligible to participate in this Plan include members of the Board and employees and officers of the Company; members of the board of directors (or other governing board), officers and employees of any Affiliate; and members of the board of directors (or other governing board), officers and employees of any entity of which the Company or an Affiliate, directly or indirectly, owns 20% or more of the voting or economic interest. The Committee may determine on a case-by-case basis to make Awards under the Plan to consultants and advisers to the Company or any Affiliate on such terms as it may determine, consistent with the provisions of the Plan. Prospective Participants to whom Awards are granted in connection with written offers of an employment or service agreement with the Company or an Affiliate also may be granted Awards. The provisions of any Award granted to a prospective Participant must specifically provide that no portion of the Award will vest, become exercisable or be issued prior to the date on which such individual becomes employed by or begins providing services to the Company or any Affiliate.

             5.2           ACTUAL PARTICIPATION.    Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible Participants those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be selected to receive an Award, or having been so selected, to be selected to receive a future Award, except as otherwise provided by an agreement, the relevant provisions of which have been approved by the Committee.

ARTICLE 6
GENERAL RULES APPLICABLE TO ALL AWARDS

             6.1           AWARD AGREEMENTS.    All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee determines to be appropriate. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee determines to be appropriate.

             6.2           STAND-ALONE AND TANDEM AWARDS.    Awards granted pursuant to the Plan may be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan or any Prior Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

             6.3           TERM OF AWARD.    The term of each Award shall be for the period determined by the Committee, provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years from the Date of Grant.

             6.4           TERMINATION OF SERVICE.    Subject to the provisions of this Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following Termination of Employment (or Termination of Service in the case of a member of the Board). Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including but not limited to, death, Disability, a Change of Control, a termination for cause or reasons relating to the breach or threatened breach of restrictive covenants.

             6.5           FORM OF PAYMENT FOR AWARDS.    Subject to the terms of the Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or an Affiliate on the grant, exercise or settlement of an Award may be made in such forms as the Committee determines at or after the time of grant, including, without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by the Committee.

ARTICLE 7
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

             7.1           GRANT OF RESTRICTED STOCK.

                             (a)          Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to receive dividends or vote the Restricted Stock). These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the restriction period.

                             (b)           Forfeiture.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon a Termination of Employment (or Termination of Service in the case of a member of the Board) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service in the case of a member of the Board) resulting from specified causes. The Committee also may waive in whole or in part any other restrictions or forfeiture conditions relating to a Restricted Stock Award.

                             (c)           Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may retain physical possession of the certificate until such time as all applicable restrictions lapse.

             7.2           RESTRICTED STOCK UNIT AWARDS.    Restricted Stock Unit Awards will grant the Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to any vesting or other restrictions deemed appropriate by the Committee. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon a Termination of Employment (or Termination of Service in the case of a member of the Board) during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Unit Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service in the case of a member of the Board) resulting from specified causes. The Committee also may waive in whole or in part any other restrictions or forfeiture conditions relating to a Restricted Stock Unit Award. Payment for Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof.

ARTICLE 8
STOCK GRANT AND STOCK UNIT AWARDS

             8.1           STOCK GRANT AWARDS.    A Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

             8.2           STOCK UNIT AWARDS.    A Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

ARTICLE 9
DIVIDEND EQUIVALENT AWARDS

             9.1           DIVIDEND EQUIVALENT AWARDS.    A Dividend Equivalent Award will grant the Participant the right to receive a payment based on the dividends declared on the shares of Stock that are subject to any Restricted Stock Unit, Stock Unit, Performance Share Unit or Performance Share Award, to be credited as of dividend payment dates during the period between the Date of Grant and the date the Award is exercised, vests or expires, as determined by the Committee. In no event may a Dividend Equivalent Award made with respect to a Restricted Stock Unit Award that vests based on the achievement of Performance Goals, or with respect to a Performance Share Unit or Performance Share Award, be paid unless and until such Award vests or is earned by satisfaction of the applicable Performance Goals. A Dividend Equivalent Award shall initially be expressed in terms of cash or shares of Stock, depending on the way in which the dividends to which it relates are declared. Such Award shall be converted to cash or additional shares of Stock, as the case may be, by such formula and at such time and subject to such limitations as may be determined by the Committee. A Dividend Equivalent Award may not be made in connection with any Option or SAR. A Dividend Equivalent may be paid with interest if so provided in an Award Agreement.

ARTICLE 10
PERFORMANCE SHARES; PERFORMANCE SHARE UNITS; AND PERFORMANCE CASH AWARDS

             10.1           PERFORMANCE SHARE AWARDS.    A Performance Share Award grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. Subject to Article 15, payment for vested Performance Shares shall be made in Stock.

             10.2           PERFORMANCE SHARE UNIT AWARDS.    A Performance Share Unit Award grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. Payment for Performance Share Unit Awards shall be made in Stock or cash, or in a combination thereof, as specified in the Award Agreement.

             10.3           PERFORMANCE CASH AWARDS.    A Performance Cash Award grants the Participant the right to receive an amount of cash depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

             10.4           PERFORMANCE CRITERIA.    The Performance Criteria applicable to any Performance Share, Performance Share Unit or Performance Cash Award shall be based on the Performance Criteria selected by the Committee and designated in the Award Agreement. The Performance Criteria applicable to any Performance Share, Performance Share Unit or Performance Cash Award granted to a Covered Employee that is designated as, or deemed to be, a Performance-Based Award pursuant to Section 13.1 shall be limited to the Performance Criteria specifically listed in the Glossary, as adjusted in accordance with Section 13.5, if applicable. The Performance Criteria applicable to any other Performance Share, Performance Share Unit or Performance Cash Award shall include the Performance Criteria specifically listed in the Glossary and such other criteria or factors as may be determined by the Committee and specified in the Award Agreement.

ARTICLE 11
STOCK OPTIONS

             11.1           GENERAL.    Option Awards are subject to the following terms and conditions:

                               (a)           Exercise Price.    The exercise price per share of Stock pursuant to an Option shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher exercise price in the Award Agreement.

                               (b)           Time and Conditions of Exercise.    Unless the Committee specifies otherwise in the Award Agreement, the Option shall become exercisable in three equal annual installments on the first, second and third anniversaries of the Date of Grant and shall expire on the earlier of the Participant's Termination of Employment (or Termination of Service in the case of a member of the Board) or the tenth anniversary of the Date of Grant. The Committee also may prescribe performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

                               (c)           Payment.    The exercise price for any Option shall be paid in cash or shares of Stock held for longer than six months (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment (except payment may not be made in the form of a promissory note) including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

                               (d)           Repricing of Options.    Notwithstanding any other provision in the Plan to the contrary, without approval of the Company's shareholders, an Option may not be amended, modified or repriced to reduce the exercise price after the Date of Grant. In addition, an Option may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged, except in connection with a Change of Control or as otherwise provided in Section 4.4 with respect to an adjustment in capitalization.

                         (e)       Limitation on Number of Shares Subject to Awards.    Subject to the adjustment provided in Section 4.4, the maximum number of shares (counted as described in Sections 4.1 and 4.2 above) of Stock with respect to one or more Option Awards that may be granted to any one Participant during any calendar year shall be 500,000.

             11.2     INCENTIVE STOCK OPTIONS.    Incentive Stock Options, which are Options intended to meet the requirements of Section 422 of the Code, shall be granted only to Participants who are employees. The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the requirements of Section 11.1 and the following additional provisions:

                         (a)       Exercise.    In no event may any Incentive Stock Option be exercisable for more than ten years from the Date of Grant.

                         (b)       Lapse of Option.    An Incentive Stock Option shall lapse in the following circumstances:

                                     (1)        The Incentive Stock Option shall lapse ten years from the Date of Grant, unless an earlier time is specified in the Award Agreement;

                                     (2)        The Incentive Stock Option shall lapse upon a Termination of Employment for any reason other than the Participant's death or Disability, unless otherwise provided in the Award Agreement; and

                                     (3)        If the Participant incurs a Termination of Employment on account of death or Disability before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse on the earlier of (i) the scheduled expiration date of the Option, or (ii) 12 months after the date of the Participant's Termination of Employment on account of death or Disability. Upon the Participant's death or Disability, any Incentive Stock Options exercisable at the Participant's death or Disability may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant's last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

                         (c)       Individual Dollar Limitation.    The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any one calendar year may not exceed $100,000 or such other limitation as may then be imposed by Section 422(d) of the Code or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

                         (d)       Ten Percent Owners.    An Incentive Stock Option may be granted to any employee who, at the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Date of Grant and the Option is exercisable for no more than five years from the Date of Grant.

                         (e)       Right to Exercise.    Except as provided in Section 11.2(b)(3), during a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

                         (f)        Limitations on Number of Shares Subject to Awards.    The maximum number of shares that may be issued under the Plan as Incentive Stock Options is 1,000,000.

ARTICLE 12
STOCK APPRECIATION RIGHTS

             12.1     GENERAL.    SAR Awards are subject to the following terms and conditions:

                         (a)       Time and Conditions of Exercise.    Unless the Committee specifies otherwise in the Award Agreement, the SAR shall become exercisable in three equal annual installments on the first, second and third anniversaries of the Date of Grant and shall expire on the earlier of the Participant's Termination of Employment (or Termination of Service in the case of a member of the Board) or the tenth anniversary of the Date of Grant. The Committee also may prescribe performance or other conditions, if any, that must be satisfied before all or part of an SAR may be exercised.

                         (b)       Payment of SAR Amount.    Upon exercise of the SAR, the Participant shall be entitled to receive payment of an amount determined by multiplying (a) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value (or such higher amount determined by the Committee at the Date of Grant) of a share of Stock on the Date of Grant by (b) the number of shares with respect to which the SAR is exercised. Unless the Committee provides otherwise in the Award Agreement, payment for the SAR shall be made in shares of Stock having a Fair Market Value as of the date of exercise equal to the amount of the payment due. The Committee may provide in the Award Agreement that payment for the SARs will be made in cash within 30 days following the date of exercise.

                         (c)       Repricing of SARs.    Notwithstanding any other provision in the Plan to the contrary, without approval of the Company's shareholders, a SAR may not be amended, modified or repriced to reduce the exercise price after the Date of Grant. In addition, a SAR may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having an exercise price below the exercise price of the SAR being surrendered or exchanged, except in connection with a Change of Control or as otherwise provided in Section 4.4 with respect to an adjustment in capitalization.

                         (d)       Limitations on Number of Shares Subject to Awards.     Subject to the adjustment provided in Section 4.4, the maximum number of shares (counted as described in Sections 4.1 and 4.2 above) of Stock with respect to one or more Stock Appreciation Rights Awards that may be granted to any one Participant during any calendar year shall be 500,000.

ARTICLE 13
PERFORMANCE-BASED AWARDS

             13.1     PURPOSE.    Section 162(m) of the Code limits the amount of the Company's deductions for compensation payable to Covered Employees to a specified amount per year. "Performance-based compensation" that meets the requirements set forth in Section 162(m) and the applicable regulations is not subject to this limitation. The purpose of this Article 13 is to enable the Committee to qualify some or all of the Awards granted pursuant to Articles 7, 8, 9 and 10 as "performance-based compensation" pursuant to Section 162(m) of the Code.

             If the Committee decides that a particular Award to a Covered Employee should qualify as "performance-based compensation," the Committee will provide in the Award Agreement or otherwise that the Award is intended to be a Performance-Based Award.

             13.2     APPLICABILITY.    This Article 13 shall apply only to Performance-Based Awards. If this Article 13 applies, its provisions control over any contrary provision contained in any other section of this Plan or any Award Agreement. The provisions of this Article 13 and any Award Agreement for a Performance-Based Award shall be interpreted in a manner consistent with the requirements of

Section 162(m) and the applicable regulations. If any provision of this Plan or any Award Agreement for a Performance-Based Award does not comply with or is inconsistent with the requirements of Section 162(m) or the applicable regulations, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

             13.3     DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE-BASED AWARDS.    With regard to a particular Performance Period, the Committee may select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal or Goals, and whether the Performance Goal or Goals is or are to apply to the Company, an Affiliate or any division or business unit thereof or the Participant or any group of Participants. Depending on the Performance Criteria used to establish the Performance Goals, the Performance Goals may be stated in terms of absolute levels or relative to another company or to an index or indices.

             13.4     ESTABLISHMENT OF PERFORMANCE GOALS.    A Performance-Based Award shall provide for payment only upon the attainment of one or more pre-established, objective Performance Goals. The Performance Goals, and the process by which they are established, shall satisfy all of the requirements of Section 162(m) and the applicable regulations. By way of illustration, but not limitation, the following requirements must be satisfied:

                         (a)       The Performance Goals shall be based solely on the Performance Criteria specifically identified in the Glossary;

                         (b)       The Performance Goals shall be considered to be pre-established only if the Performance Goals are established by the Committee in writing not later than ninety (90) days after the commencement of the Performance Period for such Award; provided that (i) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals, and (ii) in no event may the Committee establish the Performance Goals for any Performance-Based Award after 25% of the Performance Period for such Award has elapsed;

                         (c)       A Performance Goal will be considered to be objective only if a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met;

                         (d)       The Performance Goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Covered Employee if the Goal is attained. For this purpose, the formula will be considered to be objective only if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Covered Employee; and

                         (e)       The objective formula or standard must preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the Performance Goal.

             13.5     PERFORMANCE EVALUATION; ADJUSTMENT OF GOALS.    At the time that a Performance-Based Award is first issued, the Committee, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period, as the Committee deems appropriate:

                         (a)       Decisions entered or settlements reached in litigation or regulatory proceedings;

                         (b)       The write down or sale of assets;

                         (c)       The impact of discontinued operations or any reorganization, liquidation or restructuring;

                         (d)       The impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;

                         (e)       Extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual or quarterly reports filed with the Securities and Exchange Commission in respect of the applicable year;

                         (f)        The impact of any mergers, acquisitions, spin-offs or other divestitures; and

                         (g)       Foreign exchange gains and losses.

The inclusion or exclusion of these items shall be expressed in a form that satisfies the requirements of Section 162(m) and the applicable regulations. The Committee also may, within the time prescribed by Section 162(m) and the applicable regulations, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

             13.6     ADJUSTMENT OF PERFORMANCE-BASED AWARDS.    The Committee may adjust the determinations of the degree of attainment (taking into account any adjustments required pursuant to Section 13.5) of the pre-established Performance Goals. Notwithstanding any provision herein to the contrary, the Committee may not make any adjustment or take any other action with respect to any Performance-Based Award that will increase the amount payable under any such Award. The Committee shall retain the power to adjust Performance-Based Awards downward or to otherwise reduce the amount payable with respect to any Performance-Based Award.

             13.7     CONTINUED EMPLOYMENT REQUIRED.    Unless otherwise provided in the relevant Award Agreement, a Participant must be an employee of the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Participant.

             13.8     CERTIFICATION BY COMMITTEE.    The payment for a Performance-Based Award shall not occur until the Committee certifies, in writing, that the pre-established Performance Goals and any other material terms and conditions precedent to such payment have been satisfied. Committee certification is not required for compensation that is attributable solely to the increase in the value of the Company's Stock.

             13.9     MAXIMUM AWARD PAYABLE.    The maximum Performance-Based Award (other than a Performance Cash Award) payable to any one Participant pursuant to the Plan for any Performance Period is 500,000 shares of Stock or the equivalent cash value. The maximum Performance Cash Award payable to any one Participant for any Performance Period is $10,000,000. If the Performance Period is less than or exceeds 12 months, the dollar and share limits expressed in the preceding sentences shall be reduced or increased proportionately, as the case may be. For example, if the Performance Period is three years, the limit shall be increased by multiplying it by three.

             13.10      MISCELLANEOUS.    The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance-Based Award for such Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.

ARTICLE 14
OTHER PROVISIONS APPLICABLE TO ALL AWARDS

             14.1     LIMITATION ON AWARDS WITH RAPID OR NO VESTING.    No more than five percent in the aggregate of the shares of Stock available for grant or reference purposes pursuant to Section 4.1 may be subject to the following types of Awards:

                         (a)       Stock Grants or Stock Units other than those awarded to members of the Board or members of the board of directors of APS pursuant to regular retainer arrangements;

                         (b)       Options that become fully vested prior to the third anniversary of the Date of Grant;

                         (c)       SARs that becomes fully vested prior to the third anniversary of the Date of Grant;

                         (d)       Restricted Stock or Restricted Stock Units with respect to which the restrictions lapse solely based on the passage of time and which vest in less than three years;

                         (e)       Restricted Stock or Restricted Stock Units with respect to which the restrictions lapse based on the satisfaction of Performance Goals and that fully vest before the expiration of the one-year period following the Date of Grant; and

                         (f)        Performance Shares or Performance Share Units that fully vest before the expiration of the one-year period following the Date of Grant.

An Award will not be included in the aggregate Awards subject to the requirements of this Section solely because the Award Agreement provides for the immediate vesting of the Award upon a Participant's death or Disability or upon the occurrence of a Change of Control. In addition, replacement Awards granted pursuant to Section 4.6 shall be disregarded in calculating compliance with the limitations of this Section. In addition, an Award will not be included in the aggregate Awards subject to the requirements of this Section solely because the Award Agreement provides that an incremental portion of the Award may become vested proportionally during the vesting periods described above. For example, an Option or SAR that becomes vested in equal monthly, quarterly or annual increments over a period of three years will not be subject to the limitations of this Section.

             14.2     LIMITS ON TRANSFER.

                         (a)       General.    Except as provided in Section 14.2(b) or Section 14.3, no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. Except as provided in Section 14.2(b) or Section 14.3, and except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee.

                         (b)       Transfers to Family Members.    The Committee shall have the authority to adopt a policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member. In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

             14.3     BENEFICIARIES.    Notwithstanding Section 14.2, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death, and, in accordance with Section 11.2(b)(3), upon the Participant's Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Company.

             14.4     STOCK CERTIFICATES.    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations, as the Board deems advisable in order to comply with any such laws, regulations, or requirements.

             14.5     DEFERRAL PURSUANT TO DEFERRED COMPENSATION PLAN.    The Award Agreement for any Award other than an Option or Restricted Stock Award may allow the Participant to defer receipt of any compensation attributable to the Award pursuant to the terms and provisions of the Deferred Compensation Plan of 2005 for Employees of Pinnacle West Capital Corporation and Affiliates or any successor or other nonqualified deferred compensation plan. Any such Award Agreement shall comply with the requirements of Section 409A of the Code.

             14.6     CLAWBACK.    Notwithstanding any provision of the Plan to the contrary, in an Award Agreement, the Committee shall include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with applicable law in effect on the date of the Award Agreement, including, but not limited to, the final rules issued by the Securities and Exchange Commission and the New York Stock Exchange pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee also may include other clawback provisions in the Award Agreement as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.

ARTICLE 15
CHANGE OF CONTROL

             15.1     GENERAL RULE.    Unless the Committee with the approval of the Board provides otherwise in an Award Agreement, if a Change of Control occurs, immediately prior to the Change of Control:

                         (a)       Any and all Options and SARs granted hereunder shall become exercisable immediately before the closing of the transaction that will result in the Change of Control and all necessary steps shall be taken to allow the Participants to immediately exercise such Options or SARs so that any Stock issued upon such exercise shall be able to participate in the transaction that results in the Change of Control. If pursuant to the terms of the Award Agreement, an SAR is to be paid in cash, the SAR will be deemed to be exercised on the closing of the transaction that results in the Change of Control. The cash payment then will be made within ten days following the closing of the transaction that results in the Change of Control.

                         (b)       Any time based or other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse. All Restricted Stock Units and Stock Units shall become immediately payable and shall be paid in Stock or cash, in accordance with the terms of the applicable Award Agreement. All necessary steps shall be taken to allow any Stock issued in payment for the Restricted Stock Units or Stock Units (and any shares of Restricted Stock that become unrestricted) to participate in the transaction that results in the Change of Control. If pursuant to the terms of the Award Agreement, a Restricted Stock Unit is to be paid in cash, the Restricted Stock Unit will be settled as of the closing of the transaction that results in the Change of Control and the cash payment then will be made within ten days following the closing of the transaction that results in the Change of Control.

                         (c)       Any Awards of Performance Shares or Performance Share Units that are payable in Stock shall be converted to Stock Grants, which shall be immediately vested. All Stock payable in connection with the Stock Grant shall be issued immediately before the closing of the transaction that will result in the Change of Control and all necessary steps shall be taken to allow any Stock so issued to participate in the transaction that result in the Change of Control. In converting Performance Shares or Performance Share Units to a Stock Grant, the Participants shall receive the number of shares of Stock that would have been earned at the target level of performance; provided, however, that if, in the judgment of the Committee, the level of performance as of the last day of the month that is at least 30 days prior to the closing of the transaction that results in the Change of Control is reasonably ascertainable and such performance exceeds the target level of performance, the Participants shall receive the number of shares of Stock that would have been earned at such attained level of performance rather than the target level of performance. Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis. For example, if four equally weighted goals are established in connection with a particular Award, and the attained level of performance exceeds the target level for one of such goals, 25% of the Award will be earned at the attained level and the remaining 75% will be earned at the target level.

                         (d)       Any Awards of Performance Share Units that are payable in cash shall become immediately vested. The Participants then shall receive a cash payment equal to the Fair Market Value of the specified number of shares of Stock payable pursuant to the Award at the target level of performance; provided, however, that if, in the judgment of the Committee, the level of performance as of the last day of the month that is at least 30 days prior to the closing of the transaction that results in the Change of Control is reasonably ascertainable and such performance exceeds the target level of performance, such attained level of performance shall be used. Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis as further described in Section 15.1(c). The cash payment then will be made within ten days following the closing of the transaction that results in the Change of Control.

                               (e)           Performance Cash Awards shall be deemed to be satisfied and earned at the target level of performance; provided, however, that if, in the judgment of the Committee, the level of performance as of the last day of the month that is at least 30 days prior to the closing of the transaction that results in the Change of Control is reasonably ascertainable and such level and such performance exceeds the target level of performance, such attained level of performance shall be used. Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis as further described in Section 15.1(c). Performance Cash Awards then shall be paid within ten days following the closing of the transaction that results in the Change of Control.

                               (f)            Any Dividend Equivalent Awards shall be paid in cash or Stock as determined in accordance with the applicable Award Agreement. All Stock payable in connection with the Dividend Equivalent shall be issued immediately before the closing of the transaction that will result in the Change of Control and all necessary steps shall be taken to allow any Stock so issued to participate in the transaction that result in the Change of Control. Any cash payment shall be made within ten days following the closing of the transaction that results in the Change of Control.

                               (g)           With respect to an Award that the Company concludes is subject to Section 409A of the Code, a Change of Control may not result in the acceleration of the timing of any payment unless the transaction that results in the Change of Control also constitutes a "change of control event" as such term is used in Treasury Regulation Section 1.409A-3(i)(5). Such transaction shall be considered to be a Change of Control for all other purposes of such an Award, however, unless prohibited by regulations issued pursuant to Section 409A. For example, such transaction will result in the lapse of any time based or other restrictions on a Restricted Stock or Restricted Stock Unit Award. If due to the above provisions the payment of an Award may not be accelerated, the Board, prior to the Change of Control, shall take such action as it in good faith determines to be necessary to assure that there will be no material impairment to either the value of the Award to the Participant or the Participant's opportunity for future appreciation in respect of such Award.

             15.2           BOARD OVERRIDE.    Notwithstanding the foregoing provisions of Section 15.1, the Board, prior to a Change of Control, may determine that no Change of Control shall be deemed to have occurred or that some or all of the enhancements to the rights of Participants under all or a portion of the outstanding Awards upon a Change of Control, as provided under Section 15.1 or the Award Agreement, shall not apply to specified Awards. The Board may exercise such override authority only if, before or immediately upon the occurrence of the specified event that would otherwise constitute a Change of Control, the Board, as constituted prior to the Change of Control, reasonably concludes, in good faith, that: (i) Participants holding Awards affected by action of the Board under this Section 15.2 shall be protected by legally binding obligations of the Company or the surviving entity or the parent thereof because such Awards (A) shall remain outstanding following consummation of all transactions involved in or contemplated by such Change of Control or (B) shall be assumed and adjusted by the surviving entity resulting from such transactions or the parent thereof, or (C) shall be exchanged for new awards issued by the surviving entity resulting from such transaction or the parent thereof; and (ii) changes in the terms of the Award resulting from such transactions will not materially impair the value of the Awards to the Participants or their opportunity for future appreciation in respect of such Awards. The Board may exercise such override authority with respect to an Award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A of the Code only in a manner and to the extent permissible under Section 409A.

             15.3           PARTICIPANT CONSENT NOT REQUIRED.    Nothing in this Article 15 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change of Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Article 15 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board pursuant to Section 15.2.

 ARTICLE 16
AMENDMENT, MODIFICATION, AND TERMINATION

             16.1           AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN.    With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that any such action of the Committee shall be subject to the approval of the shareholders to the extent necessary to comply with any applicable law, regulation, or rule of the stock exchange on which the shares of Stock are listed, quoted or traded. Except as provided in Section 4.4, neither the Board nor the Committee may, without the approval of shareholders, (i) increase the number of shares available for grant under the Plan, (ii) permit the Committee to grant Options with an exercise price that is below Fair Market Value on the Date of Grant, (iii) permit the Committee to extend the exercise period for an Option beyond ten years from the Date of Grant, (iv) amend Section 11.1(d) to permit the Committee to reprice previously granted Options, or (v) amend Section 12.1(c) to permit the Committee to reprice previously granted SARs.

             16.2           AWARDS PREVIOUSLY GRANTED.    Except as provided in the next sentence, no termination, amendment, or modification of the Plan or any Award Agreement shall adversely affect in any material way the rights of the holder under any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award. The consent of the holder of an Award is not needed if the change (i) is required by law or regulation, (ii) does not adversely affect in any material way the rights of the holder, or (iii) is required to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code or to comply with the provisions of Section 409A of the Code and applicable regulations or other interpretive authority. Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 17.15.

             16.3           PERFORMANCE-BASED AWARDS.    Except as provided in Section 15.1, the Committee shall not have the authority to amend an Award Agreement to accelerate the vesting or waive the forfeiture restrictions of any Performance-Based Awards. In addition, the Committee shall not take any other action that would cause a Performance-Based Award to fail to satisfy the requirements of the performance-based compensation exception to the deduction limitations imposed by Section 162(m) of the Code unless the Committee concludes that the deduction limitations will not become applicable or that the amendment is appropriate despite the deduction limitations imposed by Section 162(m) of the Code.

ARTICLE 17
GENERAL PROVISIONS

             17.1           NO RIGHTS TO AWARDS.    No Participant, employee, or other person shall have any claim to be granted any Award, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

             17.2           NO SHAREHOLDERS RIGHTS.    No Award gives the Participant any of the rights of a shareholder of the Company unless and until unrestricted shares of Stock are issued to the Participant or the restrictions on any shares previously issued lapse, except as specifically otherwise provided in the Plan or the Award Agreement.

             17.3           WITHHOLDING.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee's consent as expressed in an Award Agreement or in any policy adopted by the Committee, the Company may permit the Participant to satisfy a tax withholding requirement by (a) directing the

Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company's applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, (b) tendering previously-owned shares of Stock held by the Participant for six months or longer to satisfy the Company's applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant, (c) a broker-assisted "cashless" transaction, or (d) personal check or other cash equivalent acceptable to the Company.

             17.4           NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Affiliate.

             17.5           UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent provided hereunder.

             17.6           RELATIONSHIP TO OTHER BENEFITS.    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except as otherwise provided in such plan.

             17.7           EXPENSES.    The expenses of administering the Plan shall be borne by the Company.

             17.8           TITLES AND HEADINGS.    The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

             17.9           FRACTIONAL SHARES.    No fractional shares of Stock shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional Shares.

             17.10           SECURITIES LAW COMPLIANCE.    With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Securities Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

             17.11           GOVERNMENT AND OTHER REGULATIONS.    The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the New York Stock Exchange or any other exchange or automated quotation system upon which the Stock is then listed, quoted or traded and under any blue sky or state securities laws applicable to such Award.

             17.12           GOVERNING LAW.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the jurisdiction of incorporation of the Company.

             17.13           SUCCESSORS.    All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

             17.14           SURVIVAL OF PROVISIONS.    The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Award Agreements and any notices or agreements made in connection with this Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.

             17.15           COMPLIANCE WITH SECTION 409A.

                                 (a)           General Compliance.    Some of the types of Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash Awards and Stock Unit Awards) may be considered to be "non-qualified deferred compensation" subject to the requirements of Section 409A of the Code. If an Award is subject to the requirements of Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto. An Award subject to Section 409A of the Code also shall be administered in good faith compliance with the provisions of Section 409A of the Code as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A of the Code, any Award that is subject to Section 409A of the Code may be modified, replaced or terminated by the Committee. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A of the Code, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt the Plan or any Award from the requirements of Section 409A of the Code.

                                 (b)           Delay for Specified Employees.    If, at the time of a Participant's Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant's Separation from Service, such payment shall not commence prior to the first business day following the date which is six months after the Participant's Separation from Service (or if earlier than the end of the six-month period, the date of the Participant's death). Any amounts that would have been distributed during such six-month period will be distributed on the day following the expiration of the six-month period.

                                 (c)           Prohibition on Acceleration or Deferral.    Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

GLOSSARY

             (a)       "2007 Plan" means the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan.

             (b)       "Affiliate" means any subsidiary or parent of the Company that is: (i) a member of a "controlled group of corporations" (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; or (ii) a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language "at least 50%" shall be used instead of "at least 80%" each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language "at least 50%" shall be used instead of "at least 80%" each place it appears in Treasury Regulation Section 1.414(c)-2. For purposes of determining whether an event constitutes a Change of Control as defined below, "Affiliate" status shall be determined on the day immediately preceding the date of the transaction or event.

             (c)       "APS" shall mean Arizona Public Service Company, an Affiliate of the Company and (except for purposes of determining whether a Change of Control has occurred) any successor corporation.

             (d)       "Award" means any Restricted Stock, Restricted Stock Unit, Performance Share, Performance Share Unit, Performance Cash, Stock Grant, Stock Unit, Dividend Equivalent, Option or Stock Appreciation Right granted to a Participant under the Plan.

             (e)       "Award Agreement" means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award.

             (f)        "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Exchange Act, provided that any pledgee of the voting securities of the Company or APS shall not be deemed to be the Beneficial Owner thereof prior to its disposition of, or acquisition of voting rights with respect to, such securities.

             (g)       "Board" means the Board of Directors of the Company.

             (h)       "Change of Control" means and shall be deemed to have occurred as of the date of the occurrence of any of the following events:

                          (1)    Any person, other than an Affiliate, through a transaction or series of transactions, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or APS representing 20% or more of the combined voting power of the then outstanding securities of the Company or APS, as the case may be; provided, however, that, for purposes of this clause (1), any acquisition directly from the Company of (A) securities of the Company or (B) securities of APS representing 40% or less of the voting power of the then outstanding securities of APS, shall not constitute a Change of Control;

                          (2)    The closing of a merger or consolidation of (A) the Company with any other corporation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, less than 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) APS with any other corporation which would result in the voting securities of APS outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, less than 60% of the combined voting power of the securities of APS or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; provided that, for purposes of this subparagraph (2), a merger or consolidation effected to implement a recapitalization of the Company or of APS (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or of APS representing 20% or more of the combined voting power of the then outstanding securities of the Company or of APS (excluding any securities acquired by that person directly from the Company or an Affiliate) shall not result in a Change of Control;

                          (3)    The sale, transfer or other disposition of all or substantially all of the assets of either the Company or APS to a person other than the Company or an Affiliate; or

                          (4)    Individuals who, as of July 31, 2008, constitute the board of directors of the Company (the "Company Incumbent Board") or of APS (the "APS Incumbent Board") cease for any reason to constitute at least two-thirds of the members of the Company or APS board of directors, as the case may be; provided, however, that for purposes of this subparagraph (4), (A)(1) any person becoming a member of the Company board of directors after July 31, 2008 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the members then comprising the Company Incumbent Board will be considered as though such person were a member of the Company Incumbent Board and (2) the Company Incumbent Board shall not include a director whose initial assumption of office as a director was in connection with an actual or threatened election contest relating to the election of directors, and (B)(1) any person becoming a member of the APS board of directors after July 31, 2008 whose election, or nomination for election by APS' shareholder(s), was approved by a vote of at least two-thirds of the members then comprising the APS Incumbent Board or by the Company, as a majority shareholder of APS, considered as though such person were a member of the APS Incumbent Board and (2) the APS Incumbent Board shall not include a director whose initial assumption of office as a director was in connection with an actual or threatened election contest relating to the election of directors.

             Notwithstanding the foregoing, a Change of Control will not be deemed to have occurred until (i) any required regulatory approval has been obtained, and (ii) the transaction that would otherwise be considered a Change of Control closes.

             (i)        "Code" means the Internal Revenue Code of 1986, as amended.

             (j)        "Committee" means the committee of the Board designated to administer the Plan pursuant to Section 3.1.

             (k)       "Company" means Pinnacle West Capital Corporation, an Arizona corporation and (except for purposes of determining whether a Change of Control has occurred) any successor corporation.

             (l)        "Covered Employee" means an employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

             (m)      "Date of Grant" means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which an Award to a prospective employee, officer, or non-employee member of the Board first becomes effective, or (iii) such other date as may be specified by the Committee in the Award Agreement.

             (n)       "Disability" means "disability" as that term is defined in Section 22(e)(3) of the Code unless a different definition is provided in the Award Agreement.

             (o)       "Dividend Equivalent" means a right granted to a Participant pursuant to Article 9.

             (p)       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             (q)       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

             (r)       "Fair Market Value" means the closing price for the Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for that date or, if no such prices are reported for that date, the closing price on the next preceding date for which such prices were reported.

             (s)       "Family Member" means a Participant's spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.

             (t)        "Incentive Stock Option" means an Option granted pursuant to and in compliance with Section 11.2.

             (u)       "Non-Qualified Stock Option" means an Option granted pursuant to Section 11.1 that is not intended to be an Incentive Stock Option.

             (v)       "Option" means a right granted to a Participant pursuant to Article 11. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

             (w)      "Participant" means a person who has been granted an Award.

             (x)       "Performance-Based Award" means an Award intended to satisfy the requirements of the performance-based compensation exception to the limitations imposed by Section 162(m) of the Code on the tax deductibility of compensation payable to Covered Employees.

             (y)       "Performance Cash" means a right granted to a Participant pursuant to Section 10.3.

             (z)       "Performance Criteria" means the criteria, or any combination of the criteria, that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals for Performance-Based Awards are limited to the following: EBITDA; EBIT; costs; operating income; net income; cash flow; operating cash flow; net cash flow; fuel cost per million BTU; costs per kilowatt hour; retained earnings; budget achievement; return on equity; return on assets; return on capital employed; return on invested capital; cash available to the Company from an Affiliate or Affiliates; expense spending; O&M expense; O&M or capital per kilowatt hour; gross margin; net margin; market capitalization; customer satisfaction; revenues; financial return ratios; market share; shareholder return and/or value (including but not limited to total shareholder return); operating profits (including earnings before or after income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; capacity utilization; quality; economic value added; plant and equipment performance; operating efficiency; diversity; debt; dividends; bond ratings; corporate governance; and health and safety (including environmental health and safety). The Performance Criteria that will be used to establish performance goals with respect to any Award other than a Performance-Based Award that is subject to Article 13 will include the above-listed Performance Criteria and such other criteria as may be set forth in the applicable Award Agreement. Any of the Performance Criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. Financial Performance Criteria may, but need not, be calculated in accordance with generally accepted accounting principles ("GAAP") or any successor method to GAAP, including International Financial Reporting Standards. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant.

             (aa)     "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

             (bb)     "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, an Award.

             (cc)     "Performance Share" means a right granted to a Participant pursuant to Section 10.1.

             (dd)     "Performance Share Unit" means a right granted to a Participant pursuant to Section 10.2.

             (ee)     "Plan" means this Pinnacle West Capital Corporation 2012 Long-Term Incentive Plan, as it may be amended from time to time.

             (ff)      "Prior Plans" means the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan, the 2007 Plan and any other similar plan adopted by the Company at any time in the past, which has not yet lapsed or expired.

             (gg)     "Restricted Stock" means Stock granted to a Participant pursuant to Section 7.1.

             (hh)     "Restricted Stock Unit" means a right granted to a Participant pursuant to Section 7.2.

             (ii)       "Separation from Service" is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term "Separation from Service" means either: (i) the termination of a Participant's employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is less than 50% of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii).

             Solely for purposes of determining whether a Participant has a "Separation from Service," a Participant's employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Participant's right to reemployment with the Company or an Affiliate is provided either by statute or contract). If the Participant's period of leave exceeds six months and the Participant's right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period. Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with regulations issued by the United States Treasury Department pursuant to Section 409A of the Code.

             In the case of a non-employee member of the Board, Separation from Service means that such member has ceased to be a member of the Board. Whether an independent contractor consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A-1(h).

             (jj)       "Specified Employee" means an employee who, as of the date of his or her Separation from Service, is (i) an officer of the Company or any Affiliate having an annual compensation greater than $160,000, (ii) a five-percent owner of the Company or any Affiliate, or (iii) a one-percent owner of the Company or any Affiliate having an annual compensation from the Company and all of Affiliates of more than $150,000. The dollar limitations set forth above shall be adjusted to reflect cost of living increases in accordance with Section 416(i)(1)(A) of the Code. An employee will be treated as a Specified Employee for a particular calendar year if the employee meets any of the above requirements (applied in accordance with regulations issued pursuant to Section 416 of the Code and disregarding Section 416(i)(5)) at any time during the 12-month period ending on December 31 of the prior calendar year. Whether an employee is a Specified Employee will be determined exclusively in accordance with regulations issued pursuant to Section 409A of the Code and the minutes of the October 17, 2007 meeting of the Board, as such minutes may be amended, replaced or superseded from time to time.

             (kk)     "Stock" means the common stock of the Company or any security that may be substituted for Stock or into which Stock may be changed pursuant to Article 4.

             (ll)       "Stock Appreciation Right" or "SAR" means a right granted to a Participant pursuant to Article 12.

             (mm)   "Stock Grant Award" means the grant of Stock to a Participant pursuant to Section 8.1.

             (nn)     "Stock Unit" means a right granted to a Participant pursuant to Section 8.2.

             (oo)     "Termination of Employment" or "Termination of Service" means the cessation of performance of services for the Company. For this purpose, transfer of a Participant among the Company and any Affiliate, or transfer from a position as a member of the Board to Employee, shall not be considered a Termination of Service or a Termination of Employment with the Company. In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms "Termination of Service" and "Termination of Employment" mean a Separation from Service.

Pinnacle West Capital Corporation Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on Wednesday, May 16, 2012 The Company’s Proxy Statement, Annual Report and Form 10-K are available at http://www.proxyvoting.com/pnw NOTICE OF ANNUAL MEETING OF SHAREHOLDERS Dear Pinnacle West Capital Corporation Shareholder: The 2012 Annual Meeting of Shareholders of Pinnacle West Capital Corporation will be held on May 16, 2012 at the Heard Museum, 2301 North Central Avenue, Phoenix, Arizona 85004-1323 at 10:30 a.m., Mountain Standard Time. Proposals to be considered at the Annual Meeting: 1. Elect ten (10) directors to serve until the 2013 Annual Meeting of Shareholders; 2. Approve the Pinnacle West Capital Corporation 2012 Long-Term Incentive Plan; 3. Vote on an advisory resolution to approve executive compensation as disclosed in the 2012 Proxy Statement; and 4. Ratify the appointment of the Company’s independent accountants for the year ending December 31, 2012. The Board recommends a vote “FOR” the nominees listed in Proposal 1 and “FOR” Proposals 2 through 4. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 2, 2012 to facilitate timely delivery. Absent a request, you will not receive copies of these documents. CONTROL NUMBER 20540 TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE This is not a proxy card. You cannot use this notice to vote your shares. YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY. Please bring this Notice with you to the Annual Meeting. This document, together with a valid picture identification, is your ticket to gain admission to the Annual Meeting.

Meeting location: Heard Museum 2301 North Central Avenue Phoenix, AZ 85004-1323 The following proxy materials are available for you to review online: • the Company’s 2012 Proxy Statement (including all attachments thereto); • the Company’s Annual Report and Form 10-K for the year ended December 31, 2011; and • any amendments to the foregoing materials that are required to be furnished to shareholders. To request a paper or e-mail copy of the proxy materials or a paper proxy card: (you must reference your 11-digit control number located on the reverse side of this form) Telephone: 1-888-313-0164 (outside of the U.S. and Canada call 1-201-680-6688) Email: shrrelations@bnymellon.com Internet: http://www.proxyvoting.com/pnw ACCESSING YOUR PROXY MATERIALS ONLINE The proxy materials for Pinnacle West Capital Corporation are available to review at: http://www.proxyvoting.com/pnw MAKE SURE TO HAVE THIS NOTICE AVAILABLE WHEN YOU: • Request a paper or e-mail copy of the proxy materials; • Want to view your proxy materials online; or • Want to vote your proxy electronically. If you wish to attend and vote at the meeting, provided below is a map to the Heard Museum. You will need to bring this Notice and a valid picture identification to gain access to the meeting. 20540 EASY ONLINE ACCESS – A CONVENIENT WAY TO VIEW PROXY MATERIALS AND VOTE When you go online to view materials, you can also vote your shares as follows: (You will need to reference the 11-digit control number located on the reverse side.) Step 1: Go to http://www.proxyvoting.com/pnw and view the proxy materials; Step 2: Select to either Vote Now or Request Printed Materials; and Step 3: Follow the instructions on the screen for your selection. Light rail station located on NW corner of Central and Encanto.

Signature Signature Date Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give full title as such. Fulfillment 20568 20540 DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK You can now view the 2012 Annual Meeting materials on the Internet by pointing your browser to the Internet address set forth on the Notice of Internet Availability. Please review these materials and vote today in one of three ways: OR OR If you vote by Internet or by telephone, DO NOTmail your proxy card. If you wish to cumulate your votes, you must vote by mail. Thank you for voting. INTERNET http://www.proxyvoting.com/pnw • Go to the website address listed above • Have your proxy card ready • Follow the simple instructions that appear on your computer screen TELEPHONE 1-866-540-5760 • Use any touch-tone telephone • Have your proxy card ready • Follow the simple recorded instructions MAIL Shareowner Services P.O. Box 3550 South Hackensack, NJ 07606-9250 • Mark, sign, and date your proxy card • Detach your proxy card • Return your proxy card in the postage-paid envelope provided Mark Here for Address Change or Comments SEE REVERSE The Board of Directors recommends a vote “For” the nominees listed in Proposal 1 and “For” Proposals 2 through 4. Please mark your votes as indicated in this example X FOR ALL NOMINEES: WITHHOLD FOR ALL FOR ALL EXCEPT FOR AGAINST ABSTAIN PROPOSAL 1: Elect the ten (10) persons listed below to serve as directors until the 2013 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified. 01 Edward N. Basha, Jr. 02 Donald E. Brandt 03 Susan Clark-Johnson 04 Denis A. Cortese, M.D. 05 Michael L. Gallagher 06 Roy A. Herberger, Jr., Ph.D. 07 Dale E. Klein, Ph.D. 08 Humberto S. Lopez 09 Kathryn L. Munro 10 Bruce J. Nordstrom INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number of such nominee(s) on the line below. PROPOSAL 2: Approve the Pinnacle West Capital Corporation 2012 Long-Term Incentive Plan. PROPOSAL 3: Vote on an advisory resolution to approve executive compensation as disclosed in the 2012 Proxy Statement. PROPOSAL 4: Ratify the appointment of the Company’s independent accountants for the year ending December 31, 2012. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof. The undersigned hereby revokes all previous proxies given by the undersigned with respect to the shares represented hereby in connection with the Company’s 2012 Annual Meeting of Shareholders. This proxy may be revoked at any time prior to a vote thereon. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Fulfillment 20568 20540 Dear Shareholders, The 2012 Annual Meeting of Shareholders of Pinnacle West Capital Corporation will be held at the Heard Museum at 2301 North Central Avenue, Phoenix, Arizona 85004-1323 on May 16, 2012 at 10:30 a.m., Mountain Standard Time. At the meeting, shareholders will be asked to (i) elect ten (10) directors to serve on the Board until the 2013 Annual Meeting; (ii) approve the Pinnacle West Capital Corporation 2012 Long-Term Incentive Plan; (iii) vote on an advisory resolution to approve executive compensation as disclosed in the 2012 Proxy Statement; and (iv) ratify the appointment of the Company’s independent accountants for the year ending December 31, 2012. Your vote is important and you may vote this proxy in one of three ways — by Internet, by telephone, or by mail. The reverse side of this letter provides voting information for all four (4) items. We encourage you to attend the Annual Meeting and have provided a map for your reference. Sincerely, David P. Falck Executive Vice President, General Counsel and Secretary Please bring the top portion of this proxy with you to the Annual Meeting. This document, together with a valid picture identification, is your ticket to gain admission to the meeting. PROXY FORM Pinnacle West Capital Corporation PROXY FORM This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 16, 2012. The undersigned hereby appoints Donald E. Brandt and David P. Falck, individually and together, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Pinnacle West Capital Corporation (the “Company”) to be held May 16, 2012, at ten-thirty a.m. (10:30 a.m.), Mountain Standard Time, and at any adjournment or postponement thereof, and to vote as specified in this proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present. The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the meeting. If the undersigned has voting rights with respect to shares of Company common stock under the Pinnacle West Capital Corporation Savings Plan (the “Plan”), then the undersigned hereby directs the trustee of the Plan to vote the shares equal to the number of share equivalents allocated to the undersigned’s account under the Plan on all matters properly coming before the Annual Meeting, and at any adjournment or postponement thereof, in accordance with the instructions given herein. Shares under the Plan for which instructions are not received by midnight on May 14, 2012 will be voted by the trustee in accordance with the plan and trust documents. This proxy will be considered to be confidential voting instructions to the Plan trustee and to any entity acting as tabulating agent for the Plan trustee. ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THOSE SHARES WILL BE VOTED FORTHE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4. Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE (Continued and to be marked, dated and signed, on the other side) Light rail station located on NW corner of Central and Encanto.